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                                                                [Execution Copy]

================================================================================



                               FINANCE AGREEMENT


                                    between


                          OMOLON GOLD MINING COMPANY


                                      and


                    OVERSEAS PRIVATE INVESTMENT CORPORATION


                           Dated as of 30 June 1995


                                                              OPIC-118-94-130-IG
================================================================================
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                               TABLE OF CONTENTS
ARTICLE I DEFINITIONS, FINANCIAL CALCULATIONS, GOVERNING LAW..........................1
       Section 1.01. General Definitions .............................................1
       Section 1.02. Interpretation ..................................................24
       Section 1.03. Financial Calculations ..........................................25
       Section 1.04. English Language ................................................26
       Section 1.05. Governing Law ...................................................26

ARTICLE II REPRESENTATIONS AND WARRANTIES ............................................26
       Section 2.01. Project, Project Costs and Financing Plan .......................26
       Section 2.02. Representations as to the Company ...............................27
       Section 2.03. Representations as to the Financing and Project Agreements.......29
       Section 2.04. Acknowledgement and Warranty ....................................31

ARTICLE III CREDIT FACILITY ..........................................................31
       Section 3.01. Commitment ......................................................31
       Section 3.02. Disbursement Limitations ........................................32
       Section 3.03. Disbursement Procedure ..........................................33
       Section 3.04. Interest ........................................................33
       Section 3.05. Principal Repayment .............................................35
       Section 3.06. Mandatory Prepayment ............................................36
       Section 3.07. Voluntary Prepayment ............................................38
       Section 3.08. Default Interest ................................................39
       Section 3.09. Taxes ...........................................................41
       Section 3.10. Cancellation of Commitment by Company ...........................41
       Section 3.11. Fees ............................................................42
       Section 3.12. Costs and Expenses ..............................................43
       Section 3.13. Payments ........................................................44
       Section 3.14. Insufficient Payments ...........................................45
       Section 3.15. OPIC's Books and Records ........................................46

ARTICLE IV CONDITIONS OF DISBURSEMENT ................................................46
Section 4.01. Conditions of First Disbursement .......................................46
Section 4.02. Conditions for Any Disbursement ........................................51

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Omolon                          - ii -                           OPIC Finance Agreement

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ARTICLE V AFFIRMATIVE COVENANTS ......................................................53
       Section 5.01. Project Implementation ..........................................53
       Section 5.02. Maintenance and Conduct of Business .............................53
       Section 5.03. Insurance .......................................................53
       Section 5.04. Accounting ......................................................53
       Section 5.05. continuing Governmental and Other Approvals .....................54
       Section 5.06. Security ........................................................54
       Section 5.07. Compliance with Other Obligations ...............................54
       Section 5.08. Taxes; Stamp Duties .............................................54
       Section 5.09. Project Agreements ..............................................55
       Section 5 10. Offshore Bank Account ...........................................55
       Section 5 11. Disbursement Subaccount .........................................55
       Section 5 12. Sales and Revenue Subaccounts ...................................55
       Section 5 13. Cash Collateral Subaccount ......................................58
       Section 5 14. Russian Bank Accounts ...........................................58
       Section 5 15. Debt Service Coverage Ratios ....................................59
       Section 5.16. Further Documents ...............................................59
       Section 5.17. [Reserved] ......................................................59
       Section 5.18. Annual Budgets ..................................................59
       Section 5.19. Furnishing of Information .......................................60
       Section 5.20. Development Plan ................................................63

ARTICLE VI NEGATIVE COVENANTS ........................................................63
       Section 6.01. Dividends .......................................................63
       Section 6.02. Capital Expenditures ............................................64
       Section 6.03. Leases ..........................................................64
       Section 6.04. Indebtedness ....................................................64
       Section 6.05. Liens ...........................................................65
       Section 6.06. Hedging .........................................................66
       Section 6.07. Arm's Length Transactions .......................................66
       Section 6.08. Profit-Sharing and Management Arrangements ......................66
       Section 6.09. Investments .....................................................66
       Section 6.10. Changes in Business, Capital and Charter .......................67
       Section 6.11. Prepayment of Long-term Debt ....................................67
       Section 6.12. Sale of Assets; Merger ..........................................68
       Section 6.13. Workers' Rights .................................................68
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Omolon                          - iii -                           OPIC Finance Agreement

ARTICLE VII EVENTS OF DEFAULT, JURISDICTION, ARBITRATION .............................68
        Section 7.01. Events of Default ..............................................68
        Section 7.02. Acceleration in Events of Default ..............................71
        Section 7.03. Automatic Acceleration .........................................72
        Section 7.04. Jurisdiction, Service of Process; Waiver of Jury ...............72
        Section 7.05. Arbitration ....................................................74
        Section 7.06. Waiver of Sovereign Immunity ...................................79

ARTICLE VIII MISCELLANEOUS ...........................................................79
        Section 8.01. Term of Agreement; Survival ....................................79
        Section 8.02. Entire Agreement; Amendment and Waiver .........................80
        Section 8.03. Notices ........................................................80
        Section 8.04. Certificate of Incumbency and Authority ........................81
        Section 8.05. [Reserved] .....................................................81
        Section 8.06. [Reserved] .....................................................81
        Section 8.07. Rights, Remedies and Waivers ...................................81
        Section 8.08. Indemnification ................................................82
        Section 8.09. Severability ...................................................82
        Section 8.10. [Reserved] .....................................................83
        Section 8.11. [Reserved] .....................................................83
        Section 8.13. Successors and Assigns .........................................83
        Section 8.14. Counterparts ...................................................83

                                              Exhibits

        Exhibit A     Form of Disbursement Request

        Exhibit B     Form of Self Monitoring Questionnaire

                               FINANCE AGREEMENT

FINANCE AGREEMENT, dated as of 30 June 1995 between:

     THE CLOSED JOINT STOCK COMPANY "OMOLON GOLD MINING COMPANY", a closed joint stock company organized and existing under the laws of the Russian Federation (the "Company"), and

     OVERSEAS PRIVATE INVESTMENT CORPORATION, an agency of the United States of America ("OPIC").

                                   RECITALS

        The Company intends to construct and operate the Project (as hereinafter defined). To secure a portion of the financing for the Project, the Company has requested that OPIC provide a credit facility to the Company in any amount up to U.S. $52,500,000, pursuant to Section 234(b) of the Foreign Assistance Act of 1961, as amended, which OPIC is willing to to do on the terms and conditions set forth herein.

        Now, therefore, in consideration of the premises and the agreements contained herein, it is hereby agreed as follows:

                                   ARTICLE I

              DEFINITIONS, FINANCIAL CALCULATIONS, GOVERNING LAW

SECTION 1.01. GENERAL DEFINITIONS

        Wherever used in this Agreement, including the Exhibits hereto, unless the context otherwise requires, the following terms have the following meanings:

"Affiliate"                     means, with respect to any entity, any other
                                entity or Person, directly or indirectly,
                                controlling, controlled by, or under common
                                control with, such entity. For the purposes of
                                this definition, "control" (including, with
                                correlative meanings, the terms "controlled by"
                                and "under common control with"), as used with
                                respect to any entity, shall mean the
                                possession, directly or indirectly, of the power
                                to direct or cause the direction of the
                                management and policies of such entity, whether
                                through the ownership of voting shares or by
                                contract or otherwise.
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Omolon                            - 2 -                  OPIC Finance Agreement



"Agreement"                     means this Finance Agreement between OPIC and
                                the Company.

"Amax Gold"                     means Amax Gold, Inc., a corporation organized
                                and existing under the laws of the State of Delaware.

"Application Documents"         means the Preliminary Application for Financing
                                dated August 9, 1993, the Commitment Letter, and the Sponsor Disclosure Report dated November 12,
                                1993.

"Association of
Native Peoples"                 means the Association of Northern Native Peoples
                                of the Severo-Evensk District.

"Auditors"                      means such firm of independent public
                                accountants as the Company may from time to time appoint as auditors of the Company in accordance with Section 5.04.

"Authorized Officer"            means any officer of the Company designated in
                                writing by the Company pursuant to Section 8.04 as having been authorized to execute and deliver this Agreement, the Financing Agreements,
                                Project Agreements, Disbursement Requests, and any other notice, instrument, certificate, or other document contemplated by this Agreement and any other Financing Agreement.

"Banking Day"                   means a day that is both a British Banking Day
                                and a Business Day.

"Base Rate"                     means, with respect to the Tranche 2 Loan, the
                                rate set forth as the "Base Rate" in the Tranche
                                2 Note, and shall equal the interest rate on the Tranche 2 Certificates of Participation (as defined in the Funding Agreement).

"Blocked Account
Agreement"                      means a blocked account agreement to be entered
                                into among the Company, Roskomdragmet, Citibank, NA, London Branch and such other parties as may be agreed by OPIC , regarding the Roskomdragmet
                                Sales Subaccount, which agreement shall be as contemplated by the Roskomdragrnet Agreement and in form and substance satisfactory to OPIC.

 "British Banking Day"          means any day (other than a Saturday or Sunday)
                                on which commercial banks are not authorized or
                                required to close in London, England.
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Omolon                            - 3 -                  OPIC Finance Agreement



"Business Day"               means any day (other than a Saturday or Sunday) on
                             which commercial banks are not authorized or required to close in New York, New York.

"Cancellation Fee"           has the meaning set forth in Section 3.11 (b).

"Cash Collateral             means the subaccount of the Offshore Bank Account
Subaccount                   designated as such in accordance with Section 5.10.

Certficates of
Participation"               has the meaning set forth in the Funding Agreement.

"Charter"                    means, in respect of any company, corporation,
                             partnership, governmental agency or other enterprise, its founding act, articles of incorporation and bylaws, memorandum and articles of association, statute or similar instrument.

"Commitment"                 means, as of any day during the Commitment Period,
                             the amount of $52,500,000, less any Disbursements, and less the portion thereof which has expired or been canceled pursuant to this Agreement.

"Commitment Date"            means June 27, 1994.

"Commitment Fee"             has the meaning set forth in Section 3.11 (a).

"Commitment Letter"          means the letter among the Company, Cyprus, and
                             OPIC dated as of June 27, 1994, as amended.

"Commitment Period"          means the period commencing on the date of this
                             Agreement and terminating on the Commitment
                             Termination Date.

"Commitment Termination
Date" means the date of the first to occur of the following:

                             (1) the first date on which the amount of all Disbursements equals the Commitment;

                             (2) the cancellation or termination of the Commitment by the Company or OPIC pursuant to this Agreement;

                             (3) the fifth Disbursement Date with respect to the Tranche 1 Commitment;

                             (4) the cancellation or termination of the EBRD Commitment;
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Omolon                            - 4 -                  OPIC Finance Agreement


                                (5) the first Tranche 1 Repayment Date; or

                                (6) June 30, 2000.

"Construction Contract"         means, collectively, such construction
                                management and engineering services contract to be entered into between the Company and/or
                                Cyprus Magadan and the Contractor in connection with the Project, which shall be in form and substance satisfactory to OPIC.

"Contractor"                    means Davy International Canada Limited, a
                                corporation organized under the laws of the Province of Ontario, Canada and a subsidiary of Davy International, a division of Trafalgar
                                House, Inc., or such other Subsidiary of Trafalgar House, Inc., as may be approved by OPIC.

"Contract Pledge"               means the instrument pursuant to which the
                                Company grants to the Project Lenders a security interest in all of its rights, interests and benefits under the Management Agreement, the Construction Contract, the Supply Contracts, the
                                Marketing Agreements and the Reclamation
                                Agreement, and all performance bonds,
                                warranties, guaranties and undertakings issued thereunder (including subcontractor's warranties issued directly to the Company under the Construction Contract), together with the notices and acknowledgements and consents in the forms attached thereto, which instrument shall be substantially in the form of Schedule A to the EBRD Loan Agreement.

"Covered Taxes"                 means all present and future Taxes now or at any
                                time hereafter levied or imposed by the
                                government of the Russian Federation or by any department, agency, political subdivision or taxing or other authority thereof or therein, or by any organization of which the Russian
                                Federation is a member (or any successor of any of them), or any other jurisdiction on or in connection with the payment or repayment of any or all principal, interest, or other amounts due under this Agreement.

"Cyprus Amax"                   means Cyprus Amax Minerals Company, a
                                corporation organized and existing under the laws of the State of Delaware.

"Cyprus Amax Guaranty"          means the irrevocable guaranty to be entered
                                into by Cyprus Amax in favor of the Project
                                Lenders, which guaranty shall be substantially in the form of Schedule B to the EBRD Loan
                                Agreement.

Omolon                            - 5 -                  OPIC Finance Agreement


"Cyprus Gold"                   means Cyprus Gold Company, a corporation
                                organized and existing under the laws of the State of Delaware.

"Cyprus Magadan"                means Cyprus Magadan Gold Corporation, a
                                corporation organized and existing under the laws of the State of Delaware.

"Cyprus Magadan
Guaranty"                       means the irrevocable guaranty to be entered
                                into by Cyprus Magadan in favor of the Project
                                Lenders, which guaranty shall be substantially in the form of Schedule C to the EBRD Loan
                                Agreement.

"Cyprus Magadan
Share Pledge"                   means the agreement to be entered into pursuant
                                to which Cyprus Gold pledges in favor of the Project Lenders all of the issued and outstanding shares of Cyprus Magadan, which agreement shall be substantially in the form of Schedule D to the EBRD Loan Agreement.

"Cyprus Support
Agreement"                      means the Project support agreement to be
                                entered into among the Company, Cyprus Amax, Cyprus Magadan and the Project Lenders, which agreement shall be substantially in the form of Schedule E to the EBRD Loan Agreement.

"Debt" means the aggregate (as of the date of calculation) of all obligations of the Company then outstanding for the payment or repayment of money including, without limitation:

                                (a) any amounts payable by the Company under leases or similar arrangements over their respective periods;

                                (b) any credit to the Company from a supplier of goods or under any instalment purchase or other similar arrangement; and

                                (c) the aggregate amount then outstanding of liabilities and obligations of third parties to the extent that they are guaranteed by the Company.

"Default Interest Rate"         means the interest rate applicable to amounts
                                overdue under this Agreement, as determined in accordance with Section 3.08.

"Development Plan"              means the development plan for the Project
                                approved by the Project Lenders in accordance with Section 5.20, as such development plan may be amended from time to time in accordance with the requirements of Section 6.10(a).

Omolon                            - 6 -                  OPIC Finance Agreement


"Disbursement"                  means any amount of the Loan which is disbursed
                                from time to time.

"Disbursement Date"             means any date on which a Disbursement is made.

"Disbursement Request"          means a document in the form of Exhibit A and
                                otherwise in form and content satisfactory to OPIC.

"Disbursement Subaccount"       means the subaccount of the Offshore Bank
                                Account designated as such in accordance with
                                Section 5.10.

"Discount Rate"                 means, for each calendar year, the weighted
                                average (expressed as a rate per annum) of all interest charges which are projected (on the basis of the Financial Model) to be applicable to all amounts of the Tranche 1 Loan and the EBRD Tranche I Loan outstanding from time to time during such calendar year.

"Dollars" or "$"                means the lawful currency of the United States
                                of America.

"Dukat"                         means Dukatsky Mining and Beneficiation Complex.

"EBRD"                          means European Bank for Reconstruction and
                                Development.

"EBRD Commitment"               means the obligation of EBRD to make
                                disbursements of the EBRD Loan during the EBRD
                                Commitment Period in accordance with the EBRD
                                Loan Agreement.

"EBRD Commitment
Period"                         means "Commitment Period" as defined in the EBRD
                                Loan Agreement.

"EBRD Loan"                     means, collectively, the EBRD Tranche 1 Loan and
                                the EBRD Tranche 2 Loan or, as the context may require, the aggregate of the principal mounts thereof from time to time outstanding.

"EBRD Loan Agreement"           means the Loan Agreement dated as of the date
                                hereof between the Company and EBRD.

"EBRD's Proportionate
Share" means, with respect to any amount as of any date of calculation, a percentage of such amount (calculated to the nearest 100th of a percent) calculated as follows:

                                EPS = B/(A+B)

Omolon                            - 7 -                  OPIC Finance Agreement


                                where

                                EPS = EBRD's Proportionate Share,

                                A = the outstanding principal balance of the Loan, and

                                B = the outstanding principal balance of the EBRD Loan.

"EBRD Tranche 1 Loan"           means the loan specified in Section 3.01(a) of
                                the EBRD Loan Agreement or, as the context may require, the principal amount thereof from time to time outstanding.

"EBRD Tranche 2 Loan"           means the loan specified in Section 3.01(b) of
                                the EBRD Loan Agreement or, as the context may require, the principal amount thereof from time to time outstanding.

"Elektrum"                      means Elektrum Limited Liability Company.

"Enterprise Mortgage"           means a mortgage in favor of the Project Lenders
                                over all of the equipment, assets and property of the Company, which mortgage shall be substantially in the form of Schedule F to the EBRD Loan Agreement.

"Environmental Standards"       means the environmental performance criteria,
                                standards, practices and procedures for the Project set forth in Schedule G to the EBRD Loan
                                Agreement, as amended by the Company from time to time with the prior written approval of OPIC
                                (such approval not to be unreasonably withheld).

"Equipment Pledge"              means the instrument pursuant to which the
                                Company grants to the Project Lenders a security interest in all of the Company's equipment and other tangible movable assets, which instrument shall be substantially in the form of Schedule H to the EBRD Loan Agreement.

"Evenskoye Field"               means the Evenskoye gold and silver field
                                located in the Magadan Region of the Russian
                                Federation as described in Section 2.1 of the License Agreement.

"Event of Default"              means any one of the events specified in Section
                                7.01.

"Excess Cash Flow"              means, for any period, the Gross Revenues during
                                such period less the sum of (a) all amounts paid
                                out of the Revenue Subaccount during such period
                                in accordance with Sections 5.12(d)(1) through
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Omolon                            - 8 -                  OPIC Finance Agreement

                             5.12(d)(6), and (b) reasonable and prudent reserves established during such period in respect of contingent liabilities.

"Export Sales Subaccount"    means the subaccount of the Offshore Bank Account
                             designated as such in accordance with Section 5.10.

"Facility Fee"               has the meaning set forth in Section 3.11(c).

"Fees"                       means the Commitment Fee, Cancellation Fee, and the
                             Facility Fee.

"Financial Model"            means the financial model agreed by the Company and
                             used by OPIC to prepare the financial projections for the Project, as amended from time to time pursuant to the provisions of Schedule I to the EBRD Loan Agreement.

"Financial Statements"       means the unconsolidated financial statements of
                             the Company prepared in a manner consistent with its books of account and in accordance with Generally Accepted Accounting Principles in the
                             United States.

"Financial Year"             means the accounting year of the Company commencing
                             each year on 1 January and ending on the following
                             31 December, or such other accounting period of the Company as the Company may, with OPIC's consent, from time to time designate as the accounting year of the Company.

"Financing Agreements"       means this Agreement, the EBRD Loan Agreement, the
                             Notes, the Application Documents, the Disbursement
                             Requests, the EBRD Loan disbursement applications, the promissory notes issued under the EBRD Loan
                             Agreement, the Cyprus Magadan Guaranty, the Cyprus
                             Amax Guaranty, the Security Documents, the Security
                             Sharing Agreement, the Cyprus Support Agreement, the Russian Shareholders Support Agreement, the
                             Funding Documents, the Letter of Credit, and any other agreements entered into by the parties hereto in connection with this Agreement or the transactions contemplated hereby, and, in the singular, means any one of such agreements.

"Financing Plan"             means the financing plan set out in Section
                             2.01(c).

"Force Majeure Event"        means an event which is not within the reasonable
                             control of the Company and that has a material
                             adverse effect on the ability of the Company to
                             construct the Project or to mine, produce, process,
                             transport or market ore or dore as contemplated by
                             the Development Plan, including;
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Omolon                            - 9 -                  OPIC Finance Agreement


                                (a) fire, landslide, earthquake, adverse weather conditions or other acts of God;

                                (b) explosion, breakage or accident to Project equipment and facilities;

                                (c) strikes (excluding, for the avoidance of doubt, any strike or series of related strikes, to the extent that the duration of such strike or series of related strikes is in excess of 30 days, by employees of the Company, the Contractor or any subcontractor relating solely to disputes with management of the Company, the Contractor or such subcontractor and not to the mining sector generally or other matters); or

                                (d) political events, shortages of material or labor resulting directly from control or diversion by the Russian government, embargo or terrorism.

"Foundation Agreement"          means the foundation agreement on establishment
                                of the Company dated 26 February 1993, as amended by a first amendment and supplemental agreement with respect to the foundation agreement on establishment of the Company dated
                                4 September 1993, a second amendment to the foundation agreement on the establishment of the Company and the charter of the Company dated I 0
                                January 1994, and a third amendment to the foundation agreement on the establishment of the Company and the charter of the Company dated 24
                                March 1995 and a fourth amendment agreement to the foundation agreement on the establishment of the Company and the charter of the Company to be entered into in form and substance satisfactory to OPIC.

"Funding Agreement"             means the Funding and OPIC Guaranty Agreement to
                                be entered into among the Company, OPIC, and the Paying Agent, which shall be in form and substance satisfactory to OPIC.

"Funding Documents"             means:

                                (1) the Funding Agreement;

                                (2) the Purchase Contract (as defined in the Funding Agreement);

                                (3) the Placement and Remarketing Agreement (as defined in the Funding Agreement);

Omolon                            - 10 -                  OPIC Finance Agreement


                                (4) the Liquidity Facility (as defined in the Funding Agreement); and

                                (5) all other agreements, documents, and instruments required in connection with the funding of the Loan.

"Future Net Income"             means, for any period, the projected Gross
                                Revenues expected to be realized by the Company during such period less the sum of the Operating
                                Costs payable in currencies other than Roubles which are projected for such period, all in accordance with the Financial Model.

"Generally Accepted
Accounting Principles"          means accounting principles generally accepted
                                in the United States consistently applied.

"Geometal"                      means Geometal Joint Stock Gold-Mining Company.

"Goods Pledge"                  means the instrument pursuant to which the
                                Company grants to the Project Lenders a security interest in all of the Company's gold, silver and dore, and all receivables, receipts and proceeds from the sale or transfer thereof, which instrument shall be substantially in the form of Schedule J to the EBRD Loan Agreement.

"Gross Revenues"                means, for any period, the Company's gross
                                revenues in freely convertible currencies other than Roubles from all sources during such period
                                (including, without limitation, all revenues from the sale of dore, the proceeds of any insurance or other claim with respect to delay in completion, business interruption or loss or destruction of gold or dore and all refunds of taxes, but excluding interest earned on the Offshore Bank Account or the Russian Bank
                                Accounts) which are received in the Revenue
                                Subaccount and are not subject to mandatory conversion into Roubles or, at such time, transfer to the Russian Federation.

"Guaranteed Portion"            means, at any time with respect to any amount
                                payable under this Agreement:

                                (a) prior to the Project Completion Date, 100% of such amount; and

                                (b) thereafter, in the case of any amount other than the principal amount of the Tranche 2 Loan and interest accruing thereon after the Project Completion Date, the portion of such

Omolon                            - 11 -                  OPIC Finance Agreement


                                 amount which is, at such time, guaranteed by Cyprus Magadan pursuant to the Cyprus Magadan Guaranty.

"Immovables Mortgage"            means a mortgage in favor of the Project
                                 Lenders over all of the Company's immovable property, which mortgage shall be substantially in the form of Schedule K to the EBRD Loan
                                 Agreement.

"Indebtedness"                   means, in regard to any person:

                                 (a) all indebtedness of such Person for
                                 borrowed money or arising out of any credit facility or financial accommodation or for the deferred purchase price of property or services;

                                 (b) all guarantees of such Person (or other obligations of such Person which are the economic equivalent of a guarantee, including without limitation any obligation of such Person to purchase, to provide funds for payment, to supply funds to or otherwise to invest in any other Person) in respect of the indebtedness of any other Person for borrowed money or arising out of any credit facility or financial accommodation or for the deferred purchase price of property or services;

                                 (c) all indebtedness or other obligations of any other Person for borrowed money or arising out of any credit facility or financial accommodation or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing fight, contingent or otherwise, to be secured by) any Lien upon property (including without limitation accounts receivable and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations; and

                                 (d) obligations of such Person in respect of any lease of goods (or property which, if not affixed to realty, would be personalty) by such Person which under Generally Accepted Accounting Principles would be required to be capitalized on the balance sheet of such Person.

"Independent Engineer"           means Pincock Allen & Holt Inc. or such other
                                 firm of engineers as may be selected from time to time by the Project Lenders after consultation with the Company, and any subcontractors of such engineer.

"Insurance Assignment"           means the assignment pursuant to which the
                                 Company assigns to the Project Lenders all of its rights, interests and benefits under all

Omolon                            - 12 -                  OPIC Finance Agreement


                             insurance maintained by the Company and all other insurance relating to the design, construction, operation and maintenance of the Project, together with the notices and acknowledgements and consents in the forms attached thereto (or in such other forms as may be approved by OPIC), which assignment shall be substantially in the form of Schedule L to the EBRD Loan Agreement.

"Interest Payment Date"      means any day which is 15 June or 15 December in
                             any year; provided, however, that, if any Interest
                             Payment Date would fall on a day which is not a Business Day, such Interest Payment Date shall be changed to the next succeeding Business Day.

"Interest Period"            means each period commencing on an Interest Payment
                             Date to but excluding the next following Interest
                             Payment Date, except in the case of the first
                             Interest Period applicable to the first
                             Disbursement when it shall have the following meaning:

                             (1) if such disbursement is made at least 15
                             Business Days prior to the next Interest Payment Date, the period commencing on the date on which such Disbursement is made to but excluding the next Interest Payment Date, and

                             (2) if such disbursement is made less than 15 Business Days prior to the next Interest Payment Date, the period commencing on the date on which such Disbursement is made to but excluding the Interest Payment Date succeeding the next Interest Payment Date.

"Interest Rate"              means, in respect of the Tranche 1 Loan, the
                             Tranche 1 Interest Rate, and in respect of the Tranche 2 Loan, the Tranche 2 Interest Rate.

"Issuing Instructions"       has the meaning set forth in the Funding Agreement.

"Kubaka Field"               means the Kubaka gold and silver field located in
                             the Magadan Region of the Russian Federation approximately 600 miles north-northeast of the City of Magadan, as described in Section 2.1 of the License Agreement.

"Letter of Credit"           means an irrevocable "evergreen" standby letter of
                             credit, substantially in the form of Schedule M, issued in accordance with paragraph l(b)(1) of Schedule Q to the EBRD Loan Agreement in favor of OPIC and EBRD by a financial institution acceptable to OPIC in a face amount not to exceed $2,500,000 securing principal and interest payable by the Company under this Agreement and the EBRD Loan
                             Agreement.

Omolon                            - 13 -                  OPIC Finance Agreement


"License"                       means the license for the right to use the
                                subsurface, series MAG, number 10141, license type AC, issued to the Company by the Committee of the Russian Federation for Geology and Use of the Subsurface and the Magadan Regional Soviet of People's Deputies, including all annexes thereto, as amended by an amendment dated 24
                                March 1995 among the Magadan Oblast Duma, the
                                Committee of the Russian Federation for Geology and Use of the Subsurface and the Company.

"License Agreement"             means the license agreement between the Magadan
                                Oblast Duma (as successor to the Magadan
                                Regional Soviet of People's Deputies) and the
                                Committee of the Russian Federation for Geology and Use of the Subsurface and the Company, which is attached as Annex 1 to the License.

"Lien" means any mortgage, pledge, charge, privilege, priority, hypothecation, encumbrance, assignment, lien, attachment, set-off or other security interest of any kind upon or with respect to, or any segregation of or other preferential arrangement with respect to, any present or future assets, revenues or rights, including, without limitation, any designation of loss payees or beneficiaries or any similar arrangement under any insurance policy.

"Loan" means, collectively, the Tranche 1 Loan and the Tranche 2 Loan or, as the context may require, the aggregate of the principal amounts thereof from time to time outstanding.

"Loan Life Debt Service
Coverage Ratio"                 means, on any date, (a) the net present value,
                                discounted at the Discount Rate, of all Future
                                Net Income for the period from such date to 15
                                June 2001, divided by (b) the aggregate
                                principal amount of the Tranche 1 Loan and the EBRD Tranche 1 Loan outstanding on such date less the sum of the amount on deposit in the Cash Collateral Subaccount and the face amount of the Letter of Credit (if any) on such date.

"Long-term Debt"                means the aggregate (as of the date of
                                calculation) of all those component parts of the Debt which fall due or whose final payment is due more than one year after such date of calculation.

"Make-Whole Premium"            has the meaning set forth therefor in the
                                Tranche 2 Note.

"Management Agreement"          means the amended and restated management,
                                technical and other services agreement dated as of April 13, 1995 between Cyprus Magadan and the
                                Company.

Omolon                            - 14 -                  OPIC Finance Agreement


"Marketing Agreements"          means, collectively, the Roskomdragmet
                                Agreement, the Rosvneshtorgbank Agreement and any other marketing, sales or dore transportation agreements entered into by the Company in accordance with the terms of this Agreement, and, in the singular, means any one of such agreements.

"Material Adverse Effect"       means a material adverse effect on:

                                (1) the Project, including without limitation the projected costs of construction of the Project in accordance with the Development Plan (to the extent that funding of such costs has not been committed) or the projected costs of operation or maintenance of the Project in accordance with the Development Plan;

                                (2) the business, operations or condition of the Company, Cyprus Amax or Cyprus Magadan;

                                (3) the ability of any party to any Financing Agreement or Project Agreement to timely perform its obligations thereunder in full in accordance with the terms thereof;

                                (4) the validity or enforceability of any Financing Agreement or Project Agreement or the rights or remedies of either Project Lender thereunder; or

                                (5) the Security;

                                provided that a reduction in the market price of gold shall not, by itself, be considered to have a Material Adverse Effect unless the average market price of gold over the preceding 30 days falls below $275 per ounce.

"Memorandum of
Understanding"                  means the protocol of the meeting on the Kubaka
                                project development held in Anchorage, Alaska on 20 and 21 November 1994.

"Note(s)"                       Tranche 1 Notes (in the case of the Tranche 1
                                Loan) and Tranche 2 Notes (in the case of the Tranche 2 Loan), evidencing the indebtedness of the Company to OPIC resulting from a Disbursement, or any promissory note issued by the Company at the request of OPIC in extension, renewal or substitution therefor.

"Offshore Account Pledge"       means, collectively, the instruments pursuant to
                                which the Company grants to the Project Lenders a security interest in the

Omolon                            - 15 -                  OPIC Finance Agreement


                             Company's right, title and interest in and to the Offshore Bank Account, including the account agreement among the Company, Citibank, N.A., London Branch and Moscow Narodny Bank Limited relating thereto, together with the notices and acknowledgements and consents in the forms attached thereto, which instruments shall be substantially in the form of Schedule O to the EBRD Loan Agreement.

"Offshore Bank Account"      has the meaning given to it in Section 5.10.

"Offshore Bank Account
Agreement"                   means the accounts agreement to be entered into
                             among the Company, Citibank, N.A., London Branch and Moscow Narodny Bank Limited relating to the Offshore Bank Account, which agreement shall be in form and substance satisfactory to OPIC.

"Omolon Share Pledge"        means, collectively, the instruments pursuant to
                             which the Shareholders pledge in favor of the Project Lenders all of the issued and outstanding shares of the Company, which instrument shall be substantially in the form of Schedule P to the EBRD
                             Loan Agreement.

"Operating Costs"            means:

                             (a) all costs and expenses (including capital expenditures) incurred by the Company in operating and maintaining the Project, including transportation costs, reimbursement at cost for goods and services procured by Cyprus Amax or its Affiliates on behalf of the Company from unaffiliated entities on an arm's length basis and an amount not to exceed (unless otherwise approved by OPIC, such approval not to be unreasonably withheld) $500,000 (or the equivalent thereof in other currencies at then current rates of exchange) per year in properly documented travel and other reimbursable expenses payable to Cyprus Magadan under the Management Agreement;

                             (b) all license fees paid by the Company under the License;

                             (c) insurance premiums paid by the Company in maintaining any of the insurance required by this Agreement;

                             (d) administrative overhead expenses incurred by the Company from time to time, including engineering, data processing, accounting, legal and purchasing costs and charges, which are attributable to the Project, but excluding any such amount in respect of which the Company is entitled to be

Omolon                            - 16 -                  OPIC Finance Agreement


                             reimbursed by any Person (until such mount is converted on the accounts of the Company to a loss following non-payment);

                             (e) any fees payable by the Company to the banks at which the Offshore Bank Account and the Russian Bank Accounts are located and to any security trustee with respect to such accounts;

                             (f) any fees, commissions, charges, costs and expenses due and payable pursuant to this Agreement, the EBRD Loan Agreement and the other Financing Agreements to either Project Lender, including the fees and expenses of the Independent Engineer and OPIC's insurance and environmental consultants; and

                             (g) all taxes, rates, charges, assessment, duties and tariffs which at any time are imposed or assessed on the Company or its income, profits, revenues, imports of goods and services, production, sales or exports;

                             but excluding, for the avoidance of doubt, depreciation, amortization and other non-cash items, costs met from insurance proceeds not required to be reflected in the Company's financial accounts under Generally Accepted Accounting Principles in the United States, management fees, reimbursable expenses in excess of the amount referred to in (a) above and other amounts payable to Cyprus Magadan or any Affiliate of Cyprus Magadan under the Management Agreement or otherwise except to the extent referred to in (a) above, principal and interest due and payable under this Agreement or the EBRD Loan Agreement and any insurance premiums payable to OPIC.

"OPIC Prepayment
Premium"                     has the meaning set forth in Section 3.07(b).

"OPIC's Proportionate
Share" means, with respect to any amount as of any date of calculation, a percentage of such amount (calculated to the nearest 100th of a percent) calculated as follows:

                             OPS = A/(A+B)

                             where

Omolon                            - 17 -                  OPIC Finance Agreement


                                OPS = OPIC's Proportionate Share,

                                A = the outstanding principal balance of the Loan, and

                                B = the outstanding principal balance of the EBRD Loan.

"Paying Agent"                  means Chemical Bank, a New York banking
                                corporation, or any successor or successors thereto as "Paying Agent" under the Funding
                                Agreement.

"Permitted Liens"               means the Liens set forth in Sections 6.05(1),
                                6.05(2), 6.05(3) and 6.05(4).

"Person" means any individual, partnership, company, corporation, joint venture, governmental body, trust, unincorporated organization, or any other entity.

"Placement and
Remarketing Agent"              has the meaning set forth in the Funding
                                Documents.

"Potential Event of Default"    means any event which, with lapse of time or
                                notice and lapse of time as specified in Section
                                7.01, may become an Event of Default.

"Pre-Completion
Spread"                         means 3.25% per annum.

"Prepayment Premium"            means any OPIC Prepayment Prepayment plus any
                                Make-Whole Premium.

"Process Agent(s)"              has the meaning set forth in Section 7.04(b).

"Project"                       means the commercial development of the Kubaka
                                Field, containing proven and probable
                                recoverable reserves of approximately 2,200,000 ounces of gold and 1,700,000 ounces of silver to be produced during a mine life of approximately
                                7 years, providing for open pit mining of the ore and processing, at a rate of 1,750 tons per day, of the ore into "dore" (an alloy of gold and silver produced from initial melting) which will be sold by the Company for further refining into gold and silver, as further described in the Development Plan.

 "Project Agreements"           means the License (including the License
                                Agreement), the Construction Contract, the
                                Management Agreement, the

Omolon                            - 18 -                  OPIC Finance Agreement


                                Memorandum of Understanding, the Marketing
                                Agreements, the Offshore Bank Account Agreement, the Blocked Account Agreement, the Russian Blocked Account Agreement, the Reclamation Agreement, the Foundation Agreement and the Company's Charter, and, in the singular, means any one of such agreements.

"Project Completion"            has the meaning given to it in Schedule Q to the
                                EBRD Loan Agreement

"Project Completion Date"       means the date on which OPIC and EBRD have
                                jointly delivered to the Company a written notice stating that they are satisfied that Project Completion has occurred.

"Project Costs"                 means costs incurred by the Company in
                                connection with the design and construction of the Project, including interest, commitment charge and other financing costs payable by the Company under this Agreement and the EBRD Loan
                                Agreement during design and construction of the Project, Operating Costs incurred by the Company during construction of the Project and insurance premiums payable to OPIC during construction of the Project, as such costs are estimated in
                                Section 2.01(b).

"Project Lenders"               means, collectively, OPIC and EBRD.

"Qualified Political Event"     has the meaning given to it in the Cyprus
                                Magadan Guaranty.

 "Rate Period"                  means, with respect to the Tranche 1 Loan, the
                                period during which the Treasury Rate and Tranche 1 Funding Spread components of the
                                Tranche 1 Interest Rate will remain in effect as set forth in Section 3.04(e)(1).

"Reclamation Agreement"         means an agreement between the Company and
                                Cyprus Amax, Cyprus Magadan and the Russian
                                Shareholders, substantially in the form of Schedule R to the EBRD Loan Agreement.

 "Repayment Date(s)"            means each of the Tranche 1 Repayment Dates and
                                the Tranche 2 Repayment Date.

"Retrospective Debt
Service Coverage Ratio"         means, for any Interest Period, the result
                                obtained by dividing:

                                (x) the Gross Revenues for such Interest Period less the sum of the Operating Costs payable in currencies other than Roubles during such Interest Period

Omolon                            - 19 -                  OPIC Finance Agreement


                                by

                                (y) the sum of all principal and interest due and payable in respect of the Tranche 1 Loan and the EBRD Tranche 1 Loan at the end of such Interest Period.

"Revenue Subaccount"            means the subaccount of the Offshore Bank
                                Account designated as such in accordance with
                                Section 5.10.

"Roskomdragrnet"                means the Committee of the Russian Federation
                                for Precious Metals and Precious Stones.

"Roskomdragmet
Agreement"                      means the purchase-sales contract dated 29 May
                                1995 between the Company and Roskomdragmet.

"Roskomdragmet Sales
Subaccount"                     means the subaccount of the Offshore Bank
                                Account designated as such in accordance with
                                Section 5.10.

"Rosvneshtorgbank"              means the Bank for Foreign Trade of Russia, an
                                authorized Russian bank.

"Rosvneshtorghank
Agreement"                      means the agency agreement dated 9 June 1995
                                between the Company and Rosvneshtorgbank.

"Roubles" or "Rb."              means the lawful currency of the Russian
                                Federation.

"Russian Account Pledge"        means the instrument pursuant to which the
                                Company grants to the Project Lenders a security interest in the Company's right, title and interest in and to the Russian Bank Accounts, together with the notices and acknowledgements and consents in the forms attached thereto, which instrument shall be substantially in the form of Schedule S to the EBRD Loan Agreement.

"Russian Bank Accounts"         has the meaning given to it in Section 5.14.

"Russian Blocked
Account Agreement"              means the Russian blocked account agreement to
                                he entered into among the Company, Roskomdragmet and Citibank T/O regarding the Russian Bank
                                Account into which sales proceeds in Roubles under the Roskomdragmet Agreement are to be paid, which agreement shall be as contemplated by the Roskomdragmet Agreement and in form and substance satisfactory to OPIC.

Omolon                            - 20 -                  OPIC Finance Agreement


"Russian Shareholders"       means, collectively, the Association of Native
                             Peoples, Geometal, Dukat, Magadan Gold, Elektrum and Rossiisky Kredit Commercial Bank.

"Russian Shareholders
Support Agreement"           means the Project support agreement to be entered
                             into among the Company, the Russian Shareholders and the Project Lenders, which agreement shall be substantially in the form of Schedule T to the EBRD
                             Loan Agreement.

"Security"                   means the security created in favor of the Project
                             Lenders by the Company over all of its assets, by the Shareholders over all of their shares in the Company and by Cyprus Gold over all of its shares in Cyprus Magadan to secure all amounts owing by the Company to the Project Lenders under this Agreement, the EBRD Loan Agreement and the other
                             Financing Agreements.

"Security Documents"         means the Contract Pledge, the Cyprus Magadan Share
                             Pledge, the Enterprise Mortgage, the Equipment
                             Pledge, the Goods Pledge, the Immovables Mortgage, the Insurance Assignment, the Offshore Account
                             Pledge, the Omolon Share Pledge and the Russian
                             Account Pledge, and, in the singular, means any one of such documents.

"Security Sharing
Agreement"                   means the security sharing agreement to be entered
                             into between the Project Lenders providing for, inter alia, the sharing of the Security between the Project Lenders, which agreement shall be substantially in the form of Schedule U to the EBRD
                             Loan Agreement.

"Self-Monitoring
Questionnaire"               means the Annual Self-Monitoring Questionnaire
                             attached hereto as Exhibit B, as the same may be revised and supplemented by OPIC from time to time.

"Shareholder Distribution"   means any payment or transfer from the Offshore
                             Bank Account or the Russian Bank Accounts for any purpose other than (a) a payment to OPIC or EBRD pursuant to this Agreement, the EBRD Loan Agreement or any other Financing Agreement, and (b) a payment of Project Costs or Operating Costs in accordance with the Development Plan or as otherwise approved by OPIC.

"Shareholders"               means, collectively, the Russian Shareholders and
                             Cyprus Magadan (and "Shareholder" means any one of them).

Omolon                            - 21 -                  OPIC Finance Agreement


"Short-term Debt"               means all Debt (as of the date of calculation)
                                other than the Long-term Debt.

"Subordinated
Shareholder Loans"              means Debt of the Company owing to any
                                Shareholder and which is subordinated to the payment of all mounts payable under this Agreement and the EBRD Loan Agreement pursuant to the Cyprus Support Agreement or the Russian
                                Shareholders Support Agreement.

"Subsidiary"                    means, with respect to any entity, any other
                                entity over 50% of whose capital is owned, directly or indirectly, by the entity or which is otherwise effectively controlled by the entity.

"Taxes" means all taxes, levies, imposts, stamps, duties, fees, assessments, deductions, withholdings, and other governmental charges, and all liabilities with respect thereto.

"Tranche 1 Commitment"          has the meaning set forth in Section 3.01(a).

"Tranche 1 Day Count
Fraction"                       means 365 or 366-day year, as the case may be,
                                and the actual number of days elapsed.

"Tranche 1 Funding
Spread" means the number of basis points from time to time in excess of or less than the Treasury Rate, as established by the Placement and Remarketing Agent in accordance with the Funding Documents, that is required to effect the placement or remarketing of the Certificates of Participation with respect to the Tranche 1 Loan.

"Tranche 1 Interest Rate"       means, with respect to the Tranche 1 Loan, the
                                Tranche 1 Pre-Completion Interest Rate and the
                                Tranche 1 Post-Completion Interest Rate.

"Tranche 1 Loan"                means the principal amount from time to time
                                outstanding with respect to the Tranche 1
                                Commitment.

"Tranche 1 Note"                means a promissory note in the form of Exhibit A
                                to the Funding Agreement, duly executed by two
                                Authorized Officers of the Company.

"Tranche 1 Post-Completion
Interest Rate"                  has the meaning set forth in Section 3.04(b).

"Tranche 1 Post-Completion

Omolon                            - 22 -                  OPIC Finance Agreement


Spread"                         means:

                                (a) with respect to the Guaranteed Portion of the Tranche 1 Loan, 3.25% per annum; and

                                (b) with respect to the Unguaranteed Portion of the Tranche 1 Loan, 4.25%per annum.

"Tranche 1 Pre-Completion
Interest Rate"                  has the meaning set forth in Section 3.04(b).

"Tranche 1 Principal
Installment(s)"                 has the meaning set forth in Section 3.05(a).

"Tranche 1 Repayment
Date"                           has the meaning set forth in Section 3.05(a).

"Tranche 2 Commitment"          has the meaning set forth in Section 3.01(b).

"Tranche 2 Day Count
Fraction"                       365-day or 366-day years, as the case may be,
                                based on the actual number of days elapsed.

"Tranche 2 Interest Rate"       means, with respect to the Tranche 2 Loan, the
                                Tranche 2 Pre-Completion Interest Rate and the
                                Tranche 2 Post-Completion Interest Rate.

"Tranche 2 Loan"                means the principal amount from time to time
                                outstanding with respect to the Tranche 2
                                Commitment.

"Tranche 2 Note"                means a promissory note in the form of Exhibit B
                                to the Funding Agreement, duly executed by two
                                Authorized Officers of the Company.

"Tranche 2 Post-Completion
Spread"                         means 4.25% per annum.

"Tranche 2 Pre-Completion
Interest Rate"                  has the meaning set forth in Section 3.04(3).

"Tranche 2 Repayment
Date"                           has the meaning set forth in Section 3.05(b).

Omolon                            - 23 -                  OPIC Finance Agreement


"Tranche 2 Supplemental
Spread"                         means a percent per annum equal to the
                                difference between:

                                (x) 14.00%, and

                                (y) the sum (expressed as a percentage, rounded to the nearest 100th of a percent) of the Base Rate plus the Tranche 2 Post-Completion Spread.

 "Treasury Cost"                means, with respect to any amount, the fixed
                                borrowing cost that would be charged to OPIC for such amount by the United States Department of Treasury (which will approximate the interest rate on U.S. Treasury notes with a similar maturity).

"Treasury Rate"                 means, with respect to any Rate Period, a rate
                                per annum equal to the sum of the weighted average per annum discount rate (expressed as a bond equivalent yield on the basis of a year of 365 or 366 days, as the case may be, and applied on a daily basis) for direct obligations of the United States of America with a maturity of three months ("91-day Treasury Bill") set at the most recent 91-day Treasury Bill auction, as published by the Board of Governors of the Federal Reserve System (in Statistical Release
                                H. 15 or any successor publication, or in the absence of such publication, by a press release). If the results of any auction of 91-day Treasury Bills are not published as provided in the preceding sentence, the results of the most recently reported auction of 91-day
                                Treasury Bills will continue to apply until such time, if any, as the results of any subsequent auction of 9l-day Treasury Bills shall again be so published.

 "Unguaranteed Portion"         means, at any time after the Project Completion
                                Date:

                                (a) with respect to the principal amount of the Tranche 2 Loan and interest accruing thereon after the Project Completion Date, 100% of such amount; and

                                (b) with respect to the Tranche 1 Loan,
                                principal thereof and interest accruing thereon, and any other amount payable by the Company under this Agreement, the portion of such amount which is not, at such time, guaranteed by Cyprus Magadan pursuant to the Cyprus Magadan Guaranty.

"Voluntary Prepayment
   Amount"                      has the meaning set forth in Section 3.07(a)(4).

Omolon                            - 24 -                  OPIC Finance Agreement


"Washington, D.C."              means the District of Columbia, United States of
                                America.

"Weekly Interest Rate"          means, with respect to the Tranche 1 Interest
                                Period, the Treasury Rate established for each Rate Period during each Interest Period in accordance with the Funding Documents.

SECTION 1.02. INTERPRETATION

         In this Agreement:

         (a) Unless the context otherwise requires, words denoting the singular include the plural and vice versa;

         (b) Words denoting Persons shall include their successors and permitted assigns.

         (c) Unless otherwise expressly stated, references to a specified Article, Section, Subsection, Exhibit, or Schedule shall be construed as a reference to that specified Article, Section, Subsection, Exhibit or Schedule of this Agreement;

         (d) The headings and the Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

         (e) Reference to and the definition of any document (including this Agreement) shall be deemed a reference to such document as it may be amended, extended, restated, or modified from time to time, unless otherwise expressly stated;

         (f) Accounting terms used herein but not defined in Section 1.01 shall have the respective meanings given to them under Generally Accepted Accounting Principles;

         (g) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

         (h) The use of the word "including" means "including without limitation," and the use of the word "or" is not exclusive;

         (i) Any reference herein to a time of day means New York City-time unless other wise expressly stated;

         (j) Any time an action requires OPIC's consent, agreement, or waiver, such consent, agreement, or waiver shall be at OPIC's sole discretion (unless otherwise expressly stated) without any express or implied agreement or understanding that OPIC will provide such consent, agreement, or waiver;

Omolon                            - 25 -                  OPIC Finance Agreement


         (k) In this Agreement, references to statutes, laws, rules, regulations and decrees of the Russian Federation, or any political subdivision thereof, including environmental, health and safety standards and requirements promulgated thereunder, shall refer only to such statutes, laws, rules, regulations and decrees which are published or publicly available or of which the Company otherwise has knowledge or which the Company could have ascertained upon reasonable investigation; and

         (l) The Company shall be deemed to know or be able to know a Russian statute, law, rule, regulation and decree of the Russian Federation, or any political subdivision thereof, including environmental, health and safety standards and requirements promulgated thereunder, or a fact, event, or other circumstance whenever such law, rule, regulation and decree, fact, event, or other circumstance is known by any chief executive officer, chief financial officer, chief operating officer, chief accounting officer, or chief legal officer of the Company (or any Person acting in such capacity on a regular basis), or any other employee of the Company who in the ordinary course of his or her duties is responsible for monitoring the Company's compliance with its material obligations hereunder or any of the other Financing Agreements to which the Company is a party or its legal affairs.

         (m) References to Schedules to the EBRD Loan Agreement refer to such Schedules attached to the EBRD Loan Agreement as of the date hereof, except to the extent OPIC has agreed in writing to any changes thereto.

         (n) To the extent provisions of this Agreement setting forth details with respect to the operation of the Offshore Bank Account differ from the operating provisions of the Offshore Bank Account Agreement, the Offshore Bank Account Agreement shall control.

SECTION 1.03. FINANCIAL CALCULATIONS.

         (a) General. All financial calculations to be made under, or for the purposes of, this Agreement shall be determined in accordance with Generally Accepted Accounting Principles in the United States and, except as otherwise required to conform to the definitions contained in Section 1.01 or any other provisions of this Agreement, shall be calculated from the then most recently issued quarterly Financial Statements which the Company is obligated to furnish to OPIC from time to time, as provided in Section 5.19(a); provided, however, that:

         (1) if the relevant quarterly Financial Statements should be in respect of the last quarter of a Financial Year then, at OPIC's option, such calculations may instead be made from the audited Financial Statements for the relevant Financial Year, and

Omolon                            - 26 -                  OPIC Finance Agreement


         (2) if there should occur any material adverse change in the financial condition of the Company after the end of the period covered by the relevant Financial Statements, then such material adverse change shall also be taken into account in calculating the relevant figures.

         (b) Banking Case. The Company shall, in consultation with OPIC and EBRD and using the Financial Model, prepare a banking case once every six months in accordance with the procedures set forth in Schedule I to the EBRD Loan Agreement. The first such banking case shall be prepared prior to the first Tranche 1 Repayment Date or, if earlier, the first Interest Payment Date following the Project Completion Date. All calculations of Loan Life Debt Service Coverage Ratios shall be made on the basis of such banking cases.

SECTION 1.04. ENGLISH LANGUAGE.

      All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by an Authorized Officer of the Company (except as otherwise specifically provided or otherwise requested by OPIC), which translation shall be the governing version between the Company and OPIC.

SECTION 1.05. GOVERNING LAW.

      THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES.


                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

SECTION 2.01. PROJECT, PROJECT COSTS AND FINANCING PLAN.

        The Company represents and warrants as follows:

        (a) The total estimated cost of the Project is approximately
$180,000,000.

        (b) Under the Financing Plan, the proposed sources of financing the approximate Project costs referred to in Section 2.01(a) are as follows:

Source                                             Dollars

Omolon                            - 27 -                  OPIC Finance Agreement

Equity

      Association of Native Peoples                           5,280,000
      Geometal                                               14,345,000
      Magadan Gold                                            5,280,000
      Elektrum                                                7,840,000
      Rossiisky Kredit Commercial Bank                        4,800,000
      Dukat                                                   2,455,000
      Cyprus Magadan                                         40,000,000

      Total Equity                                           80,000,000


Long-term Debt

      Tranche 1 Loan                                         47,500,000
      Tranche 2 Loan                                          5,000,000
      EBRD Tranche 1 Loan                                    42,500,000
      EBRD Tranche 2 Loan                                     5,000,000

      Total Long-term Debt                                  100,000,000

Total Financing                                             180,000,000

SECTION 2.02. REPRESENTATIONS AS TO THE COMPANY

         The Company represents and warrants as follows:

         (a) The Company is a closed joint stock company duly organized and validly existing under the laws of the Russian Federation and registered with all relevant registration bodies in the Russian Federation and has full power to own the properties which it owns and proposes to own for the purposes of the Project and to carry out the business which it carries out and proposes to carry out for the purposes of the Project. The Company has no Subsidiaries.

         (b) The Company has an authorized capital of Rb. 388,480,000,000 (the equivalent of $80,000,000) consisting of 80,000 shares with a nominal value of Rb. 4,856,000 each. The following is a list of the shareholders in the Company as of the date of this Agreement, together with the number of shams and the percentage of all shares in the Company that will be held by each of such shareholders upon execution and registration of the fourth amendment agreement to the foundation agreement on the establishment of the Company and the charter of the Company:

Omolon                            - 28 -                  OPIC Finance Agreement


Shareholder                                        Number of Shares        Percentage
Association of Native Peoples                             5,280              6.60000
Geometal                                                 14,345             17.93125
Magadan Gold                                              5,280              6.60000
Elektrum                                                  7,840              9.80000
Rossiisky Kredit Commercial Bank                          4,800              6.00000
Dukat                                                     2,455              3.06875
Cyprus Magadan                                            40,000            50.00000

Total                                                     80,000           100.00000

The only issued shares of the Company are registered shares. There are no options, warrants or instruments convertible into shares or other agreements relating to the existing shares of the Company or for the issuance of additional shares of any class or description of the Company, except for the Foundation Agreement. No Person has any right (other than as a shareholder, OPIC in respect of the Tranche 2 Loan, and EBRD in respect of the EBRD Tranche 2 Loan) to share in the profits of the Company.

        (c) [Reserved.]

        (d) The balance sheet of the Company as at 1 January 1995 and the related statement of profit and loss of the Company for the Financial Year ending on that date, certified by the Chairman of the Board of Directors of the Company, fairly and accurately present the financial condition of the Company as of the date of such balance sheet and were prepared in conformity with generally accepted accounting principles in Russia. The Company had, as of the date of such balance sheet, no material contingent obligations, liabilities for taxes or unusual forward or long term commitments not disclosed by, or reserved against in, such balance sheet or the notes thereto. Since the date of such balance sheet, the Company has not suffered any change in its business prospects or financial condition which has a Material Adverse Effect, incurred any substantial or unusual loss or liability, or undertaken or agreed to undertake any substantial or unusual obligation (except under the Financing Agreements and the Project Agreements), in any such case, of a type which would appear on the Financial Statements in accordance with Generally Accepted Accounting Principles.

        (e) The Company owns, free of all Liens other than Permitted Liens, all of its assets (including real property, personal property, intellectual property and any other assets the ownership of which is reflected on its most recent balance sheet referred to in Section 2.02(c) or which are referred to in the Security Documents, but excluding the Kubaka Field and the Evenskoye Field which the Company has the exclusive right to use pursuant to the License for the purposes of commercial development of the Kubaka Field and exploration and subsequent development of the Evenskoye Field) that have a book value in excess of $10,000 equivalent each. The Company's assets are not subject to any Lien, and the Company is not subject to any contract, arrangement or statute, whether conditional or unconditional, pursuant to which any such Lien may be created, except for Permitted Liens. The Company's assets are insured against such risks and in such amounts as are customary internationally for businesses of a like nature.

Omolon                            - 29 -                  OPIC Finance Agreement


        (f) As of the date hereof, the Company is not a party to, or committed to enter into, any agreement, other than the Financing Agreements and the Project that would or might affect the judgment of a prospective lender.

        (g) The Company is not in violation of any material statute, law, regulation, judgment, rule, order or decree presently in effect which is applicable to the Company or its assets. To the best of the Company's knowledge after due inquiry, no statute, law, rule, regulation or decree has been proposed and no judgment or order is expected which may have a Material Adverse Effect. All tax returns and reports of the Company required by law to be filed have been duly filed and all tax assessments, fees and other governmental charges upon the Company, its properties and its income, which are due and payable, have been paid, other than those currently payable without penalty or interest. The Company is not in default under any agreement, obligation or duty to which it is a party or by which it or any of its properties or assets is bound and there exists no Event of Default and no Potential Event of Default.

        (h) To the best of the Company's knowledge after due inquiry, the Company and its businesses, operations, assets, equipment, property, leaseholds and other facilities are in compliance with the Environmental Standards. As of the date of this Agreement, the Company has been issued all permits, licenses, certificates and approvals then required under applicable law relating to, and, except as disclosed to OPIC in writing, has received no material complaint, order, directive, claim, citation or notice from any governmental authority or any other material public complaint with respect to, (l) air emissions, (2) discharges to surface water or ground water, (3) noise emissions, (4) solid or liquid waste disposal, (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes, or (6) other environmental, health or safety matters.

        (i) The Company is not engaged in nor, to the best of its knowledge, threatened by, any litigation, arbitration or administrative proceeding, the outcome of which may reasonably be expected to have a Material Adverse Effect.

        (j) All documents, reports or other written information pertaining to the Project (including, without limitation, the Application Documents, this Agreement, and the other Financing Documents) that have been furnished to OPIC by or on behalf of the Company are true and correct and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading. There is no fact known to the Company, that has not been disclosed to OPIC in writing, the existence of which could have a Material Adverse Effect. No condition has arisen since the date of the Application Documents that has or could have a Material Adverse Effect.

SECTION 2.03. REPRESENTATIONS AS TO THE FINANCING AND PROJECT AGREEMENTS

        The Company represents and warrants as follows:

        (a) The Company has the corporate power to enter into and perform this Agreement and the other Financing Agreements and Project Agreements to which it is a party.

Omolon                            - 30 -                  OPIC Finance Agreement


        (b) This Agreement has been and the other Financing Agreements and Project Agreements to which the Company is a party when executed and delivered will have been duly authorized by the Company. This Agreement has been duly executed by the Company and this Agreement constitutes, and the other Financing Agreements and Project Agreements to which the Company is a party when executed and delivered (in the case of the Notes and the promissory notes issued under the EBRD Loan Agreement, for value) will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms. The making of this Agreement and the other Financing Agreements and Project Agreements and the compliance with the terms thereof(l) will not result in violation of the Company's Charter or any provision contained in any statute, law, rule, regulation, judgement, decree or order applicable to the Company, (2) will not conflict with or result in the breach of any provision of, or require any consent under, or result in the imposition of any Lien under, any agreement or instrument to which the Company is a party or by which the Company or any of its assets is bound, and (3) will not constitute a default or an event that, with the giving of notice or the passing of time or both, would constitute a default under any such agreement or instrument.

        (c) As of the date of this Agreement, no governmental licenses, approvals, consents, filings or registrations are required for the due execution, delivery or performance by the Company of this Agreement, any other Financing Agreement or any Project Agreement, or the validity or enforceability thereof, except for (1) the authorization of the Central Bank of Russia for the incurrence and repayment of the Indebtedness incurred under this Agreement and the EBRD Loan Agreement and the establishment and operation of the Offshore Bank Account as contemplated herein, (2) registration of the Enterprise Mortgage with the Local Registration Chamber and the State Registration Chamber attached to the Ministry of the Economy of the Russian Federation, (3) registration of the Immovables Mortgage with the local land registry and the municipal department which registers buildings, (4) those listed in Schedule X to the EBRD Loan Agreement, (5) the major construction, environmental and operating permits and approvals listed in Schedule V to the EBRD Loan Agreement, and (6) other construction, environmental and operating permits and approvals not listed in
Schedule V to the EBRD Loan Agreement which are routinely issued in the course of designing, constructing and operating the Project and which there is no reason to believe the Company will not be able to obtain at the time such permits and approvals are needed for the Project.

        (d) This Agreement constitutes a direct, unconditional and secured general obligation of the Company and ranks in priority of payment at least pari passu with all other present and future indebtedness of the Company.

        (e) Each Security Document (other than the Immovables Mortgage and the Enterprise Mortgage) will, when executed and delivered and when the documents, recordings, filings, notifications and registrations listed in Schedule X to the EBRD Loan Agreement have been executed or made, constitute a valid and completed security interest in, and a Lien of first priority on, the collateral covered by such Security Document, securing payment of all principal, interest and other amounts payable by the Company under this Agreement, the EBRD Loan Agreement and the other Financing Agreements, which security interest and Lien will rank senior to all other security interests and Liens on such collateral other than Permitted Liens. The Company is not a

Omolon                            - 31 -                  OPIC Finance Agreement


party to any other security agreement or instrument creating or purporting to create a security interest in and Lien on such collateral.

        (f) Each of the Licence, the Management Agreement, and the Marketing Agreements is in full force and effect without material modification from the form referred to in Section 1.01. There has occurred no breach, and no event which with the giving of notice or the passing of time or both would constitute a breach, by the Company of any such Project Agreement. The Company has no knowledge of any breach, or event which with the giving of notice or the passing of time or both would constitute a breach, by any other party of any such Project Agreement.

        (g) All permits, licenses, trademarks, patents and agreements with respect to the usage of technology and other intellectual property necessary for the Project have been obtained and are in full force and effect. All utility services necessary for the Project, including, to the extent necessary, water supply, storm and sanitary sewer, gas, electric and telephone services and facilities, are available or will be made available to the Project and arrangements in respect thereof have been made on commercially reasonable terms.

SECTION 2.04. ACKNOWLEDGEMENT AND WARRANTY

        The Company acknowledges that it has made the representations referred to in Sections 2.01, 2.02 and 2.03 with the intention of persuading OPIC to enter into this Agreement and that OPIC has entered into this Agreement on the basis of, and in full reliance on, each of such representations. The Company has no knowledge of any additional facts or matters which would or might reasonably affect the judgment of a prospective lender regarding lending to the Company. The Company warrants to OPIC that each of such representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations misleading.

                                  ARTICLE III

                                CREDIT FACILITY

SECTION 3.01. COMMITMENT.

        Subject to the terms and conditions of this Agreement, OPIC agrees to lend up to $52,500,000 to the Company from time to time during the Commitment Period. The Loan shall not be of a revolving nature. Any portion of the Loan that is repaid (whether prepaid or otherwise) shall not be re-advanced to the Company. The Loan shall consist of two tranches:

        (a) the Tranche 1 Loan in an amount not to exceed $47,500,000 (the "TRANCHE 1 COMMITMENT"); and

Omolon                            - 32 -                  OPIC Finance Agreement


        (b) the Tranche 2 Loan in the amount of $5,000,000 (the "TRANCHE 2 COMMITMENT").

SECTION 3.02. DISBURSEMENT LIMITATIONS.

        (a) COMMITMENT PERIOD. The Company may only submit Disbursement Requests (as provided in Section 3.03) during the period beginning as of the date hereof and ending 30 Business Days before the Commitment Termination Date.

        (b) NUMBER AND MINIMUM AMOUNT. The Company may request:

        (1) no more than 5 Disbursements with respect to the Tranche 1 Commitment, each in the minimum amount of $5,000,000 and in integral multiples of $500,000; and

        (2) one Disbursement with respect to the Tranche 2 Commitment in the full amount of $5,000,000.

The Tranche 2 Commitment shall be fully disbursed prior to or concurrently with any Disbursement with respect to the Tranche 1 Commitment.

        (c) DEDUCTIONS. The Company irrevocably authorizes OPIC (in OPIC's sole discretion) to deduct (or authorize the deduction of) from any Disbursement an amount equal to any amounts due from the Company to OPIC or to any party to a Funding Document as of such Disbursement Date.

        (d) ACCOUNT. Disbursements shall only be made to the Disbursement Subaccount, unless otherwise agreed by OPIC.

        (e) DATES. The Company shall only request that a Disbursement be made, and Disbursements shall only be made, on a dam that is both a Business Day and a British Banking Day.

        (f) PARI PASSU WITH EBRD. OPIC shall have no obligation to make a requested Disbursement in any amount:

        (1) if EBRD has suspended or canceled its obligation to make disbursements under the EBRD Loan Agreement;

        (2) if, after any Disbursement of the Tranche 1 Loan, the Tranche 1 Loan will exceed the EBRD Tranche 1 Loan by more than $5,000,000; or

        (3) in the case of a Disbursement with respect to the Tranche 2 Commitment, unless EBRD will simultaneously disburse or previously disbursed an equal amount of its Tranche 2 Loan pursuant to the EBRD Loan Agreement.

Omolon                            - 33 -                  OPIC Finance Agreement


        (g) CONDITIONS PRECEDENT. OPIC shall have determined that each of the conditions precedent set forth in Article 4 have been satisfied.

SECTION 3.03. DISBURSEMENT PROCEDURE.

        (a) DOCUMENTS. The Company shall deliver each of the following in connection with each proposed Disbursement, each in form and substance satisfactory to OPIC, at least 30 Business Days prior to the proposed date of
Disbursement:

        (1) DISBURSEMENT REQUEST. A Disbursement Request dated at least 30 days prior to the requested Disbursement Date, executed by an Authorized Officer of the Company;

        (2) EBRD LOAN DISBURSEMENT APPLICATION. A copy of any concurrent disbursement application submitted to EBRD in accordance with the EBRD Loan Agreement; and

        (3) NOTE. A duly executed but undated Tranche 1 Note or Tranche 2 Note (or both) (as appropriate).

        (b) EFFECT. A Disbursement Request shall be effective upon receipt by OPIC and irrevocable by the Company as of the date OPIC sends Issuing Instructions (by facsimile) with respect to the requested Disbursement to the Paying Agent.

        (c) SPECIAL AUTHORIZATION. Upon the making of the relevant Disbursement, the Company irrevocably authorizes OPIC to date the applicable Note (or Notes) the date of the applicable Disbursement Date and, with respect to the Tranche 2 Note, insert the Base Rate.

SECTION 3.04. INTEREST.

        (a) TRANCHE 1 INTEREST RATE UNTIL PROJECT COMPLETION DATE. On each Interest Payment Date occuring on or before the Project Completion Date, the Company shall pay interest in arrears to the order of OPIC on the daily outstanding principal balance of the Tranche 1 Loan at an adjustable rate per annum equal to sum of the following (the "TRANCHE 1 PRE-COMPLETION INTEREST RATE"):

        (1) the Weekly Interest Rate, plus

        (2) the Tranche 1 Funding Spread, plus

        (3) the Pre-Completion Spread.

Omolon                            - 34 -                  OPIC Finance Agreement


        (b) TRANCHE 1 LOAN INTEREST RATE AFTER PROJECT COMPLETION DATE. On each Interest Payment Date occuring after the Project Completion Date, the Company shall pay interest in arrears to the order of OPIC on the daily outstanding principal balance of the Tranche 1 Loan at an adjustable rate per annum equal to sum of the following (the "TRANCHE 1 POST-COMPLETION INTEREST RATE"):

        (1) the Weekly Interest Rate, plus

        (2) the Tranche 1 Funding Spread, plus

        (3) the Tranche 1 Post-Completion Spread.

        (c) TRANCHE 2 LOAN INTEREST RATE BEFORE PROJECT COMPLETION DATE. On each Interest Payment Date occuring before the Project Completion Date, the Company shall pay interest in arrears to the order of OPIC on the daily outstanding principal balance of the Loan at an adjustable rate per annum equal to sum of the following (the "TRANCHE 2 PRE-COMPLETION INTEREST RATE"):

        (1) Base Rate, plus

        (2) the Pre-Completion Spread.

        (d) TRANCHE 2 LOAN INTEREST RATE AFTER PROJECT COMPLETION DATE. On each Interest Payment Date occuring after the Project Completion Date, the Company shall pay interest in arrears to the order of OPIC on the daily outstanding principal balance of the Tranche 2 Loan at an adjustable rate per annum equal to sum of the following (the "TRANCHE 2 POST-COMPLETION INTEREST RATE"):

        (1) the Base Rate, plus

        (2) the Tranche 2 Post-Completion Spread, plus

        (3) the Tranche 2 Supplemental Spread,

provided that, if, as of four Banking Days preceding any Interest Payment Date occurring after the Project Completion Date, the Company is not permitted, pursuant to Section 6.08(c)(3) or 6.08(c)(4), to make payments of management fees to Cyprus Magadan under the Management Agreement, the Tranche 2 Supplemental Spread shall accrue and be due and payable by the Company only in respect of such period and at such time as the Company is no longer prohibited, pursuant to Section 6.08(c)(3) or 6.08(c)(4), from making such payments of management fees.

     (e) DETERMINATION, ACCRUAL, AND CALCULATION.

     (1) TRANCHE 1 LOAN.

Omolon                            - 35 -                  OPIC Finance Agreement


                (A) WEEKLY INTEREST RATE. The Weekly Interest Rate component of the Tranche 1 Interest Rate shall be reset weekly. The initial Weekly Interest Rate shall be determined on or before the date of the first Disbursement of the Tranche 1 Loan and shall remain in effect through the next succeeding Tuesday. Thereafter, the Weekly Interest Rate shall be redetermined as of each succeeding Wednesday and such rate shall remain in effect during the period commencing on such Wednesday and ending on the next succeeding Tuesday.

                (B) TRANCHE 1 FUNDING SPREAD. The Tranche 1 Funding Spread component of the Tranche 1 Interest Rate shall be reset as of each Interest Payment Date. The initial Weekly Interest Rate shall be determined on or before the date of the first Disbursement of the Tranche 1 Loan.

                (C) DETERMINATION. The Weekly Interest Rate and the Tranche 1 Funding Spread shall be determined by the Placement and Remarketing Agent as provided in the Funding Documents for so long as the Funding Documents are in effect. The initial determination and each redetermination of the Weekly Interest Rate and Tranche 1 Funding Spread by the Placement and Remarketing Agent shall be conclusive and binding upon OPIC and the Company. The Tranche 1 Interest Rate shall accrue from day to day, begin to accrue with respect to each Disbursement from and including the Disbursement Date, and be pro-rated on the basis of the Tranche 1 Day Count Fraction for each Interest Period.

        (2) TRANCHE 2 LOAN. The Base Rate component of the Tranche 2 Interest Rate shall be established on or before the Disbursement of the Tranche 2 Loan. The Base Rate shall thereafter remain fixed. The Tranche 2 Interest Rate shall accrue from day to day, begin to accrue with respect from and including the Tranche 2 Disbursement Date. The Base Rate shall be pro-rated on the basis of the Tranche 2 Day Count Fraction for each Interest Period, and the Tranche 2 Post Completion Spread and the Tranche 2 Supplemental Spread shall be pro-rated on the basis of the Tranche 1 Day Count Fraction for each Interest Period. The Tranche 2 Supplemental Spread shall be determined by the Company as of the fourth Banking Day preceding each Interest Payment Date occuring after the Project Completion Date, subject to confirmation by OPIC thereafter. The Company shall promptly send notice to OPIC of its calculation of the Tranche 2 Supplemental Spread.

SECTION 3.05. PRINCIPAL REPAYMENT

        (a) TRANCHE 1 LOAN. The Tranche 1 Loan shall be repaid in eight equal (or as nearly equal as possible) semi-annual installments (each such payment being a "TRANCHE 1 PRINCIPAL INSTALLMENT") on the following dates:

Omolon                            - 36 -                  OPIC Finance Agreement


                      TRANCHE 1
                      PRINCIPAL
                    INSTALLMENT #                 DATE
                          1                   15 December 1997
                          2                   15 June 1998
                          3                   15 December 1998
                          4                   15 June 1999
                          5                   l5 December 1999
                          6                   15 June 2000
                          7                   15 December 2000
                          8                   15 June 2001


provided that if any such 15 June or 15 December falls on a day which is not a Business Day, such payment date shall be changed to the next succeeding Business Day (each such date a "TRANCHE 1 REPAYMENT DATE").

        (b) TRANCHE 2 LOAN. The Tranche 2 Loan shall be repaid in full in a single installment in the amount of $5,000,000 on 15 December 2001, provided that if 15 December 2001 is day that is not a Business Day, such payment date shall be changed to the next succeeding Business Day (the "TRANCHE 2 REPAYMENT DATE").

SECTION 3.06. MANDATORY PREPAYMENT.

        (a) PREPAYMENT OF TRANCHE 1 LOAN WITH EXCESS CASH FLOW.

        (1) GENERAL. On each Tranche 1 Repayment Date, the Company shall prepay the Tranche 1 Loan in an aggregate principal amount equal to OPIC's Proportionate Share of:

            (A) 50% of the Company's Excess Cash Flow for the Interest Period
                preceding the Interest Period then ending, if, on the date 60 days prior to such Repayment Date, the Loan Life Debt Service Coverage Ratio is less than 2.0; or

            (B) 30% of the Company's Excess Cash Flow for the Interest Period
                preceding the Interest Period then ending, otherwise;

        (2) LIMITATION. The Company shall concurrently prepay the EBRD Tranche 1 Loan in accordance with the EBRD Loan Agreement in an amount equal to EBRD's Proportionate Share, provided that the Company shall not be required to prepay the Tranche 1 Loan ((pursuant to this Subsection 3.06(a)) and the EBRD Tranche 1 Loan ((pursuant to
            Section 3.07C0) of the EBRD Loan Agreement)) in an aggregate amount exceeding $9,000,000 during any 12-month period.

Omolon                            - 37 -                  OPIC Finance Agreement


        (3) APPLICATION. Mandatory prepayments of the Tranche 1 Loan pursuant to this Subsection 3.06(a) shall be applied to each Tranche 1 Principal Installment in the inverse order of maturity.

        (4) RELATED NOTICES. Not less than 60 days prior to each Tranche 1 Repayment Date, the Company shall furnish to OPIC and EBRD a certificate setting forth the amount of the mandatory prepayment of the Tranche 1 Loan required to be made by the Company pursuant to this Subsection 3.06(a). The Company shall also provide OPIC and EBRD with sufficient detail and information as may be required by OPIC or EBRD as to the Company's calculation of Excess Cash Flow for the Interest Period preceding the Interest Period ending on such Tranche 1 Repayment Date. Such certificates shall be accompanied by such other supporting documentation as OPIC or EBRD may request.

        (b) PREPAYMENT OF ENTIRE LOAN UPON A TOTAL LOSS. In the event that the assets comprising the Project become an actual, constructive, compromised or arranged total loss, at the request of OPIC, the Company shall, on any date as OPIC may select, prepay the Loan in full, together with all accrued interest thereon to such date and all other amounts payable hereunder and the other Financing Agreements. The Company shall concurrently prepay the EBRD Loan in full in accordance with the EBRD Loan Agreement.

        (c) PREPAYMENT OF LOAN WITH UNUTILIZED LOSS PROCEEDS. In the event that all or any portion of the tangible assets comprising the Project shall have been lost, damaged, or destroyed and, in accordance with the provisions of the Insurance Assignment, if the Project Lenders shall have retained the proceeds of troy related claim under any insurance policy as additional security for amounts payable to the Project Lenders under the Financing Agreements, the Company shall, at the request of OPIC, forthwith prepay on any date as OPIC may select, the Loan (together with all accrued interest thereon to such date and all other amounts payable hereunder as of such date) in an aggregate principal amount equal to OPIC's Proportionate Share of the amount of such proceeds, together with all accrued interest on the principal amount of the Loan. Such proceeds shall first be applied to each Tranche 1 Principal Installment in the inverse order of maturity, and only after the Tranche 1 Loan has been repaid in full shall such proceeds be applied to the Tranche 2 Loan. The Company shall concurrently prepay the EBRD Loan in an amount equal to EBRD's Proportionate Share.

        (d) EBRD LOAN PREPAYMENTS. The Company shall prepay:

        (1) the Tranche 1 Loan in a pro rata amount (based on the outstanding principal balance of the Tranche 1 Loan and the EBRD Tranche 1 Loan) of any voluntary prepayment of the EBRD Tranche 1 Loan made pursuant to Section 3.11 (c) of the EBRD Loan Agreement (together with all accrued interest thereon to such date) (to be applied to each Tranche 1 Installment in the inverse order of maturity); and

Omolon                            - 38 -                  OPIC Finance Agreement


        (2) the Tranche 2 Loan in an amount equal to 100% of any voluntary prepayment of the EBRD Tranche 2 Loan made pursuant to Section 3.11(c) of the EBRD Loan Agreement (together with all accrued interest thereon to such date).

        (e) PREPAYMENT PREMIUM.

        (l) TRANCHE 1 LOAN. No Prepayment Premium shall be payable in respect of any mandatory prepayment of the Tranche 1 Loan pursuant to this
            Section 3.06.

        (2) TRANCHE 2 LOAN. In the case of any mandatory prepayment of the Tranche 2 Loan pursuant to Subsection 3.06(b), (c), or (d), the Company shall concurrently pay OPIC any Make-Whole Premium payable at such time. In the case of acceleration of the Loan upon the occurrence of an Event of Default, the Company shall concurrently pay OPIC any Make-Whole Premium due at such time.

        (f) ADVANCE DEPOSIT. The Company shall deposit the amount of each mandatory prepayment required by this Section 3.06 with the Paying Agent by the dates set forth in and in accordance with Section 3.13, and shall concurrently send (by facsimile with a hard copy to follow) confirmation of such deposit. The prepayment shall be irrevocable upon receipt thereof by the Paying Agent in accordance with the Funding Agreement and Section 3.13.

SECTION 3.07. VOLUNTARY PREPAYMENT

        (a) GENERAL. The Company may at its option prepay the Tranche 1 Loan in part or in full, and all, but not part only, of the Tranche 2 Loan, on any Tranche 1 Repayment Date, subject to all of the following:

        (1) in the case of any prepayment of the Tranche 2 Loan, the Tranche 1 Loan shall either concurrently be prepaid or shall have been previously been prepaid in full;

        (2) each partial prepayment with respect to the Tranche 1 Loan shall be in an amount of not less than $1,000,000 and integral multiples of $1,000,000 in excess thereof;

        (3) the Company shall provide OPIC, EBRD, and the Paying Agent not less than 45 days' prior irrevocable written notice thereof;

        (4) the Company shall concurrently pay all accrued interest on the principal amount be prepaid to the prepayment date, any Prepayment Premium with respect to the Tranche 2 Loan to be prepaid, and all other amounts then due and owing from the Company to OPIC under any of the Financing Agreements (together with the principal amount being prepaid, the "VOLUNTARY PREPAYMENT AMOUNT");

Omolon                            - 39 -                  OPIC Finance Agreement


        (5) the Company shall deposit the Voluntary Prepayment Amount with the Paying Agent at least fifteen Business Days prior to such prepayment date (in accordance with Section 3.13 and the Funding Agreement);

        (6) partial prepayments of the Tranche 1 Loan shall be applied against the Tranche 1 Principal Installments in the inverse order of maturity; and

        (7) in the case of a voluntary prepayment of the Tranche 1 Loan, the Company shall simultaneously prepay a pro rata amount of the EBRD Tranche 1 Loan; and

        (8) in the case of a voluntary prepayment of the Tranche 2 Loan, the Company shall simultaneously prepay the EBRD Tranche 2 Loan in an equal amount.

        (b) OPIC PREPAYMENT PREMIUM AND MAKE-WHOLE PREMIUM. In the case of prepayment of the Tranche 2 Loan (whether under Section 3.06 or 3.07), the Company shall pay OPIC, on the date of prepayment, a prepayment premium equal to the Make-Whole Premium plus the following percentage of the principal amount of the Tranche 2 Loan ( the following being the "OPIC Prepayment Premium"):

                              DATE OF PREPAYMENT                   PERCENTAGE
                               If on or before:
                                15 December 1997                       44
                                15 June 1998                           40
                                15 December 1998                       35
                                15 June 1999                           30
                                15 December 1999                       25
                                15 June 2000                           20
                                15 December 2000                       13
                                15 June 2001                            7
                                thereafter                              0

SECTION 3.08. DEFAULT

        (a) PRINCIPAL AND INTEREST. If the Company fails to pay in full any amount of principal or interest when due (whether at the stated due date or by acceleration after the occurrence of an Event of Default), the Company shall on demand pay OPIC default interest on such unpaid amount (in lieu of the applicable Interest Rate) from its due date until paid at either of the following rates per annum (as determined by OPIC in its sole discretion):

        (1) in the case of the Tranche 1 Loan,

Omolon                            - 40 -                  OPIC Finance Agreement


           (A)  at a rate per annum equal to the sum of (i) the Treasury Cost,
                (ii) the Tranche 1 Funding Spread, and (iii) 2.0% from the date of such payment default until the date on which such defaulted amount is paid in full; or

           (B) at a rate per annum equal to 2% per annum in excess of the applicable Interest Rate; and

        (2) in the case of the Tranche 2 Loan,

           (A)  at a rate per annum equal to the sum of (i) the Treasury Cost,
                (ii) the amount (as of the Disbursement Date with respect thereto) by which the Base Rate exceeded the interest rate of Treasury notes of similar maturity (based on the notice of such amount requited to be provided by the Company and OPIC by the Placement and Remarketing Agent in accordance with the Funding Documents), and (iii) 2.0% from the date of such payment default until the date on which such defaulted amount is paid in full; or

           (B) at a rate per annum equal to 2% per annum in excess of the applicable Tranche 2 Interest Rate;

           in either event to the extent permitted by applicable law.

        (b) OTHER AMOUNTS. If the Company fails to make full payment when due of any form or type of payment to OPIC required by this Agreement (whether at the stated due date or by acceleration after the occurrence of an Event of Default) other than principal or interest, the Company shall pay default interest to OPIC on such payment default on demand from its due date until paid at a rate equal to 2%per annum in excess of the Tranche 1 Interest Rate (to the extent permitted by applicable law). If any such payment is due at a time when no portion of the Loan is outstanding, then such default interest rate shall be calculated as if a Disbursement had been made on the day when such payment became due and payable.

Omolon                           - 41 -                  OPIC Finance Agreement



SECTION 3.09. TAXES

        (a) GENERAL. The Company shall pay directly to all appropriate taxing authorities any and all present and future Taxes, and all liabilities with respect thereto imposed by law or by any taxing authority on or with regard to any aspect of the transactions contemplated by this Agreement, the execution, delivery, registration, or notarization of this Agreement, any other Financing Agreement, any Project Agreement, and any other documents related to this Agreement. The Company hereby indemnifies OPIC and holds OPIC harmless from and against any and all liabilities, fees or additional expense with respect to or resulting from any delay in paying, or omission to pay, such Taxes. Within 30 days after the payment by the Company of any such Taxes, the Company shall furnish OPIC with the original or a certified copy of the receipt evidencing payment thereof, together with any other information OPIC may reasonably require to establish to its satisfaction that full and timely payment of such Taxes has been made.

        (b) REIMBURSEMENT. OPIC shall notify the Company of any payment of such Taxes required or requested of OPIC and shall give due consideration to any advice or recommendation given in response thereto by the Company, and upon notice from OPIC that such Taxes or any liability relating thereto (including penalties and interest) have been paid by or on behalf of OPIC, the Company shall pay or reimburse OPIC therefor within 30 days of such notice.

        (c) SURVIVAL. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 3.09 shall survive the payment in full of principal and interest hereunder and under the Notes.

SECTION 3.10. CANCELLATION OF COMMITMENT BY COMPANY.

        (a) GENERAL. The Company may at its option cancel all or part of the Commitment provided that:

        (1) NOTICE. The Company shall give not less than 30 days' prior irrevocable written notice to OPIC of such cancellation;

        (2) TRANCHE 2 COMMITMENT. The Tranche 2 Commitment may only be cancelled in whole (and the Company shall concurrently cancel EBRD's obligation to make a disbursement of the EBRD Tranche 2 Loan in full and provide OPIC with a copy of the notice of cancellation the Company has provided EBRD in connection therewith);

        (3) PRO RATA WITH EBRD. In the case of a cancellation of the Tranche 1 Commitment, the Company shall simultaneously cancel its right to further disbursements of a pro rata amount (based on the available Tranche 1 Commitment hereunder and the unutilized right to request disbursements from EBRD of the EBRD Tranche 1 Loan) of EBRD's obligation to make disbursements of the EBRD Tranche 1 Loan pursuant to the EBRD Loan

Omolon                           - 42 -                  OPIC Finance Agreement


            Agreement and provided OPIC with a copy of the notice of cancellation the Company has delivered to EBRD in connection therewith;

        (4) TRANCHE 1 COMMITMENT. A notice from the Company of cancellation of the Tranche 2 Commitment shall be deemed also to constitute notice of cancellation in full of the Tranche 1 Commitment;

        (5) AMOUNT. In the case of partial cancellation of the Tranche 1 Commitment, such cancellation shall be in an amount of not less than $1,000,000 and in integral multiples thereof;

        (6) FEES. The Company shall pay, on or before the effective date of the proposed cancellation:

            (A) the Cancellation Fee as set forth in Section 3.11(b);

            (B) the accrued and unpaid Commitment Fee with respect to the cancelled portion of the Commitment to the date on which such cancellation becomes effective; and

            (C) any fees owed to EBRD pursuant to the EBRD Loan Agreement in connection the Company's simultaneous cancellation of the fight of the Company with respect to further disbursements of the EBRD Loan.

        (b) UNUTILIZED COMMITMENT. Any part of the Commitment not disbursed at the end of the Commitment Period shall be deemed cancelled and the Company shall pay the Cancellation Fee and Commitment Fee in respect of such unutilized and deemed cancelled Commitment.

        (e) NO REINSTATEMENT. Any amount of the Commitment that is cancelled shall not be reinstated.


SECTION 3.11. FEES

        (a) COMMITMENT FEE. Beginning as of the Commitment Date, and continuing to the Commitment Termination Date, the Company shall pay a commitment fee to OPIC of(the "Commitment Fee") equal to 0.50% per annum of the aggregate amount of the unutilized portion of the Commitment. The Commitment Fee shall accrue on a daily basis (including the Commitment Date, but excluding the Commitment Termination Date), shall be calculated for each day during such period, and shall be computed on the basis of the Tranche 1 Day Count Fraction. The Company shall pay accrued Commitment Fees in accordance with the Commitment Letter to the date hereof on or before the date this Agreement is executed and delivered by the Company. Thereafter the Company shall pay the Commitment Fee in arrears to

Omolon                           - 43 -                  OPIC Finance Agreement


OPIC on each Interest Payment Date (whether or not interest is payable) and the Commitment Termination Date.

        (b) CANCELLATION FEE. If the Company elects to cancel all or a portion of the 1 Commitment in accordance with Section 3.10, the Company shall pay OPIC a cancellation fee equal to 0.125% of any amount of the Commitment that is cancelled. ,any part of the Commitment that is not disbursed (or been previously cancelled) as of the Commitment Termination Date shall be deemed to have been cancelled and the Company shall pay the applicable Cancellation Fee in respect thereof.

        (c) FACILITY FEE. The Company shall pay to OPIC a non-refundable facility fee in the amount of 1.00% of the Commitment (the "Facility Fee"), of which OPIC hereby acknowledges receipt of $300,000. The remaining balance shall be paid to OPIC within five Business Days after the Company executes this Agreement.


SECTION 3.12. COSTS AND EXPENSES

        (a) GENERAL. The Company shall, whether or not any Disbursement is made, pay to OPIC, or as OPIC may direct, within 30 days of OPIC furnishing to the Company the invoice therefor, and shall indemnify and hold OPIC harmless from each and all of the following:

        (1) all documented outside mining, engineering, environmental and other consulting fees and expenses incurred by OPIC in connection with this Agreement and the other Financing Agreements, including without limitation the fees and expenses of the Independent Engineer and OPIC's insurance and environmental consultants;

        (2) the documented fees and expenses of outside legal counsel to OPIC and all other documented out-of-pocket costs and expenses incurred by OPIC in connection with:

            (A) the assessment and arrangement of the Loan by OPIC;

            (B) the preparation, review, negotiation, execution and, where appropriate, registration and notarization of this Agreement, the other Financing Agreements, the Project Agreements and any other documents related to this Agreement;

            (C) the obtaining of any legal opinions required by OPIC hereunder;
                and

            (D) the implementation and administration of this Agreement and the other Financing Agreements;

        (3) any insurance premiums paid by OPIC on behalf of the Company in connection with insurance that is not obtained by the Company as required hereunder;

Omolon                           - 44 -                  OPIC Finance Agreement


        (4) all documented costs of preparing, in a manner satisfactory to OPIC, Russian translations of any Financing Agreements as requested by OPIC from time to time;

        (5) all documented costs incurred in connection with the discharge and satisfaction of any Liens or other claims existing in violation of any of the Financing Agreements;

        (6) all documented costs incurred by OPIC in connection with creating, perfecting, maintaining and enforcing the Security;

        (7) all fees, costs, expenses, liabilities, and other charges pursuant to any of the Funding Documents;

        (8) the documented costs of providing OPIC with four bound copies and one unbound copy of all Financing Agreements, all Project Agreements and all other documents delivered by the Company or any other party hereunder; and

        (9) all other documented costs and expenses incurred by OPIC in connection with this Agreement, any other Financing Agreement and any Project Agreement or any action contemplated thereby.

         (b) ATTORNEYS' FEES AND OTHER COSTS AND EXPENSES. The Company shall pay to OPIC, or as OPIC may direct, on demand all lawyers' and other fees, costs and expenses incurred by OPIC:

         (1) in the determination of whether there has occurred an Event of Default or Potential Event of Default;

         (2) in respect of the preservation or enforcement of any of its rights under this Agreement or any other Financing Agreement and the collection of any amount owing to OPIC, including in any action or proceeding to protect OPIC's rights in any proceeding relating to any bankruptcy or insolvency proceeding involving the Company; and

         (3) the assessment, preparation, review, execution and, when: appropriate, registration of any amendment of or waiver to this Agreement, any other Financing Agreement, any Project Agreement or any other document related to this Agreement.

SECTION 3.13. PAYMENTS.

        (a) PAYING AGENT. To assure prompt payment of all amounts due hereunder, the Company shall make all payments required by this Agreement to be made to the Paying Agent on behalf of OPIC (to be held by the Paying Agent in trust as provided in the Funding Agreement) at the times specified in and in accordance with the Funding Agreement, unless, until, and to the

Omolon                           - 45 -                  OPIC Finance Agreement

extent OPIC gives the Company written notice otherwise. Interest on amounts delivered to the Paying Agent shall accrue interest as provided in the Funding Agreement.

        (b) OPIC. If OPIC shall from time to time direct that any payments due under this Agreement be made directly to OPIC, such payments shall be made when due in accordance with the following wire instructions (via a United States domestic bank):

                     U.S. Treasury Department
                     ABA No. 0210-3000-4 TREASNYC/CTR/BNF=AC71000001
                     OBI=OPIC Loan No. 118-94-130-IG

        (c) DOLLARS. The Company shall make each payment due under this Agreement in Dollars in immediately available funds on the date when due. This is an international loan transaction in which the specification of Dollars is of the essence, and such currency shall be the currency of payment in all events. The payment obligations of the Company hereunder shall not be novated, discharged, or satisfied by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars or transfer to the Paying Agent (at its Corporate Trust Office, as defined in the Funding Agreement) or OPIC ((as provided in Subsection 3.13(b)) under normal banking procedures does not yield the amount of Dollars then due. If any payment by the Company, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in the payment of such amount of Dollars at the place such amount is due, OPIC shall be entitled to demand immediate payment of, and shall have a separate cause of action against the Company for, the additional amount necessary to yield the amount then due. If OPIC, upon the conversion of such judgment into Dollars, receives (as a result of currency exchange rate fluctuations) an amount greater than that to which it was entitled, OPIC shall reasonably promptly reimburse any excess amount.

        (d) WITHOUT DEDUCTION OR WITHHOLDING. The Company shall make each payment of principal, interest, and every other amount due pursuant to this
Agreement:

        (1) without any offset, defense, or counterclaim for any reason whatsoever; and

        (2) free of any withholding or other deduction for Covered Taxes.

        (e) GROSS-UP FOR COVERED TAXES. If the Company is prevented by law or otherwise from making any payment due hereunder free of any Covered Taxes, then the Company shall pay such additional principal, interest, or other amount (as the case may be) as may be necessary so that the actual amount received after such deduction or withholding of Covered Taxes (and after deduction of an amount equal to any additional taxes or other charges payable as a consequence of the payment of such additional amounts) shall equal the amount that would have been received if such deduction or withholding of Covered Taxes were not required.

SECTION 3.14. INSUFFICIENT PAYMENTS.

Omolon                           - 46 -                  OPIC Finance Agreement


        If OPIC shall at any time receive less than the full amount then due and payable to it under this Agreement, 0PIC shall have the right to allocate and apply such payment in any way or manner and for such purpose or purposes under this Agreement as OPIC in its sole discretion shall determine, notwithstanding
(a) any instruction that the Company or any other Person may give to the contrary, or (b) any allocation of payments set forth in the Funding Agreement.

SECTION 3.15. OPIC's BOOKS AND RECORDS.

The books and records of OPIC showing:

        (1) Disbursements, prepayments, and repayments;

        (2) the computation and payment of interest, Default Interest, Commitment Fees, Cancellation Fees, Facility Fees; and

        (3) any other amounts due from the Company hereunder or the receipt thereof shall be conclusive and binding on the Company, absent manifest error.

                                  ARTICLE IV

                          CONDITIONS OF DISBURSEMENT

SECTION 4.01. CONDITIONS OF FIRST DISBURSEMENT

        Unless OPIC otherwise agrees in writing, the obligation of OPIC to deliver Issuing Instructions to the Paying Agent and to authorize the making of the first Disbursement of the Loan shall be subject to the performance by the Company of all its obligations theretofore to be performed under this Agreement and to the fulfillment, in form and substance satisfactory to OPIC in its sole discretion, prior to or concurrently with the making of such first Disbursement, of the following conditions and their continued fulfillment on the date of the first Disbursement:

        (a) Financing Agreements. The following agreements, each in form and substance satisfactory to OPIC, shall have been duly executed by the respective parties thereto (if they have not already been entered into) and shall have become (or, as the case may be, shall remain) unconditional and fully effective as to every party thereto in accordance with their respective terms without default (except for this Agreement having become unconditional and fully effective, if that is a condition of any of such agreements):

        (1) the EBRD Loan Agreement;

        (2) the Funding Documents;

Omolon                           - 47 -                  OPIC Finance Agreement


        (3) the Cyprus Magada Guaranty;

        (4) the Cyprus Amax Guaranty;

        (5) the Security Sharing Agreement;

        (6) the Cyprus Support Agreement; and

        (7) the Russian Shareholders Support Agreement;

and OPIC shall have received a duly executed original (or, in the case of the EBRD Loan Agreement, a certified copy) of each such agreement.

        (b) PROJECT AGREEMENTS. The following agreements, each in form and substance satisfactory to OPIC, shall have been duly executed by the respective panics thereto (if they have not already been entered into) and shall have become (or, as the case m ay be, shall remain) unconditional and fully effective as to each party thereto in accordance with their respective terms (except for this Agreement having become unconditional and fully effective, if that is a condition of any of such agreements):

        (1)  the License (including the License Agreement);

        (2)  the Construction Contract;

        (3)  the Management Agreement;

        (4)  the Roskomdragmet Agreement;

        (5)  the Rosvneshtorgbank Agreement;

        (6)  the Offshore Bank Account Agreement;

        (7)  the Blocked Account Agreement;

        (8)  the Russian Blocked Account Agreement;

        (9)  the Reclamation Agreement;

        (10) the Foundation Agreement; and

        (11) the Memorandum of Understanding.

and OPIC shall have received a certified copy of each such agreement.

Omolon                           - 48 -                  OPIC Finance Agreement


        (c) SECURITY. The Security shall have been validly created and perfected in a manner satisfactory to OPIC pursuant to the following Security Documents:

        (1)  the Contract Pledge;

        (2)  the Cyprus Magadan Share Pledge;

        (3)  the Enterprise Mortgage;

        (4)  the Equipment Pledge;

        (5)  the Goods Pledge;

        (6)  the Immovables Mortgage;

        (7)  the Insurance Assignment;

        (8)  the Offshore Account Pledge;

        (9)  the Omolon Share Pledge; and

        (10) the Russian Account Pledge;

and OPIC shall have received a duly executed original of each such Security Document, together with any other documents, recordings, filings, notifications and registrations which are required for the creation, validity, perfection or priority of the Security and the Liens of the Project Lenders in or under the Security Documents as listed in Schedule X to the EBRD Loan Agreement.

        (d) CHARTERS. The Charter of the Company shall be in form and substance satisfactory to OPIC, and OPIC shall have received certified copies of (1) the Charter of the Company, (2) the certificates of registration of the Company with the Russian Agency for International Cooperation and Development and the Administration of the Magadan Region, and (3) the Charters (and, if relevant, the certificates of registration and certificates of good standing) of Cyprus Amax, Cyprus Gold, the Shareholders, the Contractor and, at the request of OPIC, any other parties to the Financing Agreements and Project Agreements, each as amended to date.

        (e) APPROVALS. There shall have been obtained or made all governmental, corporate, creditors', shareholders' and other necessary licenses, approvals, consents, filings and registrations for:

        (1) the financing and funding by OPIC under this Agreement and the Funding Documents,and by EBRD under the EBRD Loan Agreement, and by any Shareholder under any Subordinated Loans;

        (2) the carrying on of the business of the Company as it is presently carried on and is contemplated to be carried on in accordance with the Development Plan;

Omolon                           - 49 -                  OPIC Finance Agreement


        (3) the construction and operation of the Project and the carrying out of the Financing Plan;

        (4) the due execution and delivery of, and performance under, this Agreement, the Financing Agreements, the Project Agreements and the Security, and any other documents in implementation thereof, by the Company, the Shareholders, the Contractor and the other parties thereto, and the validity and enforceability thereof;

        (5) the establishment and maintenance of the Offshore Bank Account, the Disbursement Subaccount, the Roskomdragmet Sales Subaccount, the Export Sales Subaccount, the Revenue Subaccount and the Cash Collateral Subaccount;

        (6) the sale and export of dore and gold as contemplated by the Development Plan and the Marketing Agreements; and

        (7) the remittance to OPIC or its assigns as provided for in this Agreement of all monies payable in respect of this Agreement and the Security;

including, without limitation, (A) the authorizations of the Persons signing the Financing Agreements and Project Agreements on behalf of the Company, Cyprus Amax, Cyprus Gold, the Shareholders, the Contractor and the other parties thereto to sign such documents and to bind the respective parties thereby, (B) the authorization of the Central Bank of Russia for the incurrence and repayment of the Indebtedness incurred under this Agreement and the EBRD Loan Agreement and the establishment and operation of the Offshore Bank Account as contemplated herein, and (C) the major construction, environmental and operating permits and approvals listed in Schedule V to the EBRD Loan Agreement (other than any such construction, environmental or operating permit or approval which (i) is not then needed for the Project, (ii) because it is premature, cannot then be obtained, and (iii) there is no reason to believe the Company will not be able to obtain at the time such permit or approval is needed for the Project); and OPIC shall have received certified copies of all such licenses, approvals, consents, filings and registrations.

        (f) SPECIMEN SIGNATURES. OPIC shall have received (1) the certificate of incumbency and authority referred to in Section 8.04, substantially in the form of Schedule Y to the EBRD Loan Agreement and (2) a certificate of an appropriate officer of Cyprus Amax, Cyprus Gold, each Shareholder, the Contractor and, at the request of OPIC, any other party to the Financing Agreements and Project Agreements certifying the name and specimen signature of each Person authorized to sign on behalf of such party the Financing Agreements and Project Agreements to be entered into and performed by such party.

        (g) EQUITY. OPIC shall have received satisfactory evidence that (1) the Shareholders have contributed in a manner satisfactory to the OPIC at least $80,000,000 (or the equivalent thereof in other currencies at then current rates of exchange) in paid-in capital to the Company, and (2) the Company has expended, or allocated for expenditure on imports of goods and services, substantially all of such paid4n capital on Project Costs, including a list of Project Costs paid by the Company to Shareholders, which list shall be satisfactory to OPIC.

Omolon                           - 50 -                  OPIC Finance Agreement


        (h) INSURANCE. OPIC shall have received the insurance certificate referred to in Section 5.19(d) showing that all insurance referred to in such report and all other insurance policies, certificates and endorsements required pursuant to Section 5.03 are in full force and effect.

        (i) DEVELOPMENT PLAN. OPIC shall have received the Development Plan, in form and substance satisfactory to OPIC and the Independent Engineer.

        (j) BANK ACCOUNTS. OPIC shall have received evidence satisfactory to OPIC that the Offshore Bank Account, the Disbursement Subaccount, the Revenue Subaccount, the Cash Collateral Subaccount and the Russian Bank Accounts have been duly established.

        (k) SURFACE RIGHTS. OPIC shall have received evidence satisfactory to OPIC that the Company has been granted all appurtenant surface rights required for the Project.

        (l) AUDITORS LETTER. OPIC shall have received a certified copy of a letter to the Auditors from the Company substantially in the form of Schedule Z to the EBRD Loan Agreement.

        (m) PROCESS AGENT APPOINTMENTS. OPIC shall have received written confirmations from the agents for service of process appointed by the Company pursuant to Section 7.04.B, by Cyprus Magadan pursuant to Cyprus Magadan Guaranty, the Cyprus Support Agreement and the Omolon Share Pledge, by Cyprus Amax pursuant to the Cyprus Amax Guaranty and the Cyprus Support Agreement, by Cyprus Gold pursuant to the Cyprus Magadan Share Pledge and by the Russian Shareholders pursuant to the Russian Shareholders Support Agreement and the Omolon Share Pledge of their acceptances of such appointments, each substantially in the form of Schedule AA to the EBRD Loan Agreement.

        (n) LEGAL OPINIONS. OPIC shall have received:

        (1) the favorable opinion of special Russian counsel to the Company acceptable to OPIC regarding such matters incident to the transactions contemplated by this Agreement as OPIC shall reasonably request, which opinion shall be in form and substance satisfactory to OPIC, together with a reliance opinion thereon of Coudert Brothers, special New York counsel to the Borrower, substantially in the form of Schedule BB to the EBRD Loan Agreement;

        (2) the favorable opinion of Coudert Brothers, special English counsel to the Company, substantially in the form of Schedule CC to the EBRD Loan Agreement;

        (3) the favorable opinion of Coudert Brothers, special New York counsel to the Company, substantially in the form of Schedule DD to the EBRD Loan Agreement;

Omolon                           - 51 -                  OPIC Finance Agreement


        (4) the favorable opinion of Freshfields, special Russian counsel to the Project Lenders, regarding such matters incident to the transactions contemplated by this Agreement as OPIC shall reasonably request, which opinion shall be in form and substance satisfactory to OPIC; and

        (5) the favorable opinion of Freshfields, special English counsel to the Project Lenders, substantially in the form of Schedule EE to the EBRD Loan Agreement.

SECTION 4.02. CONDITIONS FOR ANY DISBURSEMENT

        The obligation of OPIC to deliver Issuing Instructions to the Paying Agent and to authorize the making of a Disbursement shall also be subject to the fulfillment, in form and substance satisfactory to OPIC, of the conditions that, on the date of the applicable Disbursement Request and on the date of such
Disbursement:

        (a) CONTINUING VALIDITY OF DOCUMENTS. All documents and instruments delivered to OPIC pursuant to Section 4.01 shall be in full force and effect.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties confirmed or made by the Company in Article II and all other representations and warranties made by the Company, Cyprus Amax, Cyprus Gold, the Shareholders and the Contractor in the Financing Agreements and the Project Agreements shall be true on and as of such dates with the same effect as though such representations and warranties had been made on and as of such dates.

        (c) NO DEFAULT. No Event of Default and no Potential Event of Default shall have occurred and be continuing and the Company shall not, as a result of such Disbursement, be in violation of its Charter, any provision contained in any agreement or instrument to which the Company is a party (including this Agreement) or by which the Company is bound or any law, statute, rule, regulation, judgment, decree or order applicable to the Company.

        (d) NO MATERIAL ADVERSE CHANGE. Nothing shall have occurred which might have a Material Adverse Effect.

        (e) NO POLITICAL EVENT. No Qualified Political Event and no event that, with the passage of time or otherwise, might become a Qualified Political Event shall have occurred and be continuing and no political violence claim in respect of a material or substantial part of the Company's assets or expropriation claim shall have been made under any contract of insurance issued by OPIC in support of the Project.

        (f) USE OF PROCEEDS. The proceeds of such Disbursement shall, at the time of request therefor, be needed by the Company solely for the purpose of financing Project Costs and OPIC shall have received such evidence as to the proposed utilization of the proceeds of such Disbursement and the utilization of the proceeds of any prior Disbursement as OPIC shall reasonably require, including, in the case of any Disbursement which is being used in whole or in

Omolon                           - 52 -                  OPIC Finance Agreement


part to finance amounts owing under the Construction Contract or any supply or other contract entered into thereunder, the invoice of the Contractor or the relevant supplier.

        (g) DISBURSEMENT REQUIREMENTS AND LIMITATIONS. The requested Disbursement satisfies all of the requirements set forth in Section 3.02, and the Company has timely complied with the Disbursement procedures set forth in
Section 3.03.

        (h) FUNDING ARRANGEMENTS. Suitable arrangements shall have been made for funding the Disbursement, in accordance with the Funding Documents, which funding arrangements shall be satisfactory to OPIC in form and substance, including without limitation, satisfaction by the Company of all conditions precedent to the obligations of any other party to the Funding Documents and performance by the Company of all other obligations on its pan to be performed prior to the making of the first Disbursement pursuant to any Financing Agreement, and OPIC shall have received immediately available funds in the amount of the proposed Disbursement pursuant to the Funding Documents (or such funds are available at the direction of OPIC pursuant to the Funding Documents).

        (i) COST OVERRUNS. OPIC shall be satisfied, on the basis of the opinion of the Independent Engineer, that the Project Costs (including, without limitation, financing costs) necessary to achieve physical completion of the Project will not exceed by more than $10,000,000 (or the equivalent thereof in other currencies at then current rates of exchange) the total amount thereof set forth in Section 2.01(b) or, if OPIC is not so satisfied as a result of delay in completion or otherwise, OPIC shall have received satisfactory evidence that the Shareholders have contributed not less than 50% of the full amount of such excess in paid-in capital or Subordinated Shareholder Loans to the Company and that the Company has expended 100% of such paid-in capital and Subordinated Shareholder Loans on the Project.

        (j) TRANCHE 2 LOAN. In the case of any Disbursement of the Tranche 1 Loan, the Tranche 2 Loan shall have previously been disbursed in full in the amount of $5,000,000.

        (k) EBRD. EBRD shall have confirmed to OPIC its intention to make a disbursement pursuant to the EBRD Loan Agreement on or before the Disbursement Date, and have advised OPIC that all of the conditions precedent to EBRD making such disbursement as required by the EBRD Loan Agreement have been (or are reasonably expected to be) satisfied or waived by the proposed Disbursement Date.

        (i) OTHER. OPIC shall have received such other documents and opinions as OPIC may reasonably request.

        (m) DEVELOPMENT PLAN. The Project as developed to date shall conform in all material respects with the detailed description thereof included in the Development Plan for such stage of development, except as otherwise agreed with the Project Lenders.

Omolon                           - 53 -                  OPIC Finance Agreement


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

        Unless OPIC shall otherwise agree in writing:

SECTION 5.01. PROJECT IMPLEMENTATION

        The Company shall carry out the Project substantially in accordance with the Development Plan and cause the financing specified in the Financing Plan to be applied exclusively to the Project.

SECTION 5.02. MAINTENANCE AND CONDUCT OF BUSINESS

        (a) The Company shall (1) maintain its corporate existence in compliance with all applicable laws and regulations, (2) conduct its business efficiently, in accordance with sound engineering, financial and business practices, in a good workmanlike manner, with due regard for the environment and in compliance with all applicable statutes, laws, regulations, rules, orders and decrees of the Russian Federation and any other applicable jurisdiction, (3) keep and maintain all of its assets required for the Project in good repair, working order and condition, and (4) ensure that the Project is constructed, maintained and operated in accordance with good international practices in the gold mining industry. Without limiting the foregoing, the Company shall comply with the Environmental Standards and its obligations under the Reclamation Agreement.

        (b) [Reserved.]

SECTION 5.03. INSURANCE

        The Company shall keep its properties and business insured with financially sound and reputable insurers against loss or damage in accordance with the requirements of Schedule FF to the EBRD Loan Agreement.

SECTION 5.04. ACCOUNTING

        The Company shall promptly and diligently install, and thereafter maintain, an accounting and cost control system satisfactory to OPIC and maintain books of account and other records adequate to reflect truly and fairly the financial condition of the Company and the results of its operations (including the progress of the Project) in conformity with Generally Accepted Accounting Principles. The Company shall maintain Price Waterhouse, or such other firm of independent public accountants as may be acceptable to OPIC, as Auditors of the Company and authorize, by letter substantially in the form of Schedule Z to the EBRD Loan Agreement, the

Omolon                           - 54 -                  OPIC Finance Agreement


Auditors to communicate directly with OPIC at any time regarding the Company's accounts and operations. OPIC shall provide notice to the Company of any intended communications with the Auditors and, for the purpose of minimizing expenses, shall, in the case of any requested information, give the Company a reasonable opportunity to provide such information directly to OPIC, provided that, if OPIC is not satisfied with the response of the Company to its request for information, OPIC may communicate directly with the Auditors.

SECTION 5.05. CONTINUING GOVERNMENTAL AND OTHER APPROVALS

        The Company shall obtain or make, and shall maintain in force (or, where appropriate, renew), all governmental, corporate, creditors', shareholders' and other necessary licenses, approvals, consents, filings and registrations required for the purposes described in Section 4.01(e) (other than any construction, environmental or operating permit or approval which (i) is not then needed for the Project, (ii) because it is premature, cannot then be obtained, and (iii) there is no reason to believe the Company will not be able to obtain at the time such permit or approval is needed for the Project), and comply in all material respects with all conditions and obligations to which such licenses, approvals, consents, filings and registrations may be subject.

SECTION 5.06. SECURITY

        The Company shall, at its own cost, create, perfect and maintain (or, where appropriate, renew) the Security in a manner satisfactory to OPIC and take all actions requested by OPIC which are necessary to ensure that the Liens created by the Security Documents constitute valid and perfected Liens of first priority over the collateral purported to be covered thereby, securing payment of all obligations of the Company under this Agreement and the other Financing Agreements and ranking senior to the claims of all third parties other than claims secured by Permitted Liens.

SECTION 5.07. COMPLIANCE WITH OTHER OBLIGATIONS

        The Company shall comply with all agreements to which it is a party or by which it or any of its properties or assets is bound.

SECTION 5.O8. TAXES; STAMP DUTIES

        (a) The Company shall pay when due all of its Taxes including without limitation any Taxes against any of its properties, other than Taxes which are being contested in good faith and by proper proceedings and as to which adequate reserves have been set aside for the payment thereof. The Company shall make timely filings of all Tax returns and governmental reports required to be filed or submitted under any applicable law or regulation.

        (b) [Reserved].

Omolon                           - 55 -                  OPIC Finance Agreement


SECTION 5.09. PROJECT AGREEMENTS

        (a) The Company shall maintain all Project Agreements and Financing Agreements to which the Company is a party in full force and effect without material modification and perform its obligations under, and not commit any material breach of or default under, any such Project Agreement.

        (b) The Company shall not terminate, amend in any material respect or grant any material waiver in respect of any provision of any oft he Project Agreements or Financing Agreements to which it is a party, or consent to any assignment of any Project Agreement by any other party thereto; provided that OPIC shall not unreasonably withheld its consent to a termination of a Project Agreement if the Company enters into a substitute agreement in form and substance satisfactory to OPIC with a third party acceptable to 0PIC and grants to the Project Lenders a security interest in all of its rights, interests and benefits under such substitute agreement pursuant to an amendment to the Contract Pledge in form and substance satisfactory to 0PIC, in which case such substitute agreement shall become a Project Agreement hereunder.

SECTION 5.10. OFFSHORE BANK ACCOUNT

        The Company shall establish and maintain a bank account denominated in Dollars at the principal London branch of Citibank, N.A. (the "Offshore Bank Account"), which account shall be pledged to Moscow Narodny Bank Limited, as security trustee for the Project Lenders, as security for all amounts payable by the Company under this Agreement, the EBRD Loan Agreement and the other Financing Agreements. The Company shall maintain five subaccounts of the Offshore Bank Account designated as the Disbursement Subaccount, the Roskomdragrnet Sales Subaccount, the Export Sales Subaccount, the Revenue Subaccount and the Cash Collateral Subaccount.

SECTION 5.11. DISBURSEMENT SUBACCOUNT

        All Disbursements under this Agreement and all disbursements under the EBRD Loan Agreement shall be deposited into the Disbursement Subaccount. Amounts in the Disbursement Subaccount may be withdrawn by the Company without the prior approval or authorization of OPIC only for the purpose of paying Project Costs in accordance with the Development Plan and the annual capital expenditure and operating budgets approved by OPIC pursuant to Section 5.18.

SECTION 5.12. SALES AND REVENUE SUBACCOUNTS

        (a) The Company shall ensure that (1) all amounts paid to the Company by Roskomdragmet under the Roskomdragmet Agreement in currencies other than Roubles are deposited into the Roskomdragrnet Sales Subaccount, and (2) upon release of such amounts in accordance with Article 9 of the Roskomdragmet Agreement and with the Blocked Account Agreement, such amounts are transferred from the Roskomdragmet Sales Subaccount to the Revenue Subaccount. Amounts may be withdrawn from the Roskomdragmet Sales Subaccount

Omolon                           - 56 -                  OPIC Finance Agreement


only for the purpose of transferring such amounts to the Revenue Subaccount or paying such amounts back to Roskomdragmet in accordance with Article 9.2(a) of the Roskomdragrnet Agreement and with the Blocked Account Agreement. The Company shall not withdraw funds from the Roskomdragmet Sales Subaccount for any other purpose without the prior written consent of OPIC.

        (b) The Company shall ensure that all amounts paid to the Company in respect of the sale of dore outside of the Russian Federation, whether through Rosvneshtorgbank pursuant to the Rosvneshtorgbank Agreement or otherwise, and all other export revenues are, except as provided in Section 5.14, deposited into the Export Sales Subaccount. If any such amounts are received by the Company in any other account or place, it shall immediately transfer such amounts to the Export Sales Subaccount. Amounts may be withdrawn from the Export Sales Subaccount only for the purpose of transferring such amounts to one of the Russian Bank Accounts to the extent (and only to the extent) that such amounts are subject, in accordance with then applicable law, to mandatory conversion into Roubles and transfer to the Russian Federation. The Company shall ensure that any amounts remaining in the Export Sales Subaccount after any such mandatory. conversion and transfer to the Russian Federation are transferred to the Revenue Subaccount. The Company shall not withdraw funds from the Export Sales Subaccount for any other purpose without the prior written consent of OPIC.

        (c) Except as provided in Sections 5.12(a) and 5.12(b), the Company shall ensure that all revenues of the Company and any other payments made to the Company, including without limitation any payment made to the Company under the Construction Contract, the Supply Contracts, the Marketing Agreements and the other Project Agreements, other than any such amounts which are received in Roubles or which the Company is required by applicable law to convert into Roubles or retain in or remit to the Russian Federation and other than refunds of Russian value added tax financed by the value added tax facility referred to in Section 6.04(a)(5), are deposited into the Revenue Subaccount.

        (d) As long as no Event of Default or Potential Event of Default has occurred and is continuing, amounts in the Revenue Subaccount may be withdrawn by the Company pursuant to payment instructions issued in accordance with the Offshore Account Pledge without the prior approval or authorization of OPiC only for the purpose of transferring funds to the Russian Bank Accounts to the extent (and only to the extent) required by the authorization issued by the Central Bank of Russia for the establishment and operation of the Offshore Bank Account or for the purpose of making the following payments in the following order:

        (1) Operating Costs denominated in currencies other than Roubles in accordance with the Development Plan and annual capital expenditure and operating budgets approved by OPIC in accordance with Section 5.18;

        (2) interest due and payable on the Loan and the EBRD Loan (other than the Tranche 2 Supplemental Spread and interest due and payable on the Unguaranteed Portion of the EBRD Tranche 2 Loan to the extent exceeding interest accruing at the rate specified in Section 3.02(c)(3)(A) of the EBRD Loan Agreement);

Omolon                           - 57 -                  OPIC Finance Agreement


        (3) scheduled repayment installments of principal of the EBRD Loan due and payable under Section 3.06(a) of the EBRD Loan Agreement and scheduled repayment installments of principal of the Tranche l Loan and Tranche 2 Loan due and payable under Section 3.05 hereof;

        (4) transfers to the Cash Collateral Subaccount until the balance of the Cash Collateral Subaccount equals the lesser of the amount specified in Section 5.13(1 ) and the amount specified in Section 5.13(2);

        (5) in equal amounts, (A) Tranche 2 Supplemental Spread and interest due and payable on the Unguaranteed Portion of the EBRD Tranche 2 Loan to the extent exceeding interest accruing at the rate specified in
            Section 3.02(c)(3)(A) of the EBRD Loan Agreement, and (B) to the extent permitted by Section 6.09(c), management fees payable under the Management Agreement in an amount not to exceed 4% of the Company's gross sales;

        (6) management fees due and payable under the Management Agreement to the extent that such management fees exceed those payable under sub-category (5)(B) above;

        (7) prepayment of principal of the Loan as required by Section 3.06(a) of this Agreement and prepayment of principal of the EBRD Loan as required by Section 3.07(b) of the EBRD Loan Agreement; and

        (8) to the extent that, after payments are made in respect of categories
            (1) through (7) above, the balances of the Revenue Subaccount and the Russian Bank Accounts exceed in the aggregate the lesser of (A) the equivalent of $3,000,000 and (B) estimated Operating Costs for the next following 45 days, prepayment of principal of the Loan in accordance with Section 3.07, prepayment of principal of the EBRD Loan in accordance with Section 3.07(a) of the EBRD Loan Agreement and transfers to the Russian Bank Accounts for the purpose of making Shareholder Distributions to the extent permitted by Section 6.01.

        The amounts of the payments to be made by the Company out of the Revenue Subaccount under categories (2) through (8) above shall be calculated on the date two Banking Days prior to each Interest Payment Date and payments shall be made by the Company out of the Revenue Subaccount under categories (2) through
(8) above only in accordance with the amounts as so calculated. In the event that the balance of the Revenue Subaccount is insufficient to pay any such category (or any sub-category) in full as of such date, the Company shall, except as otherwise specified for category (5) and except in the case of category (8) (but subject to Section 6.12), apply the amounts available in the Revenue Subaccount to pay each party entitled to payment in such category (or sub-category) on a pro rata basis in accordance with the amount due to each such party in such category (or sub-category).

Omolon                           - 58 -                  OPIC Finance Agreement


        (e) If an Event of Default or Potential Event of Default has occurred and is continuing, the Company shall not be permitted to withdraw any amounts from the Revenue Subaccount for any purpose without the prior written consent of OPIC.

SECTION 5.13. CASH COLLATERAL SUBACCOUNT

        At all times on and after the Project Completion Date, the Company shall maintain a balance in the Cash Collateral Subaccount equal to not less than the lesser of:

        (1) an amount equal to (A) $13,500,000 less the face amount of the Letter of Credit, if any, issued in accordance with Schedule Q of the EBRD Loan Agreement, multiplied by (B) a fraction, the denominator of which is $100,000,000 and the numerator of which is the aggregate amount of all Disbursements and all disbursements made under the EBRD Loan Agreement; and

        (2) an amount equal to the sum of(A) the outstanding principal amount of the Tranche 1 Loan, (B) the outstanding principal amount of the EBRD Tranche 1 Loan, and (C) $5,000,000, less (D) the face amount of the Letter of Credit, if any, issued in accordance with paragraph l(b)(1) of Schedule Q to the EBRD Loan Agreement.

        Amounts may be withdrawn by the Company from the Cash Collateral Subaccount only for the purpose of paying principal and interest under this Agreement and the EBRD Loan Agreement or to transfer any amount in excess of the minimum balance set forth above to the Revenue Subaccount to the extent (and only to the extent) required by the authorization issued by the Central Bank of Russia for the establishment and operation of the Offshore Bank Account. The Company shall not withdraw funds from the Cash Collateral Subaccount for any other purpose without the prior written consent of OPIC.

SECTION 5.14. RUSSIAN BANK ACCOUNTS

        The Company shall establish and maintain one or more bank accounts at such banks located in the Russian Federation as may be proposed by the Company and approved by OPIC (the "Russian Bank Accounts"), which accounts shall be pledged to the Project Lenders as security for all amounts payable by the Company under this Agreement, the EBRD Loan Agreement and the other Financing Agreements. The Company shall ensure that all revenues of the Company and any other payments made to the Company which, in either case, are received in Roubles or which the Company is required by applicable law to convert into Roubles or remit to or retain in the Russian Federation, including without limitation any payments made to the Company in Roubles under the Construction Contract, the Supply Contracts, the Marketing Agreements and the other Project Agreements are deposited into one of the Russian Bank Accounts. As long as no Event of Default or Potential Event of Default has occurred and is continuing, amounts in the Russian Bank Accounts may be withdrawn by the Company to pay Project Costs and Operating Costs, to pay dividends to the Shareholders to the extent permitted by Section 6.01 and to convert such amounts into Dollars and transfer such amounts to the

Omolon                         - 59 -                   OPIC Finance Agreement


Revenue Subaccount, in each case without the prior approval of OPIC. The Company shall not withdraw funds from the Russian Bank Accounts for any other purpose without the prior written consent of OPIC. If an Event of Default or Potential Event of Default has occurred and is continuing, the Company shall not be permitted to withdraw any amounts from the Russian Bank Accounts without the prior written consent of OPIC.

SECTION 5.15. DEBT SERVICE COVERAGE RATIOS

        The Company shall, at all times after the first Repayment Date or, if earlier, the first Interest Payment Date occurring after the Project Completion Date, maintain (1) a Retrospective Debt Service Coverage Ratio for the preceding Interest Period of not less than 1.25, and (2) a Loan Life Debt Service Coverage Ratio of not less than 1.25.

SECTION 5.16. FURTHER DOCUMENTS

        The Company shall execute all such other documents and instruments and do all such other acts and things as OPIC may determine is necessary or desirable to give effect to the provisions of this Agreement and the other Financing Agreements and to cause the Financing Agreements-to be duly registered, notarized and stamped in any applicable jurisdiction. The Company hereby irrevocably appoints and constitutes OPIC as the Company's true and lawful attorney with right of substitution (in the name of the Company or otherwise) to execute such documents and instruments and to do such acts and things in the name of and on behalf of the Company in order to carry out the provisions hereof if, within a reasonable period of time (as specified by OPIC) after notice from OPIC, the Company shall fail to do so.

SECTION 5.17. [RESERVED]

SECTION 5.18. ANNUAL BUDGETS

        As soon as available but, in any event, not less than 90 days prior to the beginning of each Financial Year, the Company shall furnish to OPIC the Company's proposed annual budget for such Financial Year in form and level of detail reasonably satisfactory to OPIC, including without limitation capital expenditure, operating cost and revenue budgets and, prior to the end of the Commitment Period, a financing plan showing a schedule of the estimated Disbursements of the Loan and disbursements of the OPIC Loan during such Financial Year. Within 30 days of receiving such annual budget, OPIC shall notify the Company whether it approves such budget, which approval shall be given if such budget does not materially vary from the Development Plan. In the event that OPIC does not approve such budget, it shall advise the Company of the reasons therefor and the Company shall make necessary adjustments and amendments to such budget and resubmit such budget to OPIC for approval. If OPIC fails to notify the Company within 30 days after receiving any budget that it approves or disapproves of such budget, such budget shall, to the extent that such budget does not materially vary from the Development Plan,

Omolon                           - 60 -                  OPIC Finance Agreement


be deemed approved by OPIC. Once approved by OPIC, such budget shall not be amended in any material respect without the prior written consent of OPIC.

SECTION 5.19. FURNISHING OF INFORMATION

        (a) QUARTERLY. As soon as available but, in any event, within 60 days after the end of each quarter of each Financial Year, the Company shall furnish to OPIC:

        (1) two copies of the Company's complete Financial Statements for such quarter in form satisfactory to OPIC and certified by an Authorized Officer of the Company, which Financial Statements shall specify the balances of the Offshore Bank Account and each subaccount thereof and the Russian Bank Accounts at the end of such quarter;

        (2) a report on any factors materially affecting or which might materially affect the Company's business and operations or its financial condition;

        (3) during the period prior to the physical completion of the Project, a report, in a form satisfactory to OPIC and the Independent Engineer, on the implementation and progress of the Project, including details of capital expenditures and use of funds withdrawn from the Disbursement Subaccount during such quarter, changes in Project Costs and reserves and any other factors materially affecting or which would reasonably be expected to materially affect the carrying out of the Project or the implementation of the Financing Plan, with sufficient detail and information as may be required by OPIC;

        (4) during the period after the physical completion of the Project, a report, in a form satisfactory to OPIC, on Project production, including data on processing, output and prices achieved for production, with sufficient detail and information as may be required by OPIC; and

        (5) a statement, in level of detail reasonably satisfactory to OPIC, of all material financial transactions between the Company and each of its Affiliates (including Cyprus Amax) and Shareholders, including without limitation all payments made to Cyprus Magadan and Cyprus Amax pursuant to the Management Agreement.

        (b) ANNUALLY. As soon as available but, in any event, within 120 days after the end of each Financial Year, the Company shall furnish to OPIC:

        (1) two copies of its complete Financial Statements for such Financial Year, together with an audit report thereon of the Auditors, all in form satisfactory to OPIC;

        (2) a letter from the Auditors commenting on, among other matters, the adequacy of the Company's financial control procedures and accounting systems, together with a copy of any other communication sent by the Auditors to the Company or to its

Omolon                           - 61 -                  OPIC Finance Agreement


management in relation to the Company's financial, accounting and other systems, management and accounts;

        (3) a report of the Auditors certifying that the Company was in compliance with the financial covenants contained in this Article V (other than Section 5.15) and in Article VI as of the end of such Financial Year or, as the case may be, detailing any non-compliance;

        (4) a management discussion and analysis of results for such Financial Year, including a report on any factors materially affecting or which might materially affect the Company's business and operations or its financial condition, together with a certificate of an Authorized Officer of the Company certifying that the Company is in compliance with all of its obligations under this Agreement, the other Financing Agreements and the Project Agreements and that there exists no Event of Default or Potential Event of Default;

        (5) a statement, in level of detail reasonably satisfactory to OPIC, of all financial transactions between the Company and each of its Affiliates (including Cyprus Amax) and Shareholders, including without limitation details of all payments made to Cyprus Magadan and Cyprus Amax pursuant to the Management Agreement;

        (6) a report prepared in accordance with the Environmental Standards;
            and

        (7) a Self Monitoring Questionnaire.

        (c) MONTHLY PROJECT PROGRESS REPORTS. Prior to the physical completion of the Project, the Company shall furnish to OPIC and the Independent Engineer as soon as available but, in any event, within 30 days after the end of each calendar month, a report, in a form satisfactory to OPIC, of the Contractor on the implementation and progress of, and expenditures on, construction of the Project through the end of such calendar month, including estimates of remaining construction-related costs and an explanation of any material deviations from the budgeted amounts set forth in the Development Plan, with sufficient detail and information as may be required by OPIC.

        (d) INSURANCE. Prior to the first Disbursement and, thereafter, not less than 30 days prior to the expiration date of any expiring insurance policy, the Company shall, in accordance with the requirements of Schedule GG to the EBRD Loan Agreement, submit to OPIC a certificate of insurance for each policy or renewal policy required by Section 5.03 and such Schedule GG to the EBRD Loan Agreement to be in effect.

        (e) CONSULTANT; ACCOUNTS. The Company shall furnish promptly to OPIC, the Independent Engineer and OPIC's environmental consultants such information as OPIC, the Independent Engineer or OPIC's environmental consultants may from time to time reasonably request. Without limiting the foregoing, the Company shall, at the request of OPIC, furnish

Omolon                           - 62 -                  OPIC Finance Agreement


promptly to OPIC statements of all transactions in relation to the Offshore Bank Account and the Russian Bank Accounts.

        (f) ACCESS. The Company shall permit, and shall procure that the Contractor permits, representatives of OPIC, the Independent Engineer and OPIC's environmental consultants, on reasonable notice and during normal business hours, to visit the Project or any of the other premises where the business of the Company is conducted or where the Project is being carried out and to have access to its books of account and records. Without limiting the foregoing, the Independent Engineer shall, at OPIC's direction and at the Company's expense, visit the Kubaka Field once in each calendar year for the purpose of confirming residual ore body reserves,

        (g) CHANGES. The Company shall promptly inform OPIC of:

        (1) any proposed change in any material respect in the nature or scope of the Project or of the Development Plan or the business or operations of the Company;

        (2) any event, condition or change of circumstances, including without limitation any pending or threatened litigation, arbitration, claim or government investigation, which might have a Material Adverse Effect;

        (3) any proposed change of Russian law of which the Company has knowledge which might have a Material Adverse Effect; and

        (4) any material claims under insurance policies.

        (h) ADVERSE EVENTS. Forthwith upon becoming aware of the occurrence of any Event of Default, any Potential Event of Default, any Qualified Political Event or any event that, with the passage of time or otherwise, might become a Qualified Political Event or cause compensation to become payable under any contract of insurance issued by OPIC in support of the Project, the Company shall give OPIC notice thereof by facsimile transmission specifying the nature of such Event of Default, Potential Event of Default, Qualified Political Event or event and any steps the Company is taking to remedy the same.

        (i) ENVIRONMENTAL; WORKER HEALTH AND SAFETY. Forthwith upon the occurrence of any incident or accident relating to the Project, including but not limited to any such incident or accident likely to have a material adverse effect on the environment or worker health or safety, the Company shall give OPIC notice thereof by facsimile transmission or telex specifying the nature of such incident or accident and any steps the Company is taking to remedy the same. Without limiting the generality of the foregoing, an incident or accident is likely to have a material adverse effect on the environment or worker health or safety if (1) any relevant Russian law requires notification of such incident or accident to the authorities, (2) such incident or accident involves worker fatality or multiple serious injuries requiring hospitalization, or (3) such incident or accident has become public knowledge whether through media coverage or otherwise.

Omolon                           - 63 -                  OPIC Finance Agreement


                (j) SHAREHOLDER AND DIRECTORS. Company shall give to OPIC notice of the calling of any meeting of its shareholders or board of directors indicating the agenda thereof no later than at the time that it gives official notice of any such meeting to its shareholders or directors, as relevant. and furnish promptly to OPIC two copies of(1) all notices, reports and other communications of the Company to its shareholders, and (2) the minutes of all meetings of its shareholders and board of directors. The Company shall permit a representative of OPIC to attend, at the Company's expense, the annual meeting of the Company's shareholders, which meeting shall immediately follow the meeting of the Company's board of directors at which the Company's annual budget is discussed.

        (k) ENVIRONMENTAL AUDITS. The Company shall conduct environmental audits of the Project in accordance with the Environmental Standards and engage a reputable environmental consulting firm of international standing acceptable to OPIC to confirm the results of such audits. Promptly after completion of each such audit, the Company shall furnish the results thereof to OPIC.

        (l) EXPLORATORY WORK RESULTS. The Company shall undertake such additional development drilling and exploration work in the Kubaka Field which a prudent operator of a comparable gold mine would undertake under similar circumstances, including without limitation in-fill and development drilling and additional check sampling of the unsampled exploration adits (or, if not possible, other exploratory work) during the summer of 1995 and furnish all results of such exploratory work to the Independent Engineer and OPIC.

SECTION 5.20. DEVELOPMENT PLAN

        Not later than 30 days prior to the date of the first Disbursement, the Company shall submit to OPIC for approval the proposed Development Plan for the Project, including, without limitation, detailed technical plans and specifications, a financing plan, an estimated construction schedule and budget, operating plans and procedures, descriptions of proposed transportation and marketing arrangements and a list of major equipment. Upon approval of such plan by the Project Lenders, such plan shall constitute the Development Plan for purposes of this Agreement.

                                  ARTICLE VI

                              NEGATIVE COVENANTS

        Unless OPIC shall otherwise agree in writing:

SECTION 6.01. DIVIDENDS

        The Company shall not declare or pay any dividend, or make any distribution on its share capital, or purchase, redeem or otherwise acquire any shares of capital of the Company or any

Omolon                           - 64 -                  OPIC Finance Agreement


option over the same, or make any payment of principal or interest on any Subordinated Shareholder Loan or any other Shareholder Distribution (other than payments of management fees pursuant to the Management Agreement as provided in
Section 5.12(d), to the extent permitted by Section 6.09(c)) prior to the later of(A) the Project Completion Date and (B) 15 December 1997, and then only if:

        (1) the Loan Life Debt Service Coverage Ratio is not less than 1.4 and the Retrospective Debt Service Coverage Ratio for the preceding Interest Period is not less than 1.25;

        (2) no Event of Default, no Potential Event of Default, no Qualified Political Event and no event that, with the passage of time or otherwise, might become a Qualified Political Event or cause compensation to become payable under any contract of insurance issued by OPIC in support of the Project has occurred and is continuing or is likely to occur;

        (3) the Company gives OPIC and EBRD not less than 45 days' prior written notice of such payment together with evidence in reasonable detail that the conditions set forth in clause (1) have been satisfied;

        (4) such payment is made only on a Interest Payment Date; and

        (5) to the extent that such payment is in a currency other than Roubles, such payment is made only in accordance with the provisions of
            Section 5.12(d).

SECTION 6.02. CAPITAL EXPENDITURES

        The Company shall not incur expenditures or commitments for expenditures for fixed and other non-current assets, other than expenditures required for carrying out the Project or for maintenance, repairs or replacements essential to the operation of the Project, in an aggregate amount in excess of $500,000 (or the equivalent thereof in other currencies at then current rates of exchange) in any Financial Year.

SECTION 6.03. LEASES

        The Company shall not enter into any agreement or arrangement to acquire by lease the use of any property or equipment of any kind, except to the extent that the aggregate payments by the Company in respect of such leases do not exceed $250,000 (or the equivalent thereof in other currencies at then current rates of exchange) in any Financial Year.

SECTION 6.04. INDEBTEDNESS

        (a) The Company shall not incur, assume or permit to exist any Indebtedness except:

Omolon                           - 65 -                  OPIC Finance Agreement


        (1) that provided in the Financing Plan, including the Loan and the OPIC Loan;

        (2) Subordinated Shareholder Loans to finance Project Cost overruns;

        (3) Short-term Debt incurred in the ordinary course of business other than for money borrowed, including without limitation prepayments by Roskomdragmet to the Company under the Roskomdragmet Agreement;

        (4) Short-term Debt in Roubles in an aggregate amount not to exceed the equivalent in Roubles of $4,000,000 (or such higher amount as may be agreed by OPIC), incurred solely to finance the Company's working capital requirements in Roubles; and

        (5) Indebtedness in an aggregate amount not to exceed the equivalent in Roubles of $5,000,000 (or such proper amount as may be agreed by OPIC), incurred solely to finance refundable Russian value added tax paid in connection with construction of the Project.

        (b) The Company shall not enter into any agreement or arrangement to guarantee or, in any way or under any condition, to become obligated for all or any pan of any financial or other obligation of another Person.

SECTION 6.05. LIENS

        The Company shall not create or permit to exist any Lien on any property, revenues or other assets, present or future, of the Company, except:

        (1) the Security;

        (2) Liens over refunds of Russian value added tax to secure the Indebtedness referred to in Section 6.04(a)(5);

        (3) the right of Roskomdragmet, in accordance with Article 9.2(a) of the Roskomdragmet Agreement, to refunds from the Roskomdragmet Sales Subaccount of prepayments made under the Roskomdragmet Agreement; or

        (4) any tax or other non-consensual Lien arising by operation of law or other statutory Lien arising in the ordinary course of business, provided that such Lien is for a sum which is not yet delinquent or the validity or amount of such Lien or the sum secured by such Lien is being contested in good faith and by proper proceedings and adequate reserves have been set aside for the payment of such sum.

Omolon                           - 66 -                  OPIC Finance Agreement


SECTION 6.06. HEDGING

        The Company shall not, without the prior written consent of OPIC (not to be unreasonably withheld), enter into any interest rate or currency swap, interest rate cap or collar, forward rate agreement or other interest rate, currency or commodity (including gold) hedge.

SECTION 6.07. ARM'S LENGTH TRANSACTIONS

        The Company shall not enter into any transaction with any Person except in the ordinary course of business, on ordinary commercial terms and on the basis of arm's-length arrangements, or enter into any transaction whereby the Company would pay more than the ordinary commercial price for any purchase or would receive less than the full ex-works commercial price (subject to normal trade discounts) for its products.

SECTION 6.08. PROFIT-SHARING AND MANAGEMENT ARRANGEMENTS

        (a) The Company shall not enter into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Company's income or profits are, or might be, shared with any third party other than pursuant to the Management Agreement, the License, the Tranche 2 Loan and the EBRD Tranche 2 Loan.

        (b) The Company shall not enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person except as contemplated by the Management Agreement and the Construction Contract.

        (c) The Company shall not pay any management fee to Cyprus Magadan under the Management Agreement (1) prior to the later of the Project Completion Date and 15 December 1997, (2) on a day other than an Interest Payment Date, (3) if an Event of Default or a Potential Event of Default has occurred and is continuing, or (4) if Cyprus Magadan has notified OPIC, pursuant to the Cyprus Magadan Guaranty, that a Political Event (as defined in the Cyprus Magadan Guaranty) has commenced and such notification has not been withdrawn by Cyprus Magadan pursuant to the Cyprus Magadan Guaranty. Except to the extent permitted by Section 6.01 and this Section 6.09(c), the Company shall not make any payments to Cyprus Magadan or Cyprus Amax or any Affiliate thereof other than of Operating Costs consisting of reimbursable expenses payable pursuant to the Management Agreement.

SECTION 6.09. INVESTMENTS

        The Company shall not form or have any Subsidiary, or make or permit to exist loans or advances (other than an interest free loan to the new subsurface user of the Evenskoye Field in an amount not to exceed $8,000,000, if such loan is required by Section 4.9 of the License Agreement) to, or deposits (other than deposits in the Offshore Bank Account, the Russian Bank Accounts and the accounts established in connection with the working capital facility referred to in Section 6.04(a)(4) and the value added tax facility referred to in Section 6.04(a)(5)) with, other

Omolon                           - 67 -                  OPIC Finance Agreement


Persons or equity or other investments in any Person or enterprise; provided, however, that the funds deposited in the Offshore Bank Account and the Russian Bank Accounts may be invested by the banks at which such accounts are located in short-term investment grade marketable securities. Without limiting the foregoing, the Company shall not open or maintain any bank accounts other than the Offshore Bank Account, the Russian Bank Accounts and the accounts established in connection with the working capital facility referred to in
Section 6.04(a)(4) and the value added tax facility referred to in Section 6.04(a)(5) and shall not open or maintain any subaccounts of the Offshore Bank Account other than the Disbursement Subaccount, the Roskomdragmet Sales Subaccount, the Export Sales Subaccount, the Revenue Subaccount and the Cash Collateral Subaccount.

SECTION 6.10. CHANGES IN BUSINESS, CAPITAL AND CHARTER

        (a) The Company shall not make changes to the nature of its contemplated business or operations. The Company shall not make any material change in the nature or scope of the Project or the Development Plan, including without limitation any such change which would involve an increase in Project Costs of more than 15% or a delay in Project Completion of more than 120 days.

        (b) The Company shall not carry out any business or activity other than businesses or activities substantially related to the Project as contemplated by the Development Plan.

        (c) The Company shall not make changes, or permit changes to be made, to its capital except in accordance with the Financing Plan. The Company shall not permit any change in the equity interest of, or any transfer of any shares held in its registered capital by, any Shareholder other than a transfer of shares in the Company by one Russian Shareholder to another Russian Shareholder provided that such shares remain subject to the Omolon Share Pledge.

        (d) The Company shall not make changes, or permit changes to be made, to its Charter in any manner which would be inconsistent with the provisions of this Agreement.

SECTION 6.11. PREPAYMENT OF LONG-TERM DEBT

        The Company shall not (whether voluntarily or involuntarily) make any prepayment, repurchase or early redemption of any Long-term Debt (including, without limitation, the OPIC Loan, but excluding prepayments under the Construction Contract in exchange for discounts), or make any repayment of any Long-term Debt pursuant to any provision of any agreement or note which provides directly or indirectly for acceleration of repayment in time or amount, unless in any such case it shall contemporaneously make a proportionate prepayment of the principal amount then outstanding of the Loan in accordance with the provisions of Section 3.07(a).

Omolon                           - 68 -                  OPIC Finance Agreement


SECTION 6.12. SALE OF ASSETS; MERGER

        (a) The Company shall not sell, transfer, lease, grant a license to use or otherwise dispose of all or a substantial part of its capital assets (whether in a single transaction or in a series of transactions, related or otherwise).

        (b) The Company shall not undertake or permit any merger, consolidation or reorganization.

SECTION 6.13. WORKERS' RIGHTS.

        The Company agrees not to take action to prevent its employees from lawfully exercising their right of free association and their right to organize and bargain collectively. The Company further agrees to observe all laws relating to minimum age for employment of children, acceptable conditions of work with respect to minimum wages, hours of work, and occupational health and safety, and not to use forced labor. The Company is not responsible under this
Section 6.13 for actions of the Russian government.


                                  ARTICLE VII

                 EVENTS OF DEFAULT, JURISDICTION, ARBITRATION

SECTION 7.01. EVENTS OF DEFAULT

        Each of the following events and occurrences shall constitute an Event of Default under this Agreement:

        (a) PAYMENT DEFAULT. The Company shall have failed to pay when due any principal of, or interest on, the Loan as required by this Agreement or the EBRD Loan as required by the EBRD Loan Agreement.

        (b) NEGATIVE COVENANT DEFAULT. The Company shall have failed to perform any of its obligations under Article VI.

        (c) OTHER OBLIGATIONS DEFAULT. The Company or any other party (other than a Project Lender) shall have failed to perform any of its obligations under this Agreement, any other Financing Agreement, any Project Agreement or any other agreement between the Company on the one hand and OPIC or EBRD on the other hand, the failure to perform which is not an Event of Default referred to elsewhere in this Section 7.01, and any such failure to perform shall have continued for a period of 30 days (in the case of a failure to perform by the Company, any Affiliate of the Company or any Shareholder) or 60 days (in the case of a failure to perform by any other party) after notice thereof shall have been given to the Company by OPIC.

Omolon                           - 69 -                  OPIC Finance Agreement


        (d) REPRESENTATION DEFAULT. Any representation or warranty made or confirmed by the Company, Cyprus Amax, Cyprus Gold, any Shareholder or the Contractor in Article II, in any Financing Agreement, in any Project Agreement or in any request for a Disbursement under this Agreement or for a disbursement under the EBRD Loan Agreement shall have been false, incorrect or misleading in respect of a material fact when made or confirmed.

        (e) NATIONALIZATION DEFAULT. Any government or governmental authority shall have condemned, nationalized, seized or otherwise expropriated all or any substantial part of the property or other assets of the Company or of its share capital or shall have assumed custody or control of such property or other assets or of the business or operations of the Company or of its share capital or shall have taken any action for the dissolution or disestablishment of the Company or any action that would prevent the Company from carrying on its business or operations. or a substantial part thereof, or otherwise prevent the completion or operation of the Project; or the Company or any Shareholder shall have made a claim under any insurance issued by OPIC (or similar insurance issued by any other insurer) in connection with the Project.

        (f) BANKRUPTCY DEFAULT. There shall have been entered against the Company, Cyprus Amax, Cyprus Gold, or any Shareholder a decree or order by a court adjudging the Company, Cyprus Amax, Cyprus Gold, or such Shareholder bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, Cyprus Amax or such Shareholder under any applicable law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, Cyprus Amax, Cyprus Gold, or such Shareholder or of any substantial part of its property or assets, or ordering the winding up or liquidation of its affairs; or the Company, Cyprus Amax, Cyprus Gold, or any Shareholder shall have instituted proceedings to be adjudicated bankrupt or insolvent, or consented to the institution of bankruptcy or insolvency proceedings against it, or filed a petition or answer or consent seeking reorganization or relief under any applicable law, or consented to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, Cyprus Amax, Cyprus Gold, or such Shareholder or of any substantial part of its property, or made an assignment for the benefit of creditors, or admitted in writing its inability to pay its debts generally as they become due; or any other event shall have occurred which under any applicable law would have an effect analogous to any of the events listed in this subsection; provided that any such event in respect of a Russian Shareholder shall be an Event of Default only if it has a Material Adverse Effect.

        (g) CROSS DEFAULT. A default shall have occurred with respect to any Indebtedness of Cyprus Amax in excess of $20,000,000 (or the equivalent thereof in other currencies) or any Indebtedness of the Company (other than the Loan or the OPIC Loan) or Cyprus Magadan or under any agreement pursuant to which there is outstanding any such Indebtedness, and such default shall have continued beyond any applicable period of grace; or an event of default shall have occurred under the EBRD Loan Agreement.

        (h) ABANDONMENT DEFAULT. The Company shall have ceased to carry on its business; or the Project shall have been abandoned by the Company; or, following the Project Completion Date, the operation of the Project shall have been interrupted for a period in excess of 90

Omolon                           - 70 -                  OPIC Finance Agreement


consecutive days or any periods in the aggregate in excess of 120 days during any period of 12 consecutive months.

        (i) PROJECT COMPLETION DEFAULT. Physical completion of the Project (as certified by the Company and Cyprus Magadan in accordance with Schedule Q to the EBRD Loan Agreement) shall not have occurred by the date 24 months from the date of this Agreement, as such date shall be extended for a period (not to exceed, in the aggregate, 12 months) equal to the duration of any suspension by EBRD of the right of the Company to disbursements pursuant to Section 3.04 of the EBRD Loan Agreement and for a period (not to exceed, in the aggregate, six months) equal to the duration of any Force Majeure Event occurring during the Commitment Period; or the Project Completion Date shall not have occurred by the date 18 months after physical completion of the Project.

        (j) AGREEMENT DEFAULT. Any Financing Agreement or Project Agreement or any other agreement required in connection with the construction or operation of the Project or ancillary services shall have been terminated, rescinded or cancelled for any reason (unless OPIC shall have consented to such termination in accordance with Section 5.09('o)); or any Project Agreement shall have been modified or amended without the prior written consent of OPIC; or any Financing Agreement or Project Agreement shall be or become void or unenforceable or shall be claimed to be so by any party thereto (other than a Project Lender).

        (k) JUDGMENT DEFAULT. A final judgment or order for the payment of money in excess of $2,000,000 (or the equivalent thereof in other currencies at then current rates of exchange) shall be rendered against the Company or any of its properties and such judgment or order shall continue to be unsatisfied for a period of 30 consecutive days; or any legal proceeding (whether criminal or civil) shall be instituted which, if adversely determined, might have a Material Adverse Effect; or any injunction or other judicial order which might have a Material Adverse Effect shall be issued against the Company.

        (l) SECURITY DEFAULT. Any Security Document (other than the Immovables Mortgage or the Enterprise Mortgage) for any reason (other than an act or omission of OPIC or by OPIC) shall have ceased to constitute a valid and perfected first priority security interest in and Lien on any of the collateral purported to be covered thereby; or the Company shall have created or permitted to exist any Lien (other than a Permitted Lien) on any of its property, revenues or assets.

        (m) APPROVALS DEFAULT. Any license, approval, consent, filing or registration now or hereafter required for the execution, delivery or performance by any party of any Financing Agreement or Project Agreement or to construct, own, operate or maintain the Project or exploit the Kubaka Field shall have been modified, revoked, withdrawn or withheld or shall have ceased to remain in full force and effect, and such occurrence shall have a Material Adverse Effect.

        (n) CYPRUS AMAX DEFAULT. The credit rating given to Cyprus Amax by Standard & Poor's Corporation shall have fallen below BB- at any time that any amounts are guaranteed by Cyprus Magadan pursuant to the Cyprus Magadan Guaranty; or Cyprus Amax or Amax Gold shall have failed at any time to own indirectly 50% of the shares in the Company; or Cyprus

Omolon                           - 71 -                  OPIC Finance Agreement


Amax or Amax Gold shall have ceased at any time to be entitled, either directly or indirectly, to exercise such control over the management of the Company as is provided for Cyprus Amax in the Company's Charter as it exists on the date hereof or such management control shall have been reduced from that provided for in the Company's Charter as it exists on the date hereof; or all or part of Cyprus Amax's indirect shareholding in Cyprus Magadan shall have been transferred to Amax Gold and Amax Gold shall have ceased to be an Affiliate of Cyprus Amax.

        (o) ADVERSE CHANGE DEFAULT. There shall have occurred a change of law or of any regulation having the force of law which has a Material Adverse Effect; or it shall have become unlawful for the Company, Cyprus Amax, Cyprus Gold, any Shareholder or the Contractor to perform any material obligation under this Agreement, any other Financing Agreement or any Project Agreement; or there shall have occurred any action by any governmental body or agency or any enactment, modification or change in the interpretation of any law, decree, order or regulation which restricts or prohibits in any material way the performance by the Company, Cyprus Amax, Cyprus Gold, any Shareholder or the Contractor of their respective obligations under this Agreement, any other Financing Agreement or any Project Agreement; or there shall have occurred a change in the political or economic situation in the Russian Federation or other adverse change in circumstances or in the business situation of the Company, any Shareholder or the Contractor which, in the reasonable opinion of OPIC, has a Material Adverse Effect.

        (p) ENVIRONMENT DEFAULT. The Company or its businesses, operations, assets, equipment, property, leaseholds or other facilities shall have failed in any respect to comply with the Environmental Standards.

        (q) COST OVERRUN DEFAULT. OPIC shall have determined that the Project Costs (including, without limitation, financing costs) necessary to achieve physical completion of the Project will, as a result of delays in completion or otherwise, exceed by more than $10,000,000 (or the equivalent thereof in other currencies at then current rates of exchange) the total amount thereof set forth in Section 2.01(b) and the Shareholders shall have failed, within 60 days of such determination, to make cash contributions of paid-in capital or Subordinated Shareholder Loans to the Company in the amount of 50% of the full amount of such excess.

        (r) BANK ACCOUNT DEFAULT. The Company shall have withdrawn any funds from the Offshore Bank Account, or any subaccount thereof, or the Russian Bank Accounts for any purpose not permitted by this Agreement or otherwise in any manner contrary to the terms of this Agreement, the Offshore Account Pledge or the Russian Account Pledge; or, at any time after the Project Completion Date, the balance of the Cash Collateral Subaccount shall be less than the minimum amount specified in Section 5.13 for a period in excess of 15 consecutive days.

SECTION 7.02. ACCELERATION IN EVENTS OF DEFAULT

        If any one or more Events of Default has occurred and is continuing, OPIC may at any time in its sole discretion, do any or all of the following:

        (1) Suspend or terminate the Commitment;

Omolon                           - 72 -                  OPIC Finance Agreement


        (2) Declare, by written demand for payment to the Company, any portion or all of the outstanding principal amount of the Loan to be due and payable whereupon such portion of the Loan shall immediately mature and become due and payable together with interest accrued thereon (together with any other amounts accrued or payable under this Agreement or Notes, including any Make,Whole Premium, if any), without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Company hereby expressly waives; and

        (3) Without notice of default or demand, proceed to protect and enforce its rights and remedies by appropriate proceedings, whether for damages or the specific performance of any provision of this Agreement, or in aid of the exercise of any power granted in this Agreement or by law.

SECTION 7.03. AUTOMATIC ACCELERATION

        Notwithstanding Section 7.02, if the Company shall have become voluntarily or involuntarily dissolved, or becomes bankrupt or insolvent (however such bankruptcy or insolvency may be evidenced):

        (1) The Commitment shall be automatically terminated without notice of any kind; and

        (2) The principal of, and all accrued interest on, the Loan (together with any other amounts accrued or payable under this Agreement and the Notes, including a Make-Whole Premium, if any) shall thereupon become immediately due and payable (anything in this Agreement to the contrary notwithstanding) without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company.

SECTION 7.04. JURISDICTION, SERVICE OF PROCESS; WAIVER OF JURY.

        (a) Jurisdiction. Without prejudice to the rights of OPIC to bring suit in any appropriate domestic or foreign jurisdiction, any proceeding to enforce this Agreement, the Notes, or any of the other Financing Agreements, or the arbitral tribunal's decision pursuant to Section 7.05, may, at the option of OPIC, be brought by OPIC in:

        (1) any state or federal court of competent jurisdiction in the District of Columbia of the United States of America;

        (2) any state or federal court of competent jurisdiction in New York
            City;

        (3) the High Court of Justice in London, England; or

Omolon                           - 73 -                  OPIC Finance Agreement


        (4) any other jurisdiction where the Company or any of its property may be found.

The Company hereby irrevocably consents and submits unconditionally to the non-exclusive jurisdiction for itself and in respect of any of its property of any such court. The Company hereby irrevocably waives:

        (a) any objection which it may now or hereafter have to the laying of the venue of any such legal action or proceeding in New York City, Washington, D.C., or London, and

        (b) any claim that New York City, Washington, D.C., or London is not a convenient forum for any such legal action or proceeding.

The Company further agrees that final judgment against it in any such action or proceeding arising out of or relating to this Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of the Company's obligation.

        (b) SERVICE OF PROCESS. The Company hereby agrees that service of process, writ, judgment, or other notice of legal process shall be deemed and held in every respect to be effective personal service upon it in any such action or proceeding brought in:

        (1) Washington, D.C., if made upon CT Corporation System, a corporation organized and existing under the laws of the State of Delaware, located on the date hereof at 1025 Vermont Avenue, NW, 4th Floor, Washington DC 20005;

        (2) New York City, if made upon CT Corporation System, a corporation organized and existing under the laws of the State of Delaware, located on the date hereof at 1633 Broadway, New York, New York 10019; and

        (3) London, if made upon upon The Law Debenture Corporation p.l.c., located on the date hereof at Princes House, 95 Gresham Street, London EC2V 7LY.

(collectively, the "PROCESS AGENTS" and each a "PROCESS AGENT"). Concurrently with the execution of this Agreement, The Company shall provide OPIC with evidence (in form and content satisfactory to OPIC):

        (a) that each such Process Agent has been irrevocably designated and appointed as the Company's authorized agent to receive, accept, and acknowledge on The Company's behalf service of process in any such action or proceeding in the jurisdiction of its offices; and

Omolon                           - 74 -                  OPIC Finance Agreement


        (b) that the fees of each such Process Agent have been paid through the date that is six months after the Tranche 2 Prepayment Date.

The Company shall maintain such appointments of each of the Process Agents (or that of successors satisfactory to OPIC) continuously in effect at all times while any obligation hereunder exists. Nothing in this Agreement shall affect OPIC's right to serve process in any other manner permitted by applicable law.

        (c) JURY WAIVER. THE COMPANY AND OPIC EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM ESTABLISHED BY THIS OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT ENTERED INTO IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        (d) WAIVER OF LITIGATION PAYMENTS. The Company, to the fullest extent permissible under applicable law, hereby (i) irrevocably waives its right to, and agrees not to request, plead or claim that OPIC and its successors, transfers, and assigns (any such Person, an "OPIC Plaintiff') post, pay or offer, any caution judicatum solvi bond, litigation bond or any other bond, fee, payment or security measure provided by any provision of applicable law as a condition to commencing or maintaining any such legal action or proceeding (any such bond, fee, payment, or measure, a "Litigation Payment"), and (2) irrevocably waives any objection that it may now or hereafter have to an OPIC Plaintiff's claim that such OPIC Plaintiff should be exempt or immune from posting, paying, making or offering any such Litigation Payment.

        (e) The Company understands and agrees that the Company may only initiate an action against OPIC in the United States Court of Claims in Washington, D.C. Nothing in this Agreement or any other Financing Agreement shall be construed as a waiver of such privilege and immunity, and no action by OPIC shall be construed as a submission to the jurisdiction to the jurisdiction of any other court with respect to any action other than one initiated by OPIC.

SECTION 7.05. ARBITRATION

        OPIC shall have the option in its sole discretion to refer any dispute, controversy or claim arising out of or relating to this Agreement, the Notes or any other Financing Agreement to which the Company and OPIC are parties or are among the parties, or the breach, termination or validity hereof or thereof, including any dispute concerning the scope of this Section 7.05, for final settlement by arbitration. In no event shall the Company be entitled to refer any such dispute, controversy or claim to arbitration pursuant to this Section
7.05 or otherwise. UPOn the election by OPIC to refer any such dispute, controversy or claim to arbitration pursuant hereto, the Company shall be obligated to settle such dispute, controversy or claim by arbitration as provided herein. The Company hereby expressly and irrevocably submits to the jurisdiction of the arbitral tribunal appointed in accordance with the procedures set forth below with respect to any dispute, controversy or claim that is referred by OPIC to arbitration, to the exclusion of the jurisdiction of

Omolon                           - 75 -                  OPIC Finance Agreement


the legal, equitable or arbitral courts of the Russian Federation or of any other country or jurisdiction. The following provisions shall apply to any such arbitration:

        (1) Except as otherwise provided herein, such arbitration shall be governed by the International Arbitration Rules of the American Arbitration Association in effect at the time of such arbitration (for purposes of this Section 7.05, the "AAA Rules").

        (2) The seat of such arbitration shall be New York, New York, unless OPIC determines that the seat of such arbitration shall instead be London, England or Washington, D.C. The language of the arbitration proceedings and of all written decisions shall be English. All pleadings and documentary evidence shall be presented in English, except that, if any original documentary evidence is not in English, the offering party shall provide English translations thereof (which, in the event of any dispute with respect to such translation, the arbitral tribunal may require to be certified translations) to the arbitral tribunal and to the other party.

        (3) The arbitral tribunal shall consist of three arbitrators, each of whom, in addition to meeting the qualification requirements of the AAA Rules:

            (A) shall be fluent in the English language; and

            (B) shall be an attorney qualified to practice law in the State of
                New York with experience in representing lenders and borrowers in international project finance lending to private sector borrowers.

            One arbitrator shall be appointed by OPIC and one arbitrator shall be appointed by the Company. Each party shall notify the other of the name of its appointee within 10 days of the receipt by the Company of notice from OPIC of its election to refer any dispute, controversy or claim to arbitration pursuant hereto. The third arbitrator shall be appointed by OPIC with the concurrence of the Company. The third arbitrator shall be the chair of the arbitral tribunal. The Company shall be deemed to accept OPIC's nomination of the third arbitrator if the Company fails to object to such nomination (or any subsequent nomination) within seven days of receiving notice.. from OPIC of such nomination. If the Company does not accept (and has not been deemed to have accepted) OPIC's first nomination, OPIC shall submit a second nomination for the third arbitrator. If the Company does not accept (and has not been deemed to have accepted) such second nomination, OPIC shall submit a third nomination for the third arbitrator. If the Company fails to appoint its arbitrator for any reason in the manner or within the period specified above or the Company does not accept (and has not been deemed to have accepted) the third arbitrator nominated by OPIC, then the arbitrator that the Company failed to appoint or such third arbitrator or both such arbitrators, as the case may be, shall be appointed by the Administrator (as defined in the AAA Rules).

Omolon                           - 76 -                  OPIC Finance Agreement


        (4) Each party shall send any challenge to the appointment of an arbitrator to the Administrator within seven days after receiving notice of the appointment of such arbitrator. The Administrator shall rule on any challenge to the appointment of an arbitrator as quickly as reasonably possible and, in any event, within seven days. If an arbitrator appointed by OPIC withdraws or must be replaced for any reason, OPIC shall appoint a substitute arbitrator in accordance with Section 7.05(a)(3) within a reasonable period of time. If an arbitrator appointed by the Company withdraws or must be replaced for any reason, the Company shall appoint a substitute arbitrator in accordance with Section 7.05(a)(3) within three days. If the arbitrator appointed by OPIC with the concurrence of the Company withdraws or must be replaced, OPIC shall nominate a substitute arbitrator with the concurrence of the Company in accordance with
            Section 7.05(a)(3). If an arbitrator appointed by the Administrator withdraws or must be replaced, the Administrator shall appoint a substitute arbitrator.

        (5) In the event that EBRD commences an arbitration in accordance with the EBRD Loan Agreement or any other Financing Agreement and OPIC and EBRD agree to consolidate such arbitration with any arbitration hereunder, OPIC and EBRD shall jointly exercise the rights of OPIC under Sections 7.05(a)(2), 7.05(a)(3) and 7.05(a)(4), but otherwise OPIC shall be entitled to exercise independently the rights granted to it herein.

        (6) Between the date of appointment of an arbitrator and the date the arbitral tribunal is fully constituted, all communications between the parties and such arbitrator shall be made through the Administrator. Each party shall provide the other with copies of any communication with the arbitral tribunal.

        (7) OPIC shall communicate its statement of claim in writing to the Company and the arbitral tribunal within a period of time to be determined by the arbitral tribunal. OPIC's statement of claim shall include a statement of facts supporting its claim, the points at issue and the relief or remedy sought. A copy of this Agreement shall be attached to OPIC's statement of claim.

        (8) The Company shall file a statement of defense in writing within 20 days of its receipt of OPlC's statement of claim. The Company's statement of defense shall reply to the particulars of OPIC's statement of claim. The Company shall attach to its statement of defense all documents on which it relies for its defense and identify all documents or other evidence it will submit. The failure to timely and completely file such statement of defense (absent good cause) shall be construed by the arbitral tribunal as an admission of the allegations made by OPIC in its statement of claim and the arbitral tribunal shall enter an award for the relief or remedy requested by OPIC without any further hearing or review of evidence.

        (9) In any arbitral proceeding, the certificate of OPIC or the Paying Agent as to any amount due to OPIC under this Agreement shall be prima facie evidence of such amount.

Omolon                           - 77 -                  OPIC Finance Agreement


        (10) Each arbitral tribunal established hereunder shall make its decisions entirely on the basis of the evidence adduced and on the basis of the governing law set forth in Section 8.10. No such arbitral tribunal shall have the power to reform any provisions of this Agreement or to impose any obligation on any of the parties to the arbitration or take any other action which could not be imposed or taken by a federal court located in the State of New York.

        (11) The parties irrevocably agree that, if the seat of any arbitration hereunder is London, England:

             (A) no leave to appeal under section l(3)(b) of the U.K.
                 Arbitration Act of 1979 shall be sought with respect to any question of law arising from an award;

             (B) if OPIC has directed that the arbitral tribunal issue a written award stating only its conclusions and not the reasons therefor, no application shall be made under section l(5)(b) of the U.K. Arbitration Act of 1979 with respect to any award; and

             (C) no application shall be made under section 2(1)(a) of the U.K.
                 Arbitration Act of 1979 with respect to any question of law.

        (12) Each party may be represented or assisted by legal counsel of its choice. The names and addresses of such legal counsel shall be communicated in writing to the other party in its statement of claim or statement of defense (as the case may be) specifying whether the appointment is being made for the purposes of representation or assistance.

        (13) The parties shall agree on the date on which the arbitral tribunal will commence taking evidence in respect of the matter in issue, which date shall not be more than 20 days after the Company's submission of its statement of defense (unless OPIC otherwise directs). Decisions or rulings on questions of procedure shall be made by a majority of the arbitral tribunal. Both parties shall have a right to be heard at the hearing, unless the parties have agreed to a documents-only arbitration or unless, in the case of the Company, the Company has not filed a timely statement of defense in accordance with Section 7.05(a)(8).

        (14) At least 10 days before the first hearing date, there shall be an exchange of exhibits, brief descriptions of the testimony the parties propose to offer, the names of those who will testify (including expert witnesses) and any additional documents or other written evidence that will be submitted to the arbitral tribunal for consideration.

        (15) The arbitral tribunal shall have the discretion to allow, refuse or limit the appearance of witnesses, whether witnesses of fact or expert witnesses. Any witness who gives evidence may be questioned by the other party or its attorneys

Omolon                           - 78 -                  OPIC Finance Agreement


             under the control of the arbitral tribunal. The arbitral tribunal may put questions at any stage of the examination of the witnesses. The testimony of witnesses may be presented in written form, either as signed statements or by duly sworn affidavits. Subject to the discretion of the arbitral tribunal, either party may request that such witness should attend for oral examination at a hearing. If the witness fails to attend, the arbitral tribunal may place such weight on the written testimony as it thinks fit or exclude it all together. If any expert is appointed by the arbitral tribunal, the parties hereto shall have the right to examine such expert's report to the arbitral tribunal and, subject to the discretion of the arbitral tribunal, to question such expert at an oral hearing. Subject to mandatory provisions of applicable procedural law, any party or its attorneys shall have the right to interview any witness or potential witness (including expert witnesses) prior to his appearance at any hearing.

        (16) To facilitate the comprehensive and consistent resolution of all disputes arising out of or in connection with any of the Financing Agreements, OPIC may, at its sole option, direct the arbitral tribunal to, and upon such direction the arbitral tribunal shall, consolidate with the arbitration proceeding hereunder any other arbitration or other dispute proceeding involving any of the parties to any of the Financing Agreements and arising out of or in connection with any of the- Financing Agreements. In the event of any such consolidation, any arbitral tribunal constituted in respect of such other proceeding shall be dissolved effective upon such consolidation, the arbitral tribunal constituted hereunder shall determine all matters referred to arbitration in accordance with the rules and procedures applicable to the proceeding hereunder and no party shall have any right to challenge any arbitrator already nominated or appointed to such arbitral tribunal. Such arbitral tribunal shall be authorized to determine, in a manner consistent with the general tenor of the AAA Rules, the appropriate procedure to achieve the above objective and shall issue one final and comprehensive arbitral award in respect of all such disputes so consolidated.

        (17) The arbitral tribunal shall issue a written decision and award stating the conclusions of the arbitral tribunal and the reasons upon which its conclusions are based, unless OPIC directs, in its sole discretion, that the arbitral tribunal issue a written decision and award stating only its conclusions and not the reasons therefor. The arbitral tribunal shall issue its award as soon as possible and, in any event, within one month after the conclusion of the relevant proceedings. Any money award shall be made and shall be payable in Dollars. Any award in favor of OPIC shall include an award of attorneys' fees and costs of arbitration, payable in Dollars. The award shall otherwise be limited to the scope of the submission. In no circumstance shall the arbitral tribunal render an award ex aequo et bono or as amiable compositeurs. Any award of the arbitral tribunal shall be final and binding and judgment upon any arbitral award may be entered and enforced by any court or judicial authority of competent jurisdiction.

Omolon                           - 79 -                  OPIC Finance Agreement


        (18) Either party may, within l0 days after any award, submit a request that the arbiual tribunal interpret the award, correct any clerical, typographical or computation errors or make an additional award as to claims presented but omitted from the award. If the arbitral tribunal considers such request justified after considering the contention of the parties, the arbitral tribunal shall promptly comply with such request.

        (19) Neither the arbitral tribunal nor the Company shall be authorized to seek from any judicial authority, and the arbitral tribunal shall not be authorized to take or provide, any interim measures or pre-award relief against OPIC, any provisions of the AAA Rules notwithstanding.

SECT[ON 7.06. WAIVER OF SOVEREIGN IMMUNITY

        The Company represents and warrants that this Agreement, the Notes, the other Financing Agreements and the incurring by the Company of the Loan are commercial rather than public or governmental acts and that the Company is not entitled to claim immunity from legal or other proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Agreement, the Notes, or the other Financing Agreements. To the extent that the Company or any of its assets has or hereafter may acquire any right to immunity from set-off, legal, or other proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the Company hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Agreement, the Notes or the other Financing Agreements.

                                 ARTICLE VIII

                                 MISCELLANEOUS

SECTION 8.01. TERM OF AGREEMENT; SURVIVAL

        This Agreement shall continue in force until all monies payable hereunder shall have been fully paid in accordance with the provisions hereof; provided that the Company's obligations and indemnities as set forth in Section 3.09, 3.12, 7.04, 7.05, and 8.08 shall survive repayment of the Loan.

Omolon                           - 80 -                  OPIC Finance Agreement


SECTION 8.02. ENTIRE AGREEMENT; AMENDMENT AND WAIVER

        This Agreement and the documents referred to herein constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements, expressions of intent, or understandings (whether written or oral) with respect to the subject matter of this Agreement. Any amendment hereto or waiver of any of the terms hereof shall be in writing, signed by each party to be bound or burdened thereby.

SECTION 8.03. NOTICES

        Any notice, demand, report, or other communication to be given or made under this Agreement to OPIC or the Company shall be in writing. Subject to the provisions of Sections 5.3 l(f), 5.3 l(g) and 5.3 l(h), such notice, demand, report, or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, airmail, or facsimile transmission to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party shall have last specified by notice to the party giving or making such notice, demand, report, or other communication.

        To the Company:

                Omolon Gold Mining Company
                Proletariat Street, 14
                685000 Magadan
                Russian Federation

                     (Attn: Chairman)

                Fax: (70) (413) (22) 2-45-15

        To OPIC:

                Overseas Private Investment Corporation
                1100 New York Avenue, N.W.
                Washington, D.C. 20527
                United States of America

                     (Atto: Vice President, Finance)

                Fax: (202) 408-9859

                     with a separately transmitted copy to Treasurer

                Fax: (202) 408-9859

Omolon                           - 81 -                  OPIC Finance Agreement


SECTION 8.04. CERTIFICATE OF INCUMBENCY AND AUTHORITY

        The Company shall furnish or cause to be furnished to OPIC evidence, in substantially the form of Schedule Y to the EBRD Loan Agreement and in substance satisfactory to OPIC, of the authority of the Person or Persons who will, on behalf of the Company, sign the Disbursement Requests and certifications provided for in this Agreement or take any other action or execute any other document required or permitted to be taken or executed by the Company under this Agreement, and the authenticated specimen signature of each such Person.

SECTION 8.05. [RESERVED]

SECTION 8.06. [RESERVED]

SECTION 8.07. RIGHTS, REMEDIES AND WAIVERS

        (a) The rights and remedies of OPIC in relation to any misrepresentations or breach of warranty on the part of the Company shall not be prejudiced by any investigation by or on behalf of OPIC into the affairs of the Company, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of OPIC in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

        (b) No course of dealing or waiver by OPIC in connection with any condition of Disbursement under this Agreement shall impair any right, power or remedy of OPIC with respect to any other condition of Disbursement, or be construed to be a waiver thereof; nor shall the action of OPIC in respect of any Disbursement affect or impair any right, power or remedy of OPIC in respect of any other Disbursement.

        (c) Unless otherwise notified to the Company by OPIC and without prejudice to the generality of Section 8.07(b), the right of OPIC to require compliance with any condition under this Agreement which may be waived by OPIC in respect of any Disbursement is expressly preserved for the purposes of any subsequent Disbursement.

        (d) No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to OPIC upon any default under this Agreement or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of OPIC in respect of any such default, or any acquiescence by it therein, affect or impair any right, power or remedy of OPIC in respect of any other default.

        (e) Notwithstanding anything herein to the contrary, no provision of this Agreement shall be construed as a waiver by OPIC of any of the immunities, privileges, and exemptions granted to OPIC (and any officer, director, employee, or agent of OPIC) under applicable law.

Omolon                           - 82 -                  OPIC Finance Agreement


SECTION 8.08. INDEMNIFICATION

        (a) The Company assumes full liability for, and agrees to and shall indemnify and hold harmless OPIC and its officers, directors, employees, agents and servants and any manager appointed by OPIC pursuant to any Security Document against and from any and all liabilities, obligations, losses, damages (compensatory, punitive or otherwise), penalties, claims, actions, taxes, duties, suits, costs and expenses (including, without limitation, legal counsel's reasonable fees and expenses and costs of investigation) of whatsoever kind and nature, including, without prejudice to the generality of the foregoing, those arising in contract or tort (including, without limitation, negligence) or by strict liability or otherwise, which are imposed on, incurred by or asserted against OPIC or any of its officers, directors, employees, agents or servants or any manager appointed by OPIC pursuant to any Security Document (whether or not also indemnified by any other Person under any other document) and which in any way relate to or arise out of, whether directly or indirectly,
(l) any of the transactions contemplated by any Financing Agreement or Project Agreement or the execution, delivery or performance thereof, (2) the development, design, construction, completion, operation or maintenance of the Project, the Kubaka Field or the Evenskoye Field or the ownership, control or possession thereof by the Company, or (3) the exercise by OPIC of any of its rights and remedies under any of the Security Documents or any of the other Financing Agreements; provided that OPIC shall not have any right to be indemnified hereunder for its own gross negligence or willful misconduct.

        (b) Without limiting the generality of the foregoing, the Company agrees to and shall indemnify and hold harmless OPIC and its officers, directors, employees, agents and servants against and from any such liabilities, obligations, losses, damages, penalties, claims, actions, Taxes, duties, suits, costs or expenses arising under any environmental law or other applicable law as a result of the past, present or future operations of the Company (or any predecessor or successor in interest to the Company), or the past, present or future condition of any site or facility owned, operated or leased by the Company (or any such predecessor or successor in interest), or any release or use or threatened release of any pollutants or hazardous materials at any such site or facility, including any such release or use or threatened release which shall occur during any period when either Project Lender shall be in possession of any such site or facility following the exercise by either Project Lender of any of its rights and remedies hereunder or under any Financing Agreement.

        (c) The Company agrees that OPIC is not responsible or liable for, and the Company irrevocably waives, any claim it may now or in the future have against OPIC arising out of or in relation to any action or omission of any party to a Funding Document.

SECTION 8.09. SEVERABILITY

      If any provision of this Agreement is prohibited or held to be invalid, illegal, or unenforceable in any jurisdiction, OPIC and the Company agree to the fullest extent permitted by law that:

Omolon                           - 83 -                  OPIC Finance Agreement


        (1) the validity, legality, and enforceability of the other provisions of this Agreement in such jurisdiction shall not be affected or impaired thereby; and

        (2) any such prohibition, invalidity, illegality, or unenforceability shall not render such provision prohibited, invalid, illegal, or unenforceable in any other jurisdiction.

SECTION 8.10. [RESERVED]

SECTION 8.11. [RESERVED]

SECTION 8.13. SUCCESSORS AND ASSIGNS

        This Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that the Company may not assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior consent of OPIC.

SECTION 8.14. COUNTERPARTS

        This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                          [Signature page to follow]

        IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first above written.


                                        THE CLOSED JOINT STOCK COMPANY
                                        "OMOLON GOLD MINING COMPANY"

                                        By: /s/ J.S. Rosenblum
                                            ------------------------
                                        Name: J.S. Rosenblum
                                        Its:  Chairman


                                        By: /s/ S.W. Harapiak
                                            ------------------------
                                        Name: S.W. Harapiak
                                        Its:  General Director


                                        By: /s/ E.S. Ryzhaikina
                                            ------------------------
                                        Name: E.S. Ryzhaikina
                                        Its:  Chief Assisant


                                        OVERSEAS PRIVATE INVESTMENT
                                        CORPORATION


                                        By: /s/ Ruth R. Harkin
                                            ------------------------
                                        Name: Ruth R. Harkin
                                        Its: President and Chief
                                             Executive Officer


[Signature page to Finance Agreement dated as of 30 June, 1995, between Overseas
        Private Investment Corporation and Omolon Gold Mining Company.]

                     FIRST AMENDMENT TO FINANCE AGREEMENT

THIS FIRST AMENDMENT is made as of the 22nd day of April 1996 between:

            THE CLOSED JOINT STOCK COMPANY "OMOLON GOLD MINING COMPANY"
                             (the "Company"), and

            OVERSEAS PRIVATE INVESTMENT CORPORATION ("OPIC").

                                   Recitals

              A. The Company has entered into a Finance Agreement dated as of 30 June 1995, (the "Agreement"), with OPIC, pursuant to which OPIC has agreed to make provide a loan to the Company in an mount not to exceed US$52,500,000, subject to the terms and conditions of the Agreement.

              B. The Company has entered into a Loan Agreement dated as of 30 June 1995, as amended as of 7 November 1995, (the "EBRD Loan Agreement"), with the European Bank for Reconstruction and Development ("EBRD"), pursuant to which EBRD has agreed to make provide a loan to the Company in an mount not to exceed US$47,500,000, subject to the terms and conditions of the EBRD Loan Agreement.

              C. EBRD and the Company, with OPIC's consent, have executed a Second Amendment Agreement to Loan Agreement dated as of 22 April 1996.

              D. OPIC and the Company have agreed to amend the Agreement as provided and subject to the terms and conditions of this First Amendment.

NOW, THEREFORE, the parties hereto agree as follows:

                                   AGREEMENT

SECTION 1. DEFINITIONS.

               Wherever used in this First Amendment, unless the context shall otherwise require, the terms defined in the Agreement and not separately defined herein shall have the same meanings when used in this First Amendment.

SECTION 2. AMENDMENT TO AGREEMENT.

Section 8.03 of the Agreement is hereby amended by:

Omolon                                 -2-                       First Amendment

(1)  deleting "Sections 5.3l(f), 5.3 l(g) and 5.3 (h)" in the third line; and

(2)  inserting "Sections 5.19(h) and 5.19(i)" in place thereof.


SECTION 3. REPRESENTATIONS AND WARRANTIES.

       The Company represents and warrants to OPIC as follows:

       (a) the Company has all requisite power and authority, corporate or otherwise, to execute, deliver and perform all of its obligations under this Amendment and the Agreement as amended by this First Amendment;

       (b) the Company has taken all necessary action to authorize the execution, delivery and performance by the Company of tiffs First Amendment and the Agreement as amended by this First Amendment;

       (c) this First Amendment has been duly executed and delivered by the Company and this First Amendment and the Agreement as amended by this First Amendment constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms;

       (d) all consents, authorizations and actions of any kind necessary for the valid execution, delivery, and performance by the Company of this First Amendment and the Agreement as amended by this First Amendment have been obtained and are in full force and effect;

       (e) the execution, delivery and performance by the Company of this First Amendment and the Agreement as amended by this First Amendment do not require the consent or approval of any of the Company's creditors (other than EBRD, whose consent has been obtained) and wi11 not conflict with or constitute a breach or default under of violate any provision of the Company's Charter or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company; and

       (f) each Security Document (other than the Immovables Mortgage and the Enterprise Mortgage) will, when the documents, recordings, filings, notifications and registrations listed in Schedule X of the EBRD Loan Agreement have been executed or made, constitute a valid and completed Security Document, securing payment of all principal, interest and other amounts payable under the Agreement as amended by this First Amendment; which security interest and Lien ranks senior to all other security interests and Liens on such collateral other than Permitted Liens.

Omolon                               -3-                         First Amendment

SECTION 4. EFFECTIVENESS.

        Section 2 Of this First Amendment shall become effective as of the date hereof subject to the due execution of this First Amendment by Cyprus Amax, Cyprus Magadan and Cyprus Gold.


SECTION 5. EXPENSES

       Without limiting the generality of Section 5.17 of the Agreement, the Company shall pay to OPIC, or as OPIC may direct, all expenses incurred by OPIC, including but nor limited to fees and expenses of counsel, in connection with the preparation, negotiation, execution, registration, administration and enforcement of this First Amendment.


SECTION 6. MISCELLANEOUS.

       A. All references to the Agreement in the Agreement, the Security Documents and the other Financing Agreements and all instruments and agreements executed thereunder shall for all purposes refer to the Agreement as amended by this First Amendment.

       B. Except to the extent each is expressly amended by the terms of this First Amendment, all Terms and conditions of the Agreement, the Security Documents and the other Financing Agreements and all other merits and agreements executed thereunder remain in full force and effect. This First Amendment may be amended only by an instrument in writing signed by the Company and OPIC.

       C. This First Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

SECTION 7. GOVERNING LAW.

       This First Amendment shall be governed by and construed in accordance with the laws of the State of New York in the United States of America.

SECTION 8. COUNTERPARTS.

       This First Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                         [Signature page to follow.]

Omolon                               -4-                         First Amendment

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Finance Agreement to be executed by their duly authorized representatives on the day and year first above written.

                         THE CLOSED JOINT STOCK COMPANY
                         "OMOLON GOLD MINING COMPANY"

                          By:    /s/ Stephen W. Harapiak   By Power of Attorney
                                 ----------------------------------
                          Name:  Stephen W. Harapiak
                                 ----------------------------------

                          Title: General Manager
                                 ----------------------------------

                          By:    /s/ Elena S. Ryzhaikina  By Power of Attorney
                                 ----------------------------------
                          Name:  Elena S. Ryzhaikina
                                 ----------------------------------
                          Title: Chief Accountant
                                 ----------------------------------


                          OVERSEAS PRIVATE INVESTMENT
                                  CORPORATION


                          By:    /s/ Alexandra H. Coburn
                                 -----------------------------------
                          Name:  Alexandra H. Coburn
                                 -----------------------------------
                          Title: Investment Officer
                                 -----------------------------------


[Signature page to First Amendment to Finance Agreement between Overseas Private Investment Corporation and The Closed Joint Stock Company "Omolon Gold Mining Company" dated as of April 22, 1996.]

Omolon                              - 5 -                        First Amendment

Cyprus Amax, Cyprus Magadan and Cyprus Gold hereby (a) acknowledge and consent to the foregoing First Amendment, (b) confirm that the Cyprus Amax Guaranty, the Cyprus Magadan Guaranty, the Cyprus Support Agreement and the Cyprus Magadan Share Pledge remain in full force and effect, and (c) agree that all references to the Agreement in the Cyprus Amax Guaranty, the Cyprus Magadan Guaranty, the Cyprus Support Agreement and the Cyprus Magadan Share Pledge shall for all purposes refer to the Agreement as amended by the foregoing First Amendment


                                CYPRUS AMAX MINERALS COMPANY

                                By:    /s/ Dale E. Huffman
                                       --------------------------
                                Name:  Dale E. Huffman
                                       --------------------------
                                Title: Assistant Secretary
                                       --------------------------


                                CYPRUS MAGADAN GOLD CORPORATION

                                By:    /s/ Dale E. Huffman
                                       --------------------------
                                Name:  Dale E. Huffman
                                       --------------------------
                                Title: Assistant Secretary
                                       --------------------------


                                CYPRUS GOLD COMPANY

                                By:    /s/ Dale E. Huffman
                                       ---------------------------
                                Name:  Dale E. Huffman
                                       ---------------------------
                                Title: Assistant Secretary
                                       ---------------------------

                                                                [Execution Copy]

--------------------------------------------------------------------------------




                     SECOND AMENDMENT TO FINANCE AGREEMENT


                                    between


                          OMOLON GOLD MINING COMPANY


                                      and


                    OVERSEAS PRIVATE INVESTMENT CORPORATION


                         Dated as of January 28, 1997





                                                              OPIC/118-94-130/IG
                                                              OPIC/118-96-554/IG

--------------------------------------------------------------------------------

                     SECOND AMENDMENT TO FINANCE AGREEMENT

THIS SECOND AMENDMENT TO FINANCE AGREEMENT is made as of the 28th day of January 1997 by and between:

    (1) THE CLOSED JOINT STOCK COMPANY "OMOLON GOLD MINING COMPANY" (the "Company"); and

    (2) OVERSEAS PRIVATE INVESTMENT CORPORATION, an agency of the United States of America ("OPIC").

                                   RECITALS

     A. The Company and OPIC have entered into a Finance Agreement dated as of 30 June 1995, as amended by a First Amendment to Finance Agreement dated as of 22 April 1996 (collectively, the "Agreement"). Pursuant to the Agreement OPIC has loaned to the Company $52,500,000.

     B. The Company and European Bank for Reconstruction and Development ("EBRD") have entered into a Loan Agreement dated as of 30 June 1995, amended by an Amendment Agreement to Loan Agreement Dated as of 7 November 1995 and a Second Amendment Agreement to Loan Agreement dated as of 22 April 1996 (collectively, the "EBRD Loan Agreement"). Pursuant to the EBRD Loan Agreement EBRD has loaned to the Company $47,500,000.

     C. The Company and Cyprus Amax Minerals Company, a Delaware corporation ("Cyprus Amax") have requested that OPIC and EBRD loan the Company an additional $30,000,000 to finance a portion of certain cost overruns. The Company and Cyprus Amax have requested that OPIC provide up to an additional $15,000,000 and that EBRD provide up to an additional $15,000,000.

     D. This Second Amendment to Finance Agreement (hereinafter the "Second Amendment") sets forth certain amendments to the Agreement and other conditions related to providing the Company with a capacity to borrow additional funds from OPIC pursuant to Section 234(b) of the Foreign Assistance Act of 1961, as amended.

     Now, therefore, in consideration of the premises and the agreements contained herein, it hereby agreed as follows:

Omolon Gold Mining Company                   - 2 -              Second Amendment


                                   AGREEMENT

SECTION 1. DEFINITIONS.

      Wherever used in this Second Amendment, unless the context shall otherwise require, the terms defined in the Agreement and not separately defined herein shall have the same meanings when used in this Second Amendment.

SECTION 2. AMENDMENTS TO FINANCE AGREEMENT

      A. Amendments to Section 1.01.

           (1) Commitment. The definition of "Commitment" in Section 1.01 of the Agreement is hereby amended by deleting "$52,500,000" in the 11th line and inserting "$67,500,000" in place thereof.

           (2)      Commitment Date. The definition of "Commitment Date" in
Section 1.01 of the Agreement is hereby amended in its entirety as follows:

       "Commitment Date"       means,

                               (i) with respect to the Original Commitment, June 27, 1994; and

                               (ii) with respect to the Supplementary
                               Commitment, September 25, 1996.

           (3)      Commitment Letter. The definition of "Commitment Letter in
Section 1.01 of the Agreement is hereby amended in its entirety as follows:

       "Commitment Letter(s)"   means,

                                (i) with respect to the Original Commitment, the letter among the Company, Cyprus, and OPIC dated as of June 27, 1994, as amended; and

                                (ii) with respect to the Supplementary
                                Commitment, the letter among the Company, Cyprus Amax, Cyprus Magadan, and OPIC dated as of September 25, 1996.

           (4) Commitment Termination Date. The definition of "Commitment Termination Date" in Section 1.01 of the Finance Agreement is hereby deleted in its entirety, and replaced with the following:

Omolon Gold Mining Company               - 3 -                  Second Amendment

         "Commitment
         Termination Date"      means the date of the first to occur of the
                                following:

                                (1) the first date on which the amount of all Disbursements equals the Commitment;

                                (2) the cancellation or termination of the Commitment by the Company or OPIC pursuant to this Agreement;

                                (3) the cancellation or termination of the EBRD Commitment; or

                                (4) March 31, 1997."

                 (5) Letter of Credit. The definition of "Letter of Credit" in Section 1.01 of the Agreement is hereby amended by deleting "paragraph 1(b)(1)" in the third line and inserting "paragraph l(b)" in place thereof.

                 (6) Original Commitment. Section 1.01 of the Agreement is hereby amended by adding a new definition for "Original Commitment" as follows:

         "Original Commitment"  means:

                                (1) with respect to the Tranche 1 Commitment, $47,500,00; and

                                (2) with respect to the Tranche 2 Commitment, $5,000,000.

                 (7)    Permitted Liens. The definition of "Permitted Liens" in
Section 1.01 of the Agreement is hereby amended in its entirety to read as follows:

         "Permitted Liens"      means the Liens set forth in Sections 6.05(1),
                                6.05(2), and 6.05(3)."

                 (8) Subordinated Shareholder Loans. The definition of "Subordinated Shareholder Loans" in Section 1.01 of the Finance Agreement is hereby amended in its entirety to read as follows:

         "Subordinated Shareholder
         Loans" means Debt of the Company owing to any Shareholder or guaranteed by any Shareholder (or an affiliate of any Shareholder) and which is subordinated to the payment of all amounts payable under this Agreement and the EBRD Loan Agreement pursuant to the Cyprus Support

Omolon Gold Mining Company              - 4 -                   Second Amendment

                                Agreement, the Russian Shareholders Support
                                Agreement, or otherwise on terms acceptable to the Project lenders."

                 (9) Subordinated Third Party Debt. A new definition is hereby added to Section 1.01 of the Agreement after the definition of "Subordinated Shareholder Loans" as follows:

     "Subordinated Third
     Party Debt"                means Long-Term Debt of the Company provided by
                                a bank acceptable to OPIC in its sole discretion which shall be subordinated to the payment of all amounts payable under this Agreement and the EBRD Loan Agreement on terms acceptable to OPIC."

                 (10) Supplementary Commitment. Section 1.01 of the Agreement is hereby amended by adding a new definition for "Original Commitment" as follows:

     "Supplementary
      Commitment"               means:

                                (1) with respect to the Tranche 1 Commitment, $11,250,000; and

                                (2) with respect to the Tranche 2 Commitment, $3,750,000.

                 (11) Tranche 1 Post-Completion Spread. The definition of "Tranche 1 Post-Completion Spread" in Section 1.01 of the Finance Agreement is hereby amended by deleting "4.25% per annum" in the fourth line and inserting "4.40% per annum" in place thereof.

                 (12) Tranche 2 Post-Completion Spread. The definition of "Tranche 2 Post-Completion Spread" in Section 1.01 of the Agreement is hereby amended by deleting "4.25% per annum" and inserting "4.40% per annum" in place thereof.

         B. Section 2.01.

                 (1) Section 2.01(a). Section 2.01(a) of the Agreement is hereby amended by deleting "$180,000,000" and inserting "$230,000,000" in place thereof.

                 (2) Section 2.01(b). Section 2.01(b) of the Agreement is hereby amended by replacing the table therein with the following table:

Omolon Gold Mining Company                - 5 -                 Second Amendment

           Source                                               Dollars

           Equity
                  Association of Native Peoples                  5,676,000
                  Geometal                                      24,052,039
                  Magadan Gold                                   5,676,000
                  Rossiisky Kredit Commercial Bank               5,160,000
                  Dukat                                          2,453,961
                  Cyprus Magadan                                43,000,000

                  Total Equity                                  86,000,000

           Cyprus Magadan Subordinated Shareholder Loan         14,000,000

           Long-term Debt

                  Tranche 1 Loan                                58,750,000
                  Tranche 2 Loan                                 8,750,000
                  EBRD Tranche 1 Loan                           53,750,000
                  EBRD Tranche 2 Loan                            8,750,000

                  Total Long-term Debt                         130,000,000

           Total Financing                                     230,000,000

         C. Section 2.02(b). Section 2.02(b) of the Agreement is hereby amended in its entirety to read as follows:

         "The Company has an authorized capital of Rb. 420,880,000,000 (the equivalent of $86,000,000 as of the date hereof) consisting of 80,000 shares with a nominal value of Rb. 5,261,000 each. The following is a list of the Shareholders in the Company as of 20 November 1996, together with the number of shares owned by each Shareholder and the approximate percentage of all shares in the Company:

              Shareholder                                Number of    Percentage
                                                          Shares       Ownership

                Association of Native Peoples             5,676            6.6
                Geometal                                 24,033           27.9
                Magadan Gold                              5,676            6.6
                Rossiisky Kredit Commercial Bank          5,160            6.0
                Dukat                                     2,455            2.9
                Cyprus Magadan                           43,000           50.0

                     Total                               86,000          100.0

Omolon Gold Mining Company              - 6 -                   Second Amendment

         The only issued shares of the Company are registered shares. There are no options, warrants or instruments convertible into shares or other agreements relating to the existing shares of the Company or for the issuance of additional shares of any class or description of the Company, except for the Foundation Agreement. No Person has any right (other than as a shareholder, OPIC in respect of the Tranche 2 Loan, and EBRD in respect of the EBRD Tranche 2 Loan) to share in the profits of the Company."

         D. Section 3.01. Section 3.01 of the Agreement is hereby amended in its entirety to read as follows:

         "Subject to the terms and conditions of this Agreement, OPIC agrees to lend up to $67,500,000 to the Company from time to time during the Commitment Period. The loan shall not be of a revolving nature. Any portion of the Loan that is repaid (whether prepaid or otherwise) shall not be re-advanced to the Company. The Loan shall consist of two tranches:

                  (a) the Tranche 1 Loan in an amount not to exceed $58,750,000; (the "Tranche 1 Commitment"); and

                  (b) the Tranche 2 Loan in the amount of $8,750,000 (the "Tranche 2 Commitment")."

         E. Section 3.02(b). Section 3.02(b) of the Agreement is hereby amended in its entirety to read as follows:

         "The Company may request:

                   (1) no more than 5 Disbursements with respect to the Tranche 1 Commitment, each in the minimum amount of $5,000,000 and in integral multiples of $500,000; and

                   (2) two Disbursements with respect to the Tranche 2 Commitment, the first of which shall not be less than $5,000,000 and the second of which shall be in the amount of $3,750,000.

         The first Disbursement of the Tranche 2 Commitment shall occur concurrently with the first Disbursement of the Tranche 1 Commitment, and the second Disbursement of the Tranche 2 Commitment shall occur concurrently with any Disbursement of the Tranche 1 Commitment in excess of $52,500,000."

         F. Section 3.05. Section 3.05 of the Agreement is hereby amended in its entirety as follows:

                  "(a) Tranche 1 Loan. The Tranche l Loan shall be repaid in nine equal (or as nearly equal as possible) semi-annual installments (each such payment being a "Tranche 1 Principal Installment") on the following dates:

Omolon Gold Mining Company            - 7 -                    Second Amendment

                             Tranche 1
                             Principal                                   Date
                           Installment #
                                 1                           15 December 1997
                                 2                               15 June 1998
                                 3                           15 December 1998
                                 4                               15 June 1999
                                 5                           15 December 1999
                                 6                               15 June 2000
                                 7                           15 December 2000
                                 8                               15 June 2001
                                 9                           15 December 2001

         provided that if any such 15 June or 15 December falls on a day that is not a Business Day, such payment date shall be changed to the next succeeding Business Day (each such date a "Tranche 1 Repayment Date").

                (b) Tranche 2 Loan. The Tranche 2 Loan shall be repaid in full in a single installment in the amount of $8,750,000 on 15 December 2001, provided that if 15 December 2001 shall fall on a day that is not a Business Day, such "Tranche 2 Repayment Date").

         G. Section 3.06(a)(2). Section 3.06(a)(2) of the Agreement is hereby amended by deleting "$9,000,000" in the sixth line and inserting "$11,250,000" in place thereof.

         H. Section 3.11(a). Section 3.11(a) of the Agreement is hereby amended in its entirety as follows:

         "Beginning as of June 27, 1994 with respect to the Original Commitment, and beginning as of September 25, 1996 with respect to the Supplementary Commitment, and continuing to the Commitment Termination Date, the Company shall pay a commitment fee to OPIC of (the "Commitment Fee") equal to 0.50% per annum of the aggregate amount of the unutilized portion of the total Commitment. The Commitment Fee shall accrue on a daily basis (including June 2, 1994 with respect to the Original Commitment and September 25, 1996 with respect to the Supplementary Commitment, but excluding the Commitment Termination Date), shall be calculated for each day during such period, and shall be computed on the basis of the Tranche 1 Day Count Fraction. The Company shall pay accrued Commitment Fees in accordance with the Commitment Letters to the date hereof on or before the date this Agreement is executed and delivered by the Company. Thereafter the Company shall pay the Commitment Fee in arrears to OPIC on each Interest Payment Date (whether or not interest is payable) and the Commitment Termination Date."

Omolon Gold Mining Company        - 8 -                        Second Amendment

        H. Section 4.02.(i). Section 4.02(i) of the Finance Agreement is hereby amended in its entirety to read as follows:

        "OPIC shall be satisfied, on the basis of the opinion of the Independent Engineer, that the Project Costs (including, without limitation, financing costs) necessary to achieve physical completion of the Project will not exceed the total amount thereof set forth in Section 2.01(a), or, if OPIC is not so satisfied as a result of delay in completion or otherwise, OPIC shall have received satisfactory evidence that the Shareholders have contributed not less than the full amount of such excess in paiding capital or Subordinated Shareholder Loans to the Company and that the Company has expended 100% of such paid-in capital and Subordinated Shareholder Loans on the Project."

        I. Section 4.02(j). Section 4.02(j) of the Agreement is hereby amended in its entirety as follows:

        "In the case of the first Disbursement of the Tranche 1 Commitment, the Tranche 2 Commitment shall have been previously disbursed in the amount of not less than 55,000,000; and in the case of any Disbursement from the Tranche 1 Commitment in excess of $52,500,000, the Tranche 2 Commitment shall have been previously and concurrently disbursed in the amount of not less than $3,750,000."

        J. Section 5.13.

               (1) Section 5.13(1) of the Agreement is hereby amended by deleting "$13,500,000" in the first line and inserting "$16,500,000" in place thereof and by deleting "$100,000,000" in the third line and inserting "$130,000,000" in place thereof.

               (2) Section 5.13(2) of the Agreement is hereby amended by deleting "$5,000,000" in the third line and inserting "$8,750,000" in place thereof.

        K. Section 5.18. Section 5.18 of the Agreement is hereby amended by deleting "90" in the first line and inserting "45" in place thereof.

        L. Section 6.04(a). Section 6.04(a) of the Agreement is hereby amended by:

        (i)   inserting "and" at the end of Section 6.04(a)(3);
        (ii)  amending Section 6.04(a)(4) in its entirety to read as follows:

              "(4) Short-term Debt in an aggregate amount not to exceed $20,000,000 (or the equivalent thereof in other currencies at then current rates of exchange) or, if less, 100% of the Company's short-term assets;" and

        (iii) deleting Section 6.04(a)(5) in its entirety.

        M. Section 6.05. Section 6.05 of the Agreement is hereby amended by deleting subparagraph (2) and renumbering existing sub-paragraphs (3) and (4) as sub-paragraphs (2) and (3), respectively.

Omolon Gold Mining Company        - 9 -                        Second Amendment

         N. Section 6.13. Section 6.13 of the Agreement shall be amended by adding the following:

         The Company shall not practice anti-union discrimination. The Company shall not interfere with or coerce any of its employees on the basis of trade union activities or membership. The Company shall not terminate, suspend, demote, or transfer any employees of the Company on the basis of trade union activities or membership by such employees or by an officer, agent, or other representative of the Company's employees. The Company shall allow its employees to remove themselves from hazardous or life-threatening work situations without jeopardy to such employees' continued employment with the Company.

         O. Section 6.14. A new Section 6.14 shall be added to the Agreement as follows:

"SECTION 6.14. CORRUPT PRACTICES LAWS.

                The Company, Cyprus Amax, and Cyprus Magadan shall each comply with all applicable Corrupt Practices Laws. "Corrupt Practices Laws" means (i) the Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95-213, (S)(S)101-104), as amended, and (ii) any other law, regulation, order, decree, or directive having the force of law and relating to bribery, kick-backs, or similar business practices."

         P. Section 7.01(i). Section 7.01(i) of the Finance Agreement is hereby amended by deleting "24" in the third line and inserting "27" in place thereof and by deleting "18" in the eighth line and inserting "24" in place thereof.

         Q. Section 7.01(q). Section 7.01(q) of the Agreement is hereby amended in its entirety to read as follows:

         "(q) Cost Overrun Default. OPIC shall have determined that the Project Costs (including, without limitation, financing costs) necessary to achieve physical completion of the Project will, as a result of delays in completion or otherwise, exceed $230,000,000 (the "Excess"), and the Shareholders shall have failed, within 60 days of such determination, to make cash contributions of paid-in capital or Subordinated Shareholder Loans to the Company in the full amount of such Excess."

SECTION 3. REPRESENTATIONS AND WARRANTIES.

        The Company represents and warrants to the OPIC as follows:

        A. The Company has all requisite power and authority, corporate or otherwise, to execute, deliver and perform all of its obligations under this Second Amendment and the Agreement as amended by this Second Amendment.

Omolon Gold Mining Company        - 10 -                        Second Amendment

                The Company has taken all necessary action to authorize the execution, delivery and performance by it of this Second Amendment and the Agreement as amended by this second Amendment.

          C. This Second Amendment has been duly executed and delivered by the Company and this Second Amendment and the Agreement as amended by this Second Amendment constitute its valid and legally binding obligations, enforceable against it in accordance with their respective terms.

          D. All consents, authorisations and actions of any kind necessary for its valid execution, delivery and performance of this Second Amendment and the Agreement as amended by this Second Amendment have been obtained and are in full force and effect.

          E. The execution, delivery and performance by the Company of this Second Amendment and the Agreement as amended by this Second Amendment do not require the consent or approval of any of the Company's creditors (other than EBRD, whose consent has been obtained) and will not conflict wit. or constitute a breach or default under or violate any provision of its Charter or any agreement, law, rule, regulation, order, writ, judgement, injunction, decree, determination or award applicable to it.

         F. Each Security Document (other than the Immovables Mortgage and the Enterprise Mortgage) will, when the Amendments to Financing Agreements (as defined below) have been executed and delivered, constitute a valid and completed security interest in, and a Lien of first priority on, the collateral covered by each such Security Document, securing payment of all principal, interest and other amounts payable under the Agreement and Notes as amended by this Second Amendment, which security interest and Lien will rank senior to all other security interests and Liens on such collateral other than Permitted Liens.

         G.     As of the date of this Second Amendment:

         (i) the directors of the Company are I.S. Rosenblum, S.W. Harapiak, L.D. Clark, V.I: Karchavets, F.S. Hakimi, L.E. Yefanova and S.S. Shellhaas; and

         (ii) the General Manager of the Company is S.W. Harapiak, the Vice-General Manager of the Company is Valery Glazatov, the Financial Manager of the Company is K. Smith, and the Chief Accountant of the Company is Elena Ryzhaikina.

         H. The revised Development Plan delivered to OPIC pursuant to Section 4.C of this Second Amendment will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements and information contained therein not misleading in light of the circumstances under which such statements are made or such information is furnished provided that to the extent that any such statement of information is based upon estimated forecasts or professional opinions, such estimates forecasts of opinions (except as otherwise warranted herein or therein) will be made in good faith and based upon the best available information but otherwise the Company does not warrant that such estimates forecasts or opinions will ultimately prove to be correct.

Omolon Gold Mining Company        - 11 -                        Second Amendment

SECTION 4. CONDITIONS PRECEDENT.

        Section 2 of this Second Amendment shall not become effective unless and until the following conditions precedent shall have been satisfied in form and substance satisfactory to OPIC:

        A. EBRD Amendments. OPIC shall have received a duly executed copy of the Third Amendment to Loan Agreement duly executed by EBRD and the Company in form and content satisfactory to OPIC (the "EBRD Amendments"), and the EBRD Amendments shall have become unconditional and fully effective in accordance with their respective terms (except for this Second Amendment having become unconditional and fully effective, if that is a condition of such EBRD Amendments).

        B. Amendments to Financing Agreements. OPIC shall have received duly executed originals of amendments to the following Financing Agreements (the "Amendments to Financing Agreements"), each in form and substance satisfactory to OPIC, and the Amendments to Financing Agreements shall have become unconditional and fully effective in accordance with their respective terms (except for this Second Amendment having become unconditional and fully effective, if that is a condition of any such document):

                (1) an amendment to the Cyprus Support Agreement;

                (2) an amendment to the Security Sharing Agreement;

                (3) an amendment to each Security Document; and

                (4) amendments to the Funding Documents;

together with any other documents, legal opinions, recordings, filings, notifications and registrations which are required thereunder for the continued validity, perfection or priority, of the Liens of the Project Lenders under the Security Documents (other than the Immovables Mortgage and the Enterprise Mortgage) as amended thereby and to ensure that each Security Document(other than the Immovables Mortgage and the Enterprise Mortgage) constitutes a valid and completed security interest in, and a Lien of first priority on, the collateral covered by such Security Document, securing payment of all principal, interest and other amounts payable under the Agreement as amended hereby, the EBRD Loan Agreement as amended by the EBRD Amendments and the other Financing Agreements as amended by the Amendments to Financing Agreements, and that each such security interest and Lien ranks senior to all other security interests and Liens on such collateral.

        C. Revised Development Plan. OPIC shall have received a revised Development Plan, in form and substance satisfactory to OPIC.

        D. Subordinated Third Party Debt. OPIC shall:

Omolon Gold Mining Company        - 12 -                        Second Amendment

        (i) be satisfied with the form and content of all documentation with respect to Subordinated Third Party Debt in the principal amount of not less than $14,000,000;

        (ii) be satisfied that such Subordinated Third Party Debt is fully subordinated to all Indebtedness owed by the Company to either of the Project Lenders on terms satisfactory to OPIC; and

        (iii) have received evidence, satisfactory to OPIC in its sole discretion, that the Company has received Subordinated Third Party Debt in the principal amount of not less than $14,000,000 and that all of such Subordinated Long-term Debt has been expended for or committed to the payment of Project Costs in accordance with the Agreement.

         E. Additional Paid-In Capital. OPIC shall have received satisfactory evidence that:

         (1) (a) the Russian Shareholders have contributed, in a manner satisfactory to OPIC, at least $3,000,000 (or the equivalent thereof in other currencies at then ( current rates of exchange) as additional paid-in capital to the Company; (b) the Company has expended substantially all of such additional paid-in capital on Project Costs; and

         (2) Cyprus Magadan has committed to contribute, in a manner satisfactory to OPIC, at least $3,000,000 (or the equivalent thereof in other currencies at then current rates of exchange) as additional paid-in capital either in cash or in kind, to the Company by not later than (a) the date on which the Company and Cyprus Magadan deliver the Final Completion Certificate referred to in Schedule Q to the EBRD Loan Agreement or (b) 15 April 1997, whichever occurs first.

         F. Approvals and Consents. OPIC shall have received, in form and substance satisfactory to OPIC, certified copies of all governmental, corporate, creditors', shareholders' and other necessary licenses, approvals, consents, filings and registrations for the due execution, delivery and performance by the Company, the Shareholders, Cyprus Gold, and Cyprus Amax of this Second Amendment, the Loan Agreement as amended by this Second Amendment, the EBRD Amendments, the EBRD Loan Agreement and Funding Documents as amended by the Amendments to Financing Agreements and the other documents contemplated hereby.

         G. Authorizations. OPIC shall have received satisfactory evidence of the authorization of the persons signing this Second Amendment, the EBRD Amendments, the Amendments to Financing Agreements and the other documents contemplated hereby on behalf of the Company, the Shareholders, Cyprus Gold and Cyprus Amax to sign such documents and to bind the Company, the Shareholders, Cyprus Gold and Cyprus Amax thereto.

         H. Legal Opinions. OPIC shall have received favourable legal opinions of special Russian and English counsel to the Project Lenders and of special Russian, English

Omolon Gold Mining Company        - 13 -                        Second Amendment

and New York counsel to the Company regarding the matters set forth in Sections 3, 4A, 4.B, 4.C, 4.D, 4.E, 4.F and 4.G of this Second Amendment.

        I. Attorneys' Fees. The Company shall have paid to OPIC, or as OPIC may direct, all expenses incurred by OPIC, including but not limited to fees and expenses of counsel, in connection with the preparation, negotiation, and execution of this Second Amendment, the EBRD Amendments, the Amendments to Financing Agreements, and the other documents contemplated hereby and thereby for which the Company has received an invoice therefor.

        J. Other. OPIC shall have received such other documents and opinions as OPIC may reasonably request.


SECTION 5. REGISTRATION OF AMENDED AND RESTATED CHARTER.

        The Company shall procure that the first amendment to the Amended and Restated Charter of the Company, in form and substance satisfactory to the Bank, shall have been registered with the State Registration Chamber by no later than
(1) the date on which the Company and Cyprus Magadan deliver the Final Completion Certificate referred to in Schedule Q to the EBRD Loan Agreement or
(2) 15 May 1997, whichever occurs first.


SECTION 6. EXPENSES.

        Without limiting the generality of Section 3.12 of the Agreement, the Company shall pay to OPIC, or as OPIC may direct, all expenses recurred by OPIC, including but not limited to fees and expenses of counsel, in connection with the preparation, negotiation, execution, registration, administration and enforcement of this Second Amendment (including in respect of preserving OPIC's rights in any bankruptcy proceeding involving the Company), the EBRD Amendments, the Amendments to Financing Agreements, and the other documents contemplated hereby and thereby.


SECTION 7. MISCELLANEOUS.

        A. All references to the Agreement in the Agreement, the Security Documents and the other Financing Agreements and all instruments and agreements executed thereunder shall for all purposes refer to the Agreement as amended by this Second Amendment. All references to the EBRD Loan Agreement in the EBRD Loan Agreement, the Security Documents and the other Financing Agreements and all instruments and agreements executed thereunder shall for all purposes refer to the EBRD Loan Agreement as amended by the EBRD Amendments. All references to the other Financing Agreements in the Agreement, the Security Documents and the other Financing Agreements and all instruments and agreements executed thereunder shall for all purposes refer to the Financing Agreements as amended by the Amendments to Financing Agreements.

        B. Except to the extent each is expressly amended by the terms of this Second Amendment, all terms and conditions of the Agreement, the Security Documents and the

Omolon Gold Mining Company        - 14 -                        Second Amendment


other Financing Agreements and all other instruments and agreements executed thereunder remain in full force and effect. This Second Amendment may be amended only by an instrument in writing signed by an Authorized Officer of the Company and an Authorized Officer of OPIC.


SECTION 8. COUNTERPARTS.

        This Second Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.


SECTION 9. SEVERABILITY.

        If any provision of this Second Amendment is prohibited or held to be invalid, illegal, or unenforceable in any jurisdiction, OPIC and the Company agree to the fullest extent permitted by law that:

          (1) the validity, legality, and enforceability of the other provisions of this Second Agreement in such jurisdiction shall not be affected or impaired thereby; and

          (2) any such prohibition, invalidity, illegality, or unenforceability shall not render such provision prohibited, invalid, illegal, or unenforceable in any other jurisdiction.


SECTION 10. GOVERNING LAW.

        This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York, United States of America.


SECTION 11. INTEGRATION.

         This Second Amendment embodies the entire understanding of OPIC and the Company, and supersedes all prior negotiations, understandings, and agreements between them with respect to the subject matter hereof.

                          [Signature page to follow]

Omolon Gold Mining Company        - 15 -                        Second Amendment


IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their duly authorized representatives as of the day and year first above written.


                              THE CLOSED JOINT STOCK COMPANY
                              "OMOLON GOLD MINING COMPANY"


                              By:    /s/ Ilya S. Rosenblum
                                     ---------------------------------
[SEAL LOGO]                   Name:  Ilya S. Rosenblum
                                     ---------------------------------
                              Title: For General Director (by power of attorney)
                                    ----------------------------------


                              By:    /s/ Ilya S. Rosenblum
                                     --------------------------------
                              Name:  Ilya S. Rosenblum
                                     --------------------------------
                              Title: For Chief Accountant (by power of attorney)
                                     --------------------------------


                              By:    /s/ Larry D. Clark
                                     --------------------------------
                                     Name:  Larry D. Clark
                                     --------------------------------
                              Title: Director
                                     --------------------------------



                              OVERSEAS PRIVATE INVESTMENT CORPORATION


                              By:    /s/ James C. Polan
                                     --------------------------------
                              Name:  James C. Polan
                                     --------------------------------
                              Title: Manager, Project Finance
                                     --------------------------------


[Signature page to Second Amendment to Finance Agreement dated as of January 28, 1997.]

Omolon Gold Mining Company        - i -                        Second Amendment


          ACKNOWLEDGMENT AND AGREEMENTS ADDENDUM TO SECOND AMENDMENT
                             TO FINANCE AGREEMENT

Cyprus Amax, Cyprus Magadan and Cyprus Gold each hereby:

         (a) acknowledges and consents to the foregoing Second Amendment, including without limitation the increase in the Commitment and the amendments to the definition of Project Completion in Schedule Q of the EBRD Loan Agreement, as provided therein;

         (b) confirms that the Cyprus Amax Guaranty, the Cyprus Magadan Guaranty, the Cyprus Support Agreement and the Cyprus Magadan Share Pledge remains in full force and effect;

         (c) agrees that all references to the Agreement in the Cyprus Amax Guaranty, the Cyprus Magadan Guaranty, the Cyprus Support Agreement and the Cyprus Magadan Share Pledge shall for all purposes refer to the Agreement as amended by the foregoing Second Amendment;

         (d) agrees that all references to the Agreement in the Cyprus Amax Guaranty, the Cyprus Magadan Guaranty, the Cyprus Support Agreement, and the Cyprus Magadan Share Pledge shall for all purposes refer to such Financing Agreements as amended by the Amendments to the Financing Agreements;

         (e) agree that, in respect of the additional $3,000,000 to be advanced to the Company in accordance with this Second Amendment and the EBRD Amendments, no failure of the State Registration Chamber to register the first amendment to the Amended and Restated Charter of the Company or of the Ministry of Finance to register or reregister the issuance of shares by the Company shall constitute a Political Event under the Cyprus Magadan Guaranty; provided that this paragraph (e) shall not affect the rights of Cyprus Magadan under Section 4.01(3) of the Cyprus Magadan Guaranty in respect of any other event; and


                            [Signatures to follow]

Omolon Gold Mining Company        - ii -                        Second Amendment


CYPRUS AMAX MINERALS COMPANY


By:     /s/ Farukh S. Hakimi
        ------------------------------
Name:   Farukh S. Hakimi
        ------------------------------
Title:  Assistant Treasurer
        ------------------------------



CYPRUS MAGADAN GOLD CORPORATION


By:     /s/ Farukh S. Hakimi
        ------------------------------
Name:   Farukh S. Hakimi
        ------------------------------
Title:  Assistant Treasurer
        ------------------------------



CYPRUS GOLD COMPANY


By:     /s/ Farukh S. Hakimi
        ------------------------------
Name:   Farukh S. Hakimi
        ------------------------------
Title:  Assistant Treasurer
        ------------------------------


[Signature page to Acknowledgment and Agreements Addendum to Second Amendment to
               Finance Agreement dated as of January 28, 1997.]